                                                                       EXHIBIT B

                     A COMPLETE, SELF-CONTAINED APPRAISAL

                                      OF

                       THE SHADOWOOD VILLAGE APARTMENTS
                             9820 CREEKFRONT ROAD
                             JACKSONVILLE, FLORIDA



                                      FOR

                       HUTTON/CON AM REALTY INVESTORS 4
                             1764 SAN DIEGO AVENUE
                          SAN DIEGO, CALIFORNIA 92110



                                     AS OF

                               DECEMBER 31, 1997



                                      BY

                          BACH REALITY ADVISORS, INC.
                            1221 LAMAR, SUITE 1325
                             HOUSTON, TEXAS 77010

                                  BTM: 97-076

                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

         Letter of Transmittal........................................   1
         Assumptions and Limiting Conditions..........................   2
         Certification................................................   4
         Salient Facts and Conclusions................................   6
         Nature of the Assignment.....................................   7
         City/Neighborhood Analysis...................................   9
         Apartment Market Analysis....................................  18
         Site Analysis................................................  22
         Improvements.................................................  25
         Highest and Best Use.........................................  27
         Appraisal Procedures.........................................  31
         Sales Comparison Approach....................................  33
         Income Approach..............................................  37
         Reconciliation...............................................  47


                                    ADDENDA

                          Improved Sales Comparables
                               Rent Comparables
                               Legal Description
                          Professional Qualifications

                                            [LETTERHEAD OF B.A.C.H APPEARS HERE]



March 23, 1998


Hutton/Con Am Realty Investors 4
1764 San Diego Avenue
San Diego, California 92110

Re: A Complete, Self-Contained Appraisal of the 110-Unit Multifamily Complex Known as the Shadowood Village Apartments Located At 9820 Creekfront Road - Jacksonville, Florida; BRA: 97-076

Gentlemen:

By your request and authorization, we have inspected the above-referenced property and have investigated the real estate market in the subject area in order to provide the value of the leased fee estate of the subject property as of December 31, 1997. This complete, self-contained appraisal report is in conformance with the guidelines of the Appraisal Institute. The scope of this assignment includes the Sales Comparison and Income Approaches to value. The property was inspected in December 1997, and for the purposes of this report it is assumed that all physical and economic conditions are similar on the date of value as they were on the date of inspection.

Our analysis of the property focused on the supply and demand factors influencing the Jacksonville area apartment market, the sale of comparable properties, market rent levels, appropriate operating expenses, and acceptable investor returns.

As a result of our inspection of the property, investigation of the real estate market, and relying on our experience with similar type properties, it is our opinion that the leased fee market value of the subject property, all cash, on an "as is" basis, as of December 31, 1997 is in the sum of

                FOUR MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS
                                 ($4,650,000)

There follows on the succeeding pages of this report pertinent data as to the valuation conclusions expressed herein. Your attention is also directed to the Assumptions and Limiting Conditions that follow this letter, as they are an integral part of the above stated market value.

Thank you for the opportunity to be of service. If there are any questions regarding the valuation, please contact us.

Sincerely,

BACH REALTY ADVISORS, INC.


/s/ Stevan N. Bach
Stevan N. Bach, MAI
President and Chief Executive Officer

                      ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

                    The certification of this appraisal is subject to the following assumptions and limiting conditions.

                    1. That responsibility is not taken for matters of a legal nature affecting the property appraised or the title thereto and that all legal descriptions furnished are correct.

                    2. That the title to the property being appraised is good and marketable and is appraised as though under responsible ownership and/or management.

                    3. That the property is free and clear of all liens and encumbrances, except as otherwise stated.

                    4. That the sketches in this report are included to assist the reader in visualizing the property and responsibility is not assumed for their accuracy.

                    5. That a survey of the property has not been made by the appraiser.

                    6. That the information, estimates, and opinions furnished the appraiser by others and contained in this report are considered reliable and are believed to be true and correct; however, responsibility is not taken for their accuracy.

                    7. That responsibility is not taken for soil conditions or stmctural soundness of the improvements that would render the property more or less valuable.

                    8. That possession of this appraisal does not carry with it the right of publication and that this report, or any parts thereof, may not be reproduced in any form without written permission of the appraiser.

                    9. That testimony or attendance in court or at a hearing are not a part of this assignment; however, any such appearance and/or preparation for testimony will necessitate additional compensation than received for this appraisal report.

                    10. That the valuation estimate herein is subject to an all cash or all cash equivalent purchase and does not reflect special or favorable financing in today's market.

                    11. Where discounted cash flow analyses have been undertaken, the discount rates utilized to bring forecasted future revenues to estimates of present value reflect both our market investigations of yield anticipations and our judgement as to the risks and uncertainties in the subject property and the consequential rates of return required to attract an investor under such risk conditions. There is no guarantee that projected cash flows will actually be achieved.

                    12. That the square footage figures are based on floor plans and information supplied to the appraisers by Con Am Management.

                    13.  Bach Realty Advisors, Inc. is not an expert as to
                         -------------------------------------------------
                         asbestos and will not take any responsibility for its
                         -----------------------------------------------------
                         existence or the existence of other hazardous materials
                         -------------------------------------------------------
                         at the subject property, analysis for EPA standards,
                         ----------------------------------------------------
                         its removal, and/or its encapsulation. If the reader of
                         -------------------------------------------------------
                         this report and/or any entity or person relying on the
                         ------------------------------------------------------
                         valuations in this report wishes to know the exact or
                         -----------------------------------------------------
                         detailed existence (if any) of asbestos or other toxic
                         ------------------------------------------------------
                         or hazardous waste at the subject property, then we not
                         -------------------------------------------------------
                         only recommend, but state unequivocally that they
                         -------------------------------------------------
                         should obtain an independent study and analysis
                         -----------------------------------------------
                         (including costs to cure such environmental problems)
                         -----------------------------------------------------
                         of asbestos or other toxic and hazardous waste.
                         -----------------------------------------------

                    14. In addition, an audit on the subject property to determine its compliance with the Americans with Disabilities Act of 1990 was not available to the appraiser. The appraiser is unable to certify compliance regarding whether the removal of any barriers which may be present at the subject are readily achievable.

                                 CERTIFICATION
--------------------------------------------------------------------------------

                    The undersigned does hereby certify to the best of my knowledge and belief that, except as otherwise noted in this complete, self-contained appraisal report:

                    1. I do not have any personal interest or bias with respect to the subject matter of this appraisal report or the parties involved.

                    2. The statements of fact contained in this appraisal report, upon which the analyses, opinions, and conclusions expressed herein are gauged, are true and correct.

                    3. This appraisal report sets forth all of the limiting conditions (imposed by terms of our assignment or by the undersigned) affecting the analyses, opinions, and conclusions contained in this report.

                    4. The analysis, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute.

                    5. That no one other than the undersigned prepared the analyses, opinions, and conclusions concerning the subject property that are set forth in this appraisal report. Stevan N. Bach, MAI, inspected the property in December 1997.

                    6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

                    7. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

                    8. The Appraisal Institute conducts a program of continuing education for its members. Members who meet the minimum standards of this program are awarded periodic educational certification. As of the date of this report, Stevan N. Bach, MAI has completed the requirements under the continuing education program of the Appraisal Institute.

                    9. Compensation for this assignment is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

                    10. That all physical and economic conditions are the same on the date of value as they were on the date of inspection.

                    11. Based on the knowledge and experience of the undersigned and the information gathered for this report, the estimated leased fee market value, "as is," of the subject property on an all cash basis, as of December 31, 1997 is $4,650,000.


                         /s/ Stevan N. Bach
                         -------------------------------------------
                         Stevan N. Bach, MAI
                         President and Chief Executive Officer
                         Certified General Real Property Appraiser
                         State of Texas TX-1323079-G

                         SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

Identification:                 The Shadowood Apartments
                                9820 Creekfront Road
                                Jacksonville, Florida

Location:                       At the southwest corner of Southside Boulevard
                                and Creekfront Road in Jacksonville, Florida

BRA:                            97-076

Legal Description:              8.14 acres out of Section 24, Township 3 South,
                                Range 27 East, Duval County, Florida

Land Size:                      8.14 acres or 354,578 square feet

Building Area:                  100,750 square feet of net rentable space plus a
                                1,500-square-foot leasing office/clubhouse

Year Built:                     1986

Unit Mix:                       28 1BR/1BA at 738 square feet
                                46 1BR/1BA/DEN at 895 square feet
                                36 2BR/2BA at 1,081 square feet

No. of Units:                   110

Average Unit Size:              916 square feet

Occupancy
 Physical:                      94.5 percent
 Economic:                      92.1 percent

Highest and Best Use
 As Vacant:                     Apartment development
 As Improved:                   Current use (as apartments)

Date of Value:                  December 31, 1997

"As Is" Market Value by
 Sales Comparison Approach:     $4,650,000

"As Is" Market Value by
 Income Approach:               $4,600,000

"As Is" Market Value
 Conclusion:                    $4,650,000

                           NATURE OF THE ASSIGNMENT
--------------------------------------------------------------------------------

PURPOSE OF
THE APPRAISAL       The purpose of this complete, self-contained appraisal is to give an estimate of the "as is" leased fee market value of the subject property on an all cash basis.

IDENTIFICATION OF
THE PROPERTY        The subject of this appraisal report is the Shadowood
                    Village Apartments located at 9820 Creekfront Road in
                    Jacksonville, Florida.

DATE OF THE
APPRAISAL           ALL opinions of value expressed in this report reflect
                    physical and economic conditions prevailing as of December
                    31, 1997.

DEFINITION OF
SIGNIFICANT TERMS   The Appraisal of Real Estate, Eleventh Edition, 1996,
                    sponsored by the Appraisal Institute defines Market Value as:

                         "The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

                         (1)   Buyer and seller are typically motivated;

                         (2) Both parties are well informed or well advised, and acting in what they consider their own best interests;

                         (3) A reasonable time is allowed for exposure in the open market;

                         (4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

                         (5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."

                    Leased Fee Estate - An ownership interest held by a landlord
                    -----------------
                    with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease./l/

_____________________

     /1/ The Dictionary of Real Estate Appraisal, Third Edition, p. 204.
         ---------------------------------------

FUNCTION OF THE
APPRAISAL           It is the understanding of the appraiser that the function of this appraisal is for annual partnership and/or internal purposes.

PROPERTY RIGHTS
APPRAISED           The appraisers have appraised the "as is" leased fee
                    interest subject to short-term leases which are typically 6 to 12 months in duration at the subject property.

THREE-YEAR HISTORY  No transfers of ownership to the subject were discovered during the past three years upon interviews with real estate brokers in the area and research into the grantor/grantee deed records of Duval County, Florida.

SCOPE/BASIS OF
THE APPRAISAL       This appraisal has been made in accordance with accepted
                    techniques, standards, methods, and procedures of the Appraisal Institute. The values set forth herein were estimated after application and analysis by the Sales
                    Comparison and Income Approaches to value. These approaches are more clearly defined in the valuation section of this report.

                    The Cost Approach was not used as a method of valuation in this appraisal. The Cost Approach is typically the least reliable indicator because cost does not necessarily reflect value. Moreover, estimates of depreciation are difficult to accurately measure in the marketplace, thereby compounding the speculative nature of the opinions derived in the cost method of valuation.

                    The scope of our assignment included obtaining pertinent property data from the client regarding income and expense figures, tenant rent rolls, and permission to inspect the subject. Additionally, the appraiser conducted research either personally or through associates to obtain current market rental rates, construction trends, the sale of comparable improved properties, anticipated investor returns, and the supply and demand of competitive apartment projects in the general and immediate area. After these examinations were performed, an analysis was made in order to estimate the leased fee market value of the subject on an "as is" basis.

                           [SITE PLAN APPEARS HERE]

                          CITY/NEIGHBORHOOD ANALYSIS
--------------------------------------------------------------------------------

                    Jacksonville is the seat of Duval County and is situated near the northeastern corner of Florida on the St. Johns River. This location is approximately 150 miles north of Orlando, 165 miles east of Tallahassee, and 15 miles west of the Atlantic Ocean.

                    The city of Jacksonville was consolidated with Duval County in the 1960s and has since been recognized as one of the largest incorporated municipalities in the nation in terms of land area with 841 square miles. In population, Jacksonville is one of the 20 largest cities in the United States and the most populous incorporated city in Florida. In 1990 the U.S. Bureau of the Census estimated the city's population at 648,200 persons. In 1995 this estimate increased to 676,718. The Jacksonville Metropolitan Statistical Area (MSA) includes Duval, Clay, St. Johns, and Nassau Counties. The 1990 MSA population was estimated at 906,727 according to the Census bureau, which indicates that the MSA is the fifth largest MSA in Florida after Tampa-St. Petersburg-Clearwater, Miami-Hialeah, Fort Lauderdale-Hollywood-Pompano Beach, and Orlando. As of January 1, 1997 the Jacksonville MSA stood at 1,025,600 or 13.1 percent higher than the 1990 population. The following chart depicts the Jacksonville MSA population and employment growth over the past two decades.


                                1970    1980     1990    1994    1995    2005*
                               -------------------------------------------------
                    Population 612,600 722,300 906,727 981,600 994,900 1,140,700
                    Employment 159,400 281,800 422,700 437,474 460,245   625,690

                    Source: U.S. Bureau of the Census, Florida Department of Labor and Employment Security
                             *Projection

                    Historical population growth for the Jacksonville MSA from 1980 to 1990 averaged 2.3 percent per year. The growth has decreased slightly to 1.7 percent annually from 1990 to 1995. Population increases are anticipated to continue as job growth rises and as stated above the population estimated as of January 1, 1997 was 1,025,600. The Bureau of Business & Economic Research at the University of Florida projects the Jacksonville MSA population to be between 967,000 and 1,178,000 by the year 2000. The median projection for this time period is a population of 1,063,700. The greatest population growth has recently occurred to the south and east of the St. Johns River in Duval County. Other notable growth has been observed in northeastern Clay County near Orange Park, and in northern St. Johns County particularly along the Atlantic Coast beaches.

                    The median age of the population in the Jacksonville MSA is lower than that found in the retirement havens of southern Florida. The median age in this MSA is 34 years according to the Census Bureau. This compares to about 36 years in Miami, 39 years in Fort Lauderdale, and 40 years in Tampa. The medium age in the city of Jacksonville is slightly less (33.3 years) than for the MSA.

                    Jacksonville was originally known as Florida's industrial city due to its port, shipyards, paper mills, and food processing plants. More recently, however, Jacksonville has become known as a regional center for banking, insurance, medicine and distribution. The Research Department of the Jacksonville Chamber of Commerce reported that the six largest private sector employers in the area were: Winn-Dixie Grocery Company, AT&T, Publix Super Market, Blue Cross/Blue Shield of Florida, Barnett Banks, and CSX Transportation. Two of Florida's largest banks, Barnett Bank and First Union, are officed in Jacksonville, along with 30 insurance companies. Jacksonville is also becoming a major back-office hub, as large corporations set up customer service centers and data processing operations in the area, including Merrill Lynch & Company, AT&T Corporation, and America Online, Inc. in the past few years. In addition, the world-renowned Mayo Clinic has one of its two regional medical centers located in southeastern Jacksonville. The recent additions in these medical and service-related industries have contributed to a more diverse economy in the area, and have helped civic leaders' attempts to transform the city's image from that of an industrial town to a regional distribution, service, and financial center.

                    The largest contributor to the Jacksonville employment market is its three naval installations which include: Cecil Field Naval Air Station, located in the southwest sector of Duval County; Jacksonville Naval Air Station, located on the west bank of the St. Johns River a few miles south of the Central Business District (CBD), and the Mayport Naval Training Center, situated at the mouth of the St. Johns River near the Atlantic Ocean. These military establishments in Jacksonville employ approximately 31,200 civilian and military personnel. More recently, Cecil Field has been placed on the government's list of possible closures due to budget cutting measures. It is due to be closed in August 1999, which should result in the loss of approximately 7,500 military and civilian jobs. Jacksonville created the Cecil Field Development Commission with the task of developing a reuse plan for Cecil Field. The commission was dissolved in May 1997 as it had completed its task and transferred duties and functions to the Jacksonville Economic Development Commission. Infrastructure improvements are being discussed and to date funding has been secured for three major projects: survey of the land for city incorporation; three-phased conversion of the water and sewer systems to the city systems; and a transportation study (completed). The Naval Air Station is increasing in size because of the consolidation of units to the Jacksonville Naval Air Station. The net result in the closure and consolidation is little change in the present number of personnel.

                    Total civilian employment in the Jacksonville MSA as of April 1996 was 480,100 persons according to the Florida Department of Labor and Employment Security. The unemployment rate as of that date was 3.3 percent down from
                    3.7 percent in February 1996, or lower than the U.S. Department of Labor's 4.8 percent rate for the state of Florida as of the same date. The above is the latest information received from the Jacksonville Chamber of Commerce.

                    The breakdown of nonagricultural employment as of November 1995 in the Jacksonville area is presented below and illustrates the growing diversity of the local employment base.

                         NONAGRICULTURAL EMPLOYMENT                   NUMBER             PERCENT
                         -------------------------------------------------------------------------
                         Manufacturing                                 35,500                7.4
                         Construction                                  24,200                5.0
                         Transportation, Communications, Utilities     32,000                6.7
                         Trade                                        117,600               24.5
                         Finance, Insurance, Real Estate               50,300               10.5
                         Services & Miscellaneous                     152,900               31.8
                         Government                                    67,200               14.0
                         Other                                            400                0.1
                                                                      -------              -----
                         Total                                        480,100              100.0

                    Source: Florida Department of Labor and Employment Security, November 1995.
                    Note: The 480,100 estimates varies from the earlier stated estimate of 460,245.

                    A surge of new jobs in Jacksonville earned the city a spot as the ninth fastest-growing metro labor market in 1996, according to the latest figures from the U.S. Bureau of Labor Statistics between 1993 and 1995, non-farm employment in Duval, St. Johns, Nassau and Clay Counties jumped 9.6 percent from 438,600 to 480,800. Despite its Florida location, the tourist/convention industry has a smaller impact on the Jacksonville MSA economy than in other parts of the state. Most area beaches and recreation facilities cater to local residents. The exception would be the Amelia Island Resort located 20 miles northeast of the city on the Atlantic Ocean. Amelia Island features world-class golf and tennis and luxury resort accommodations and is designed to attract vacationers from around the country. The most recent addition to this resort was the 450-room Ritz Carlton Hotel, which opened in June of 1991.

                    The increase in service-oriented industries in Jacksonville has resulted in a substantial increase in income for the area's residents. Per Capita income rose by an average of approximately 1.4 percent per year from 1986 to 1995.

                                                  JACKSONVILLE MSA
                              YEAR                PER CAPITA INCOME
                              --------------------------------------
                              1986                      $14,629
                              1987                       15,482
                              1988                       16,490
                              1989                       14,973
                              1990                       15,695
                              1995                       16,920

                    Source: U.S. Department of Commerce, Bureau of Economic Analysis

                    According to a demographic profile of Duval County, the medium household effective buying income was $15,712 as of January 1, 1997. Additionally there were 278,800 households with 48 percent owner-occupied. Total Duval County population was 733,500 with projections of 787,000 by the year 2005.

                    Jacksonville is a major distribution center of durable goods for Florida and Georgia. Transportation facilities include an international airport, rail service from various railroad companies, numerous private freight distribution companies, and bus service. Jacksonville has rail facilities with multi-modal transportation capabilities. The Port of Jacksonville, which utilizes the St. Johns River from the east end of the CBD to the Atlantic Ocean, is a leading import center for foreign automobiles. This facility consists of both the Blount Island Marine Terminal (867 acres) and the Talleyrand Docks and Terminals (173 acres) and features a 38-foot-deep channel. The Jacksonville Port Authority has acquired 589 acres of property on Dames Point for its third terminal development, which is the result of demand from new ship lines. A $300,000,000 project to deepen the harbor from 38 to 42 feet has been proposed. The international airport, operated by the Jacksonville Port Authority, has undergone $100 million of improvements, which added two new terminals, twelve new gates, and extended a runway to accommodate larger planes for transcontinental flights.

                    Two major Interstate Highways, Interstate 10 and Interstate 95, intersect near downtown Jacksonville. Interstate 10 travels west from the city to the Gulf Coast communities in the Southeastern U.S., then continues west through the Southwestern U.S. to Los Angeles. Interstate 95 runs north/south along the Eastern Seaboard of the U.S. Interstate 295 provides a bypass around the major urbanized areas of the city to the northeast, northwest, west, and south. Completion of the eastern section of Interstate 295, which would create a beltway around the city, has been proposed with limited access approach roads expected to be in place by 2000. Many of the express roads and highways in Jacksonville formerly were toll roads; however, the toll charges were removed in the mid-1980s.

                    The unified city/county government in Jacksonville and Duval County has been a unique feature of the area since the 1960s. A singular taxing authority collects for schools and municipal services for all residents. Excepted from Jacksonville city authority are the communities of Atlantic Beach, Neptune Beach, and Jacksonville Beach, which are separate incorporated municipalities within Duval County.

                    Twenty miles of beaches along the Atlantic Ocean provide a wealth of recreational opportunities for area residents. The wide St. Johns River south of the CBD is popular with local pleasure craft. The average annual temperature in Jacksonville is 71 degrees with annual rainfall averaging 55 inches. Residents' needs for higher education in the area are served by several local colleges and universities such as Jacksonville University, the University of North Florida, and Florida Community College. Jacksonville is the headquarters for both the Professional Golf Association and Association of Tennis Professionals tours. It is also the home of the newest member of the expanded National Football League, the Jacksonville Jaguars. The team plays in the City's Gator Bowl Stadium, which seats 82,000 after renovation. The area boasts six museums, an active arts association, and one major daily newspaper. In addition, St. Augustine in neighboring St. Johns County to the south is the oldest city in

                    North America, and features numerous historic buildings and landmarks including the Castillo de San Marcos National Monument.

                    The diversification of the economy has affected development in the Jacksonville area over the past several years. According to Reynolds, Smith and Hills, Inc. (RS&H), a local real estate research and development company, the total inventory of office space in the area in 1990 was 12,436,000 square feet. There has been about 1,040,000 square feet of office construction since 1990. Over 5 million square feet of office space has been constructed since 1987, with half in the suburban markets. Most suburban development was intended for single-tenant usage by companies such as Barnett Bank, American Express, CSX, and Blue Cross/Blue Shield. Of these, Barnett Bank developed an 820,000-square-foot nonbanking headquarters facility in a campus-style environment near the intersection of Southside Boulevard and U.S. 1 in southeastern Jacksonville.

                    As of August 1997, the Central Business District (CBD) consisted of 57 buildings with a total of 6,298,533 square feet and a total for Jacksonville of more than 130 buildings with over 13,000,000 square feet, the majority of which are in the Southside (Butler) area at 84 for 5,199,037 square feet. As of August 1997, office announcements indicated eight projects to contain about 876,000 square feet and provide over 3,480 jobs. Additionally seven other projects are to be announced that total over 1.6 million square feet. Companies involved in the announced projects are Atlantic Teleservices, Barnett Banks, Purdential Health Care, Chase Manhatten Corporation, Koger Equity, Gran Central Corporation, and Hallmark Partners.

                    The office market in Jacksonville is active and reports by submarket in the August 15, 1987 issue of Commercial Real Estate indicate a tightening and strong market with new construction justified. Vacancy is now in single digits city-wide and all submarkets have lower vacancy than one year ago except for one submarket. Rents city-wide have increased $1.50 to $3.00 per square foot from 1996 levels and proposed projects are expected to obtain rents in excess of $20 per square foot.

                    The increasing household income in Jacksonville has attracted a substantial amount of retail development in recent years. Most of this development has occurred in suburban markets on the south side and in the beach communities. In September 1990, The Avenues Mall was completed offering over 1.4 million square feet of retail space at Southside Boulevard and U.S. Highway 1. Food Lion, a North Carolina-based grocery chain, constructed 17 strip centers throughout the Jacksonville area during 1988 and 1989. Beach area redevelopment featured the opening of two regional centers known as Sandcastle Plaza and South Beach Center, and several large "power" centers were constructed near two of the regional malls in the area.

                    As of December 31, 1996 the Jacksonville MSA showed total retail sales at $10.155 million, up 30.5 percent since year end 1991. Duval County, which encompasses Jacksonville, had retail sales of 7.644 million or an increase of 26.3 percent since 1991. Based on information from the ULI Market
                                                              ----------
                    Profiles: 1996
                    --------------

                        [NEIGHBORHOOD MAP APPEARS HERE]
                    rents for retail space have stabilized since 1987 ranging from $30.00 to $50.00 per square foot per year for enclosed mall space. Typical rent levels for smaller centers experienced a slight increase to a range between $9.00 and $14.00 per square foot. Rental rates for older strip centers range from $4.00 to $8.00 per square foot.

                    Retail development is projected to be stable until vacant space within the market is reasonably absorbed. Residential growth in the northern and middle St. Johns County areas, southside-Intracoastal west, and the Avenue-U.S. Highway 1-Southside Boulevard areas of the city is expected to produce retail activity in these markets. Residential, both single and multi-family remains active in development. The October 31, 1997 edition of Homefront identifies over 320 single family developments that are active today.

                    The industrial real estate sector has not experienced the significant vacancy problems incurred by the office and retail markets. This sector is very strong in the Jacksonville area and is experiencing heavy demand for build-to-suit space from industry entering the market. New construction during 1995 totaled over 1.5 million square feet, a new record high. The major projects in the area include Sara Lee's Coach subsidiary; NatureForm, Inc.; Pilot Pen Corporation; Sally Industries; H.J. Heinz Company's Portion Pac, Inc.; Viking Office Products and a Georgia Pacific expansion. The majority of new construction is taking place in the south and west sides of Jacksonville. As established by the NAIOP report in August 1997, the south side submarket has favorably responded to the one-year supply of space, however, there remains 300,000 square feet within six buildings that has not been leased. Activity for this space has been slow. The west side market continues to grow and is said to be a strong market. The north side submarket is strong with minimal vacancy and the Port Authority is expected to spend about $100 million on airport and seaport capital improvements, which were to begin October 1997. Industrial parks of tradeport and Imeson will benefit most from the expenditures.

                    The apartment market is discussed in the Apartment Market Analysis section that follows.

NEIGHBORHOOD
ANALYSIS The subject is located on the southeast side of Jacksonville approximately 8 aerial miles from downtown. The neighborhood is generally described as a corridor which runs north/south along Southside Boulevard between J. Turner Butler Boulevard (Florida State Road 202) and Phillips Highway (U.S. Highway
                    1). The east and west boundaries of the neighborhood should be considered to be 1 mile on either side of and parallel to Southside Boulevard to the north of U.S. Highway 1 and south of J. Turner Butler Boulevard.

                    Southside Boulevard is a four-laned divided thoroughfare crossing the city's south and east sides northward from Phillips Highway at its southern end. Through the subject neighborhood, this street has an access road parallel to its west side providing entry to commercial and residential properties on that side of the street. Major cross streets to Southside Boulevard in this neighborhood include J. Turner Butler Boulevard at the north, Baymeadows Road near the center of the neighborhood, and Phillips Highway at the south end. Each of these three streets is a four-laned roadway and each connects Southside Boulevard traffic to Interstate Highway 95 (I-95) to the west. Southbound traffic on Southside Boulevard is provided access to southbound I-95 south of Belle Rive Boulevard, while northbound traffic on this interstate is allowed access onto northbound lanes of Southside Boulevard at this same point.

                    The popularity of this neighborhood to residential and commercial/retail users can be directly attributed to its easy access to major employment centers. I-95 to the west provides good access from the neighborhood to the CBD. In addition, several major suburban office and industrial parks are located either within the neighborhood boundaries or within a short distance. Barnett Bank has its nonretail banking headquarters in a campus-style facility within the neighborhood on the west side of Southside Boulevard just south of the I-95 exits. Merrill Lynch has built a regional support facility at the opposite end of the neighborhood at the southeast corner of Southside Boulevard and J. Turner Butler Boulevard. The Southpoint Office Park, a major suburban office location, is situated just 1 mile northwest of this neighborhood at the intersection of I-95 and J. Turner Butler, and the Deerwood Industrial Park is 1 mile west at I-95 and Baymeadows Road.

                    In the retail sector, several neighborhood shopping centers are noted along either side of Baymeadows Road between I-95 and Southside Boulevard, and also to the east of Southside Boulevard at Baymeadows Road. The Grande Boulevard center, mentioned in the city analysis above, is situated in this neighborhood at the northwest corner of Baymeadows Road and Southside Boulevard. The most significant new addition in the retail sector of the neighborhood has been The Avenues regional shopping mall, situated at the south end of this neighborhood at the northwest corner of Southside Boulevard and Phillips Highway and also bound by I-95. This regional center has over 1.4 million square feet of enclosed retail space and is anchored by several national retail chain stores. The Avenues Mall has attracted the development of a 308,000 square foot community "power" center called Southside Square across the street on Southside Boulevard; this new shopping center features both Mervyn's and Target. A Home Depot has been recently constructed to the north of Southside Square, while a 10-acre development just south of The Avenues along Phillips Highway has also been completed anchored by two fast-food restaurants, a third full-service restaurant, and a Toys 'R' Us store.

                    All of this commercial development is supported by the growth in the residential sector of Jacksonville's southeast side over the past decade. The subject neighborhood illustrates this trend with over fifteen apartment and condominium developments developed in the subject neighborhood since 1980. Surveys from over half of the on-site leasing agents in the area typically report physical occupancy rates at these properties at/or over 92 percent. Two golf course communities, Baymeadows and Deerwood, feature single-family homes typically priced from $150,000 and catering to upper-middle-income home buyers.

                    Despite the growth in the area, about one-third of the land in the neighborhood lies vacant and ready for development. To the south and east of this neighborhood are typically vacant areas; to the north and west lie a mixture of properties from office, retail and industrial properties along Phillips Highway and I-95, to older single and multifamily residential subdivisions. The Duval District provides bus service to children in the neighborhood attending public schools, and the University of North Florida is located about 2 miles northeast of this neighborhood at J. Turner Butler Boulevard and St. Johns Bluff Road. St. Luke's Hospital is about 1 mile northwest of the neighborhood in the Southpoint Office Park. Police and fire protection is provided by the city of Jacksonville.

                    The neighborhood's easy access to all of the supporting facilities mentioned above has made the Southside Boulevard corridor one of the most attractive areas in Jacksonville. Physical occupancy rates in many multifamily developments in this area are above 90 percent. Only one new apartment project was permitted in the neighborhood in 1991, that being two additional phases to the Park Avenues project. There were no new apartment projects permitted in 1992 or 1993. This compares to 593 units permitted as of the end of the Second Quarter 1995. No new retail centers are planned as developers concentrate on leasing of new existing space along Southside Boulevard. As the neighborhood becomes more built out, it will likely experience a period of stability as it matures in the long term compared to the period of rapid development this neighborhood enjoyed throughout most of the 1980s.

CONCLUSION          Jacksonville, with a January 1997 U.S. Census Bureau
                    population of 1,025,600 in its MSA, was known in the past as a military and industrial port city at the northeastern end of Florida. However, the employment base has grown and diversified over the past two decades as major banks, insurance companies and medical service industries have opened regional or headquarter offices in the area. This activity has increased the income of area residents and spurred significant job growth through much of the 1980s.
                    Although Jacksonville is not noted as a major tourist center compared to southern areas of Florida, the area has attractive beaches and a redeveloped downtown riverfront area to serve the local population.

                    The diversification of the employment base ignited office development both downtown and in the south side suburbs during the past ten years. Numerous large retail centers have been built in recent years to support the growing Jacksonville area population and income. Major private employers include Barnett Bank, Blue Cross/Blue Shield of Florida, and CSX Transportation. Nonetheless, the city's naval presence, with over 30,000 personnel, still dominates employment in the area.

                    While new industries and employers such as America Online and AT&T have continued to enter the local employment market with new back-office operation centers, the appraisers anticipate less office development as the focus in the marketplace switches to absorption and renovation of existing vacant space. Bright spots in the Jacksonville real estate market include improving occupancy rates in the apartment market and a relatively low industrial space vacancy rate compared to other industrial markets nationwide.

                    The city of Jacksonville appears to be enjoying a favorable economic climate. Construction permits and absorption of space in some sectors such as single-family residential have increased, while unemployment figures remain low. Although the closing of the Cecil Field Naval Air Station is not favorable, many of the lost jobs could potentially be offset by additions to the area's other two Naval bases and to the reuse plan of Cecil Field. The city's diversifying economic base, good supporting facilities, Florida sunbelt location, and good quality of life should support growth and absorption in all sectors.

                        [MARKET AREA MAP APPEARS HERE]

                           APARTMENT MARKET ANALYSIS
--------------------------------------------------------------------------------

                    Information from two surveys was utilized in the analysis of the Jacksonville apartment market analysis. The first is the Apartment Market Survey for Greater Jacksonville, Florida, Second Quarter, 1996 prepared by the Jacksonville Planning and Development Department and the Northeast Florida Apartment Council. The second is the Jacksonville Apartment Market Survey, Third Quarter 1997, published by Vestcor Realty Management, Inc. Most references are made to the survey prepared by the Vestcor Realty Management, Inc. AS THE FIRST SURVEY WAS NOT MADE IN 1997 BY THE PLANNING DEPARTMENT AND NORTHEAST FLORIDA APARTMENT COUNCIL.

                    Construction of apartment projects in Jacksonville during the late 1980s continued but at lower levels each year from 1985 through 1989. The credit restrictions by lenders and their regulators following the savings and loan scandals in the mid-1980s contributed to make construction funds scarce for apartment developers nationwide. The chart below illustrates the units constructed per year in Jacksonville since 1985.

                                        YEAR    TOTAL UNITS PERMITTED
                                        ------------------------------
                                        1985                    5,079
                                        1986                    4,521
                                        1987                    2,656
                                        1988                    1,949
                                        1989                    1,407
                                        1990                    1,707
                                        1991                    1,170
                                        1992                        0
                                        1993                      278
                                        1994                      912
                                        1995                    1,073
                                        1996                    3,284
                                        1997                      978

                    Source: Jacksonville Planning and Development Department

                    In 1996 3,284 units were permitted for five or more dwelling units. In 1997 there were 978 units permitted. The outlook for future development of apartment projects in the Jacksonville area appears to be good as occupancies are in the 90 percent to 95 percent range and the economy remains healthy. Construction was visible to the appraiser in the south part of Jacksonville.

                    According to the Jacksonville Planning Department, the current number of apartment units existing in the metropolitan area is approximately 54,000. The Planning Department conducts a survey of the city and area apartment market. This survey is done by mail to the owners and/or managers of apartment complexes in Duval County as well as in northern Clay and St. Johns Counties, and the results of the survey are published every quarter year in the department's Apartment Market Survey. The Second Quarter of
                                 -----------------------
                    this survey, which is stated to reflect the area apartment market as of the end of June 1996, is the most recent available; this survey is compiled based on the responses of owners and/or managers of 27 percent of the total existing apartment units in the area. Of the 27 percent or 14,575 units, there was a physical occupancy rate of 95.58 percent with one bedroom apartments with the highest rate at 96.23 percent and efficiencies with the lowest average occupancy rate this quarter at 92.25 percent. The physical occupancy rates and average monthly rents as of the Second Quarter 1996 are generally higher among those properties, which were built since 1990. The Third Quarter 1997 market survey by Vestcor Realty Management, Inc. reflects the following statistics for average occupancy.

                                             3rd Qtr    3rd Qtr     Change
                       Category                1997      1996      In 1 Year
                       -------------------------------------------------------
                       All units               92.8%      92.2%        0.6%
                       Built before 1979       92.1%      89.2%        2.9%
                       Built 1980 -- 1989      94.0%      95.6%       (1.6%)
                       Built 1990 -- 1997      90.1%      92.2%       (2.1%)

                    This survey indicates a slight increase in occupancy for all units from one year ago with pre-1979 constructed units receiving 2.9 percent positive occupancy while post 1980 and post 1990 construction showed 1.6 to 2.1 percent decreases in occupancy. The major reason for the decrease appears to be home-buying alternatives.

                    The Vestcor apartment market survey includes every apartment community with more than 100 units. They compared the information received from on-site personnel to their electric meter analysis. Properties undergoing renovation or in lease-up were removed from the database. If occupancy data on properties was not consistent with the electric meter analysis, these properties were also removed. The result was a review of 186 apartment complexes containing 41,572 units or nearly 70 to 75 percent of the units in the Jacksonville area by a 1996 count.

                    Average monthly rental rates per unit were obtained by Vestcor and are delineated below by year of construction.


                                              3rd Qtr   3rd Qtr     Change
                       Category                  1997     1996     In 1 Year
                       ------------------------------------------------------
                       All units                $ 568     $ 565     +3--0.5%
                       Built before 1979        $ 509     $ 504     +5--1.0%
                       Built 1980 -- 1989       $ 605     $ 596     +9--1.5%
                       Built 1990 -- 1997t      $ 809     $ 791    +18--2.3%

                    The Vestcor survey for the First Quarter 1996 reported an average monthly rental rate per unit for the Jacksonville area of $540. This compared to $565 per unit during the Third Quarter 1996 indicates an increase in rental rates during the 6 months from the Vestcor survey is 4.6 percent.

                    The survey indicates a slight monthly rental rate increase for all apartment units surveyed, but increases of 1 percent to 2.3 percent for various construction dated classified units. It is important to note that the increases in categories by year built tend to counter the findings of rental increases for all units and indicate that the increase for all units should be between 1 percent to
                    2.3 percent or on average about 1.65 percent. Secondly, the 2/nd/ Quarter 1997 average monthly rental for all units was $574, which would indicate a $6.00 reduction to the 3/rd/ Quarter 1997 average monthly rent of $568.

                    Overall, the Jacksonville apartment market appears to be healthy. Construction permits recorded for 1992 and 1993 were at their lowest levels in years, or from a high of 5,079 units in 1985 to 0 units permitted for 1992 and 278 in 1993. For 1994 and 1995, there were 912 and 1,073 units permitted, respectively. In 1996, there were 3,284 units permitted, while in 1997 there were 978 units permitted. Physical occupancy as of the Third Quarter 1997 was at 92.8 percent, which is a drop from 1996, but reflects the new construction. Absorption rates in new apartment projects have remained healthy over the past two years. Vacancies of the various apartment markets range from 3 to 7 percent. The appraisers project that the citywide market should reach a stabilized occupancy of 95 percent between one and two years at this rate of growth.

SUBMARKET ANALYSIS  The subject property is located in the Southside and
                    Southside Boulevard submarkets as defined in the Third Quarter 1996 Apartment Market Survey by Vestcor. They are identified on the map on a previous facing page.. The submarkets are generally within the Jacksonville City Limits to the south and southeastern City Limit lines.

                    The average occupancy in the Southside Boulevard and Southside submarkets for Third Quarter 1997 was 91.0 percent and 93.5 percent respectively. Third Quarter 1996 indicated an occupancy of 96.4 percent for the Southside Boulevard submarket and thus indicates a decrease of 5.4 percentage points or 5.6 percent. The Southside submarket had a Third Quarter 1996 occupancy rate of 89.1 percent and indicates an increase (for one year) to Third Quarter 1997 of 4.4 percentage points or 4.9 percent.

                    An average occupancy by project age for each of the two submarkets is shown below.

                                               SOUTHSIDE    SOUTHSIDE
                           CATEGORY              BLVD.
                           --------------------------------------------
                           Built before 1979     95.7%          93.3%
                           Built 1980 -- 1989    91.5%          94.5%
                           Built 1990 -- 1997    88.0%            --
                           All Properties        91.0%          93.5%

                    The lower occupancy in the 1990-1997 built projects reflects the effect of new construction and in the Southside submarket no 1990-1997 built units are shown.

                    Average monthly rent per square foot by project age was identified in the City's various submarkets. Of the eight submarkets, Southside Boulevard has the second highest average monthly rent per square foot at $0.69/SF, second only to the Beach submarket at $0.71 per square foot. Southside submarket is sixth at $0.57 per square foot. Shown below is the average monthly rent per square foot for the two submarkets and the total city.

                                              SOUTHSIDE              TOTAL
                         CATEGORY               BLVD.    SOUTHSIDE    CITY
                         ----------------------------------------------------
                         Built Pre-1979        $0.54      $0.53       $0.53
                         Built 1980 -- 1989    $0.71      $0.70       $0.68
                         Built 1990 -- 1997    $0.72          -           -
                         All Properties        $0.69      $0.57       $0.60

                    Southside Boulevard and Southside submarkets indicate reasonably comparable monthly rental rates by period of construction, however, since Southside does not have post-1990 construction its overall average monthly rental rate is greatly affected and is $0.12 per square foot per month less than Southside Boulevard's average monthly rent. Although both submarkets influence the subject (it is within the 1980-1989 construction category), its location is actually in the Southside Boulevard submarket.

                    Average apartment rents for the two submarkets in Third Quarter 1996 were $651 per month for the Southside Boulevard area and $523 per month for the Southside area. In the Third Quarter 1997 the average monthly rents were $660 and $528 respectively or increases of 1.4 percent and 1.0 percent over the year.

                    The higher physical occupancy and the strong average monthly rental rates relate to the neighborhood's increasing popularity and proximity to major Jacksonville area shopping and employment centers (see preceding City/Neighborhood Analysis section of this report). In addition, the slowdown in construction permits in the area and this submarket, combined with a continuing demand for units in the area will help increase rental rates.

                    We have recognized that a significant portion of the apartment units constructed in the area in recent years were built in or near the subject's submarket. In the area apartment market analysis, a chart was presented which illustrates that the newer apartment properties in the area tend to command the highest rental rates. New apartment units are under construction east and northeast of the subject and in the Ponte Vedra area. Although, these new units bring competition, they also will reflect higher rental rates and with prudent management and proper maintenance, the subject property should compete well for its share of the market.

                    The subject's submarket has exhibited a stabilized occupancy at or above 91 percent, according to the local apartment survey. The subject property has a current physical occupancy of 94.5 percent and is considered to be near the stabilized occupancy level. It is forecasted that the subject after the first year will maintain a stabilized occupancy of 95 percent throughout the 11-year cash flow period.

                    According to the Vestcor Apartment Market Survey, only 3.60 percent of the apartment projects surveyed in this submarket were currently offering rental discounts to tenants. In the Second Quarter of 1997 apartment projects offering concessions were 13.1 percent and a year ago in the Third Quarter of 1996, 13 percent of the projects surveyed gave concessions. This data is further support for a strengthening apartment market.

                           [SITE PLAN APPEARS HERE]

                               SITE DESCRIPTION
--------------------------------------------------------------------------------

LOCATION The subject site is located at the southwest corner of Southside Boulevard and Creekfront Road in Jacksonville. This location is on the southeast side of Jacksonville about 8 aerial miles southeast of the Jacksonville CBD and is about 1/2 mile south of the intersection of J. Turner Butler Boulevard and Southside Boulevard. The site is improved with the Shadowood Village Apartments, which have a street address of 9820 Creekfront Road, Jacksonville, Florida.

SIZE AND SHAPE         While a survey of the subject site was not available, a
                       copy of the plat map of the site from the Duval County
                       Tax Office is provided to the reader on the facing page.
                       Information provided by the Tax Assessor's Office indicates that the site comprises 8.14 acres and is roughly rectangular in shape. The site has over 889 feet of frontage along the south side of Creekfront Road and more than 540 feet of frontage on the access road along the west side of Southside Boulevard. The maximum width of the site exceeds 836 feet, and the maximum depth is more than 540 feet.

ACCESS AND VISIBILITY  The property is easily visible from both Creekfront Road and Southside Boulevard due to its adequate frontage on both streets. Direct access into the site is provided south from Creekfront Road just west of Southside Boulevard. Creekfront Road is an asphalt-paved two-laned neighborhood thoroughfare, which reaches a dead-end cul de sac after running about 1300 feet west from Southside Boulevard. Three apartment complexes, including the subject, face onto this street.

                       The property is also visible from Southside Boulevard along the east boundary of the subject. Southside Boulevard is a four-laned divided roadway with a two-laned access road along its west side, and is one of the main north/south thoroughfares in southeastern Jacksonville.

LEGAL DESCRIPTION      A full legal description is located in the Addenda of
                       this report. The subject site is generally described as being an 8.14-acre tract out of Section 24, Township 3
                       South, Range 27 East, Duval County, Florida.

ZONING Prior to May 1, 1991, the site was zoned RG-C by the city of Jacksonville. New zoning designations were put in place by the city on that date, with the subject's new zoning designation listed as RMD-E for Residential
                       Medium Density, E District. Both the current and prior designations provide for similar development restrictions, namely to promote multifamily residential uses with a maximum of 20 dwelling units per acre. The subject improvements currently conform to the zoning regulations.

UTILITIES              All utilities are available to the site. Jacksonville
                       Suburban, a private utility supplier, provides water and sewer service to the site; the Jacksonville Electric
                       Authority supplies electric service. Telephone hookups are in place from Southern Bell, along with cable television lines from Continental Cable.

TERRAIN AND DRAINAGE   The subject site generally slopes upward from the west
                       side of the site to the eastern end at Southside
                       Boulevard. The site contains a retention lake at the west end and drainage appears to be adequate. A soil survey on the subject site was not available. While the soil appears generally supportive of a wide variety of improvements, the appraiser is not an expert in soil content and was unable to certify this assumption.
                       According to the National Flood Insurance Map 120077-
                       0236D dated August 15, 1989, the site is in Zone X, or in "areas of minimal flooding." Numerous native trees are located on the site; however, no significant obstacles to development of the site (such as rock outcroppings, etc.)
                       were evident.

EASEMENTS AND
ENCUMBRANCES           As stated above, a survey, which would indicate the
                       location of any easements or encroachments on the site, was unavailable. A visual inspection of the property indicated no significant easements or encumbrances, which would adversely affect the marketability of this site.

REAL ESTATE TAXES      The subject site and improvements have the following
                       values assessed by the Duval County Property Appraisers
                       Office:

                                                          1993             1994            1995            1996            1997
                                                       --------------------------------------------------------------------------
                       Total value                     $3,531,321      $3,637,107      $3,571,741      $3,574,835      $3,773,442
                       Total Taxes                      75,125.23       80,626.92       78,738.32       77,941.41       80,837.69
                       Tax Rate per $l000 valuation       21.2739         22.1678         22.0448         21.8028         21.4228

                       The breakdown for the tax rate for the subject-taxing district is compared to previous years' tax rates:

                                                            1993          1994           1995             1996             1997
                                                       --------------------------------------------------------------------------
                       County                          $  11.0199    $  11.2131     $  11.1196       $  11.2158       $  10.9883
                       School (State Law)                  6.4290        6.6540         6.6650           7.1154           6.3450
                       School (Local Board)                2.2860        2.7600         2.7600           2.9516           2.7800
                       Inland Navigation                   0.0520        0.0490         0.0400           0.0380           0.0500
                       Water Management                    0.3550        0.4820         0.4820           0.4820           0.4820
                       Debt Payments (Voter Approved)      1.1320        1.0097         0.9782                -           0.7975
                                                       ----------    ----------     ----------       ----------       ----------

                       Tax Rate per $1000 valuation     $ 21.2739    $  22.1678     $  22.0448       $  21.8028        $ 21.4228

                       The assessor's parcel number for the subject site is 148522-0000-5. The subject, assessed at $34.07 per square foot and $34,304 per unit, which is believed reasonable.

                       The real estate property taxes for the subject are calculated at $80,838 based on the mileage rate and assessed value and a payment date of March 1998. However, a discount from the tax expense is allowed if paid in the four months prior to March. If paid in November 1997 the taxes for the subject are discounted 4 percent. For purposes of this appraisal, we have assumed an on time payment of taxes. The real estate taxes in the Income Approach section of this report reflect an approximate 4 percent increase (inflation factor) over the 1997 property taxes. Real estate taxes for the subject in 1998 have been estimated at $84,371.

SITE CONCLUSION     The subject property is in southeastern Jacksonville about 8 aerial miles southeast of downtown. The parcel contains 8.14 acres with level and slightly sloping terrain. Drainage and soil conditions appear to be adequate and supportive of a variety of improvements. All utilities are available. The site is in the Zone X area of minimal flooding. While a survey of the site was not available, no adverse easements or encroachments were noted during a physical inspection of the site. Direct access and visibility is provided from Creekfront Road with additional visibility from Southside
                    Boulevard abutting the site to the east. The property is zoned by the city for multifamily residential uses including apartment and/or condominium development, and appears to be physically suitable for such improvements.

                                 IMPROVEMENTS
--------------------------------------------------------------------------------

                    The subject site, a 9.2719-acre tract of land, is improved with a two-story apartment project known as the Shadowood Village Apartments. The improvements consist of 110 apartment units contained in ten buildings constructed in 1986. Also situated on the site is a leasing office/clubhouse with a kitchen, sauna, exterior mail post, deck, swimming pool and jacuzzi surrounded by an iron fence, lighted and fenced tennis court, lake and mechanical shed.

                    There are three basic floor plans for the 110 apartment units. The basic features of these floor plans are as follows:

                         NO. OF
                         UNITS     UNIT TYPE   SIZE (SF)  TOTAL NRA
                       ----------------------------------------------
                          28       1BR/1BA         738      20,664
                          46     1BR/1BA/DEN       895      41,170
                          36       2BR/2BA       1,081      38,916
                         ---                     -----     -------
                         110                       916     100,750

                    As seen in the figures above, the total net rentable area of 100,750 in 110 apartment units results in an average of 916 square feet per unit. There are a total of 74 one-bedroom units and 36 two-bedroom units.

                    The land area is 8.14 acres equating to a density of 13.51 units per acre. The parking consists of 212 asphalt-paved open spaces, or 1.93 spaces per unit. The parking ratio is within industry and local market standards.

                    The foundation of the buildings is of concrete slab with wood-studded framing. The exterior walls are of stucco with wood frame trim work, and the roof is pitched with a tile covering. Windows are of single-hung aluminum thermal pane construction, with six panel exterior doors. Porches by each exterior front door have an exterior light. Exterior stairwells have metal stairs and supports with concrete risers and landings.

                    The interior finish of each unit has painted gypsum board walls and ceilings. Some walls are accented with decorative wallpaper, and some ceilings feature boxed or other ceiling treatments. Floors have carpeting over pad, with tile floors in the kitchen. Batted insulation is located in the walls and ceilings.

                    The kitchen is equipped with wood and fiberboard cabinetry covered with formica countertops and a double stainless steel sink. Appliances are made by General Electric, and include a range/oven, vent/hood, microwave oven, dishwasher, disposal, and refrigerator with icemaker. Each unit has an electric water heater with a 40-gallon capacity. The kitchen equipment appears to be in good condition.

                    Carpet and tile floors are found in the bathrooms, with additional tile around the tub enclosure. The toilet, bathtub, and sink are porcelain, and a formica countertop covers a small vanity. Each bathroom also has a wall mirror and an exhaust fan.

                    Each of the units has miniblinds, an exterior screened-in patio, or deck, and washer and dryer closet equipped with these appliances. Interior doors are hollow-core wood with some folding closet doors. Each unit is equipped with a fire extinguisher per local fire codes.

                    The mechanical components include standard PVC plumbing pipes with stainless steel fixtures. The units are equipped with electric central heating and air-conditioning which is individually metered. The interior wiring is copper with 125 amps designated per unit and ample electrical outlets. Each apartment is wired for telephone and cable television.

                    Other than the major site amenities stated above, the grounds feature asphalt-paved parking pads and access roadways, concrete sidewalks, an entryway with brick pavers, pole-mounted exterior light fixtures, and retaining walls. The landscaping features numerous native trees as well as decorative planted shrubbery and lawns.

                    The subject improvements appear to be in average to good overall condition. In 1994, the subject property underwent renovation, which included replacing wood on porches, repainting all buildings, and resealing the driveways. However, with the advent of Hurricane Josephine immediately prior to the appraiser's inspection, some severe roof and water damage occurred, which may be covered under warranty and/or insurance. Several capital items were repaired or replaced in 1997. According to ConAm Management Corporation, property managers of the subject, the following capital expenditures are included in the 1998 budget:

                         Rebuild screen porches....................   $ 80,000
                         Chimney caps..............................     30,000
                         Roof repairs..............................     36,000
                         Plumbing (shower pans/leeks)..............     30,000
                         Dumpster enclosures.......................     25,200
                                                                      --------
                         TOTAL.....................................   $201,000

                    Considering the overall average to good condition after capital repairs/replacements are made, we estimate the effective age of the subject property to be equal to the actual age of eleven years.

                           [FLOOR PLAN APPEARS HERE]

                              SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]


  Exterior view of clubhouse/leasing office serving Shadowood, Oaktree, and
                                Creekside Oaks.


                            [PICTURE APPEARS HERE]

                   View of swimming pool serving the complex

                            [PICTURE APPEARS HERE]

                     Interior view of Unit 507 living room


                            [PICTURE APPEARS HERE]

                       Interior view of Unit 507 kitchen

                            [PICTURE APPEARS HERE]

                       Interior view of Unit 507 bedroom


                            [PICTURE APPEARS HERE]

                       Interior view of Unit 507 washer/dryer closet

                            [PICTURE APPEARS HERE]

                    Exterior view of units and parking area


                            [PICTURE APPEARS HERE]

           Exterior view of interior street and brick paver bridge.

                             HIGHEST AND BEST USE
--------------------------------------------------------------------------------

                    The highest and best use of a property must be determined because market value depends upon the property's most profitable use. The Appraisal of Real Estate, Eleventh
                                    ----------------------------
                    Edition, defines highest and best use as:

                         "The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value."

                    There are two distinct types of highest and best use. The first type is the highest and best use of the land as if vacant. The second type is the highest and best use of a parcel as improved. This pertains to the use that should be made of the property as it exists.

                    In determining the highest and best use of a site, four items must be considered: possible physical limitations of the site, possible legal or permissible uses, and what uses are financially feasible, and produce the maximum return on the site. A careful neighborhood and site analysis is essential in estimating the highest and best use of the site as if vacant.

                    The following is our analysis of the highest and best use as it pertains to the subject property and according to the four essential tests.

SUBJECT PROPERTY
AS IF VACANT        LEGALLY PERMISSIBLE - Within the scope of a legal analysis, the subject site would be adaptable to multifamily residential uses as limited by its current zoning of RMD-E by the city of Jacksonville. This zoning designation for the site is intended to restrict and promote the development of the subject to medium density residential uses of up to 20 dwelling units per acre.

                    PHYSICAL POSSIBILITY - Many physical characteristics of a site can affect the use to which it can be put. These characteristics can include size, shape, location, road frontage, topography, easements, utility availability, flood plain, and surrounding patterns.

                    The subject site is generally pentagonal in shape and encompasses a total of 8.14 acres, allowing for full physical utilization of the site. The site has over 1,200 feet of frontage along the south side of Creekfront Road and over 540 feet of frontage on Southside Boulevard. The site can be developed up to 162 units based on the current zoning. The topography of the site is exhibits a slight slope upward from west to east, and drainage appears to be adequate. The site is located in Flood Zone "X" which is defined in the previous Site section of this report.

                    The subject's location is on the south side of Creekfront Road at its southwest corner with the access road along the west side of Southside Boulevard. Property uses along Creekfront Road wholly consist of apartment complexes. While the subject also has frontage on Southside Boulevard, a major area thoroughfare, most of the site's street frontage is along Creekfront Road. Creekfront Road is a two-laned residential street with local traffic which travels east/west from Southside Boulevard at its east end and a dead end about 1,300 feet to the west. The subject has adequate utility capacity, enjoys a relatively good functional size and shape, and is not affected by any adverse easements or restrictions as noted upon inspection.

                    After considering all of the physical characteristics of the site noted above plus other data in the Site section of this appraisal report, physically possible land uses would include a variety of residential development such as apartments, condominiums, cooperatives or townhouses, but are directed to apartment development. The primary deterrents to other types of development were zoning, surrounding land use patterns, and the lack of significant traffic along Creekfront Road.

                    FINANCIAL FEASIBILITY - Financial feasibility is directly proportional to the amount of net income that could be derived from the subject. Rents have slightly increased over the previous 12 months and the apartment market overall appears to be favorable. Area realtors report that near-term prospects for condominium and cooperative units in Jacksonville is becoming favorable, although there is limited upscale condominium development occurring. Many of the existing condominium and cooperative units have exhibited depreciating market values over the past several years, however, as the overall market returns prices will also return to acceptable investor levels.

                    After having eliminated all other development from our analysis, the financial feasibility of multifamily development must be tested. The subject site is in the "Southside Boulevard" apartment submarket area and adjacent to the Southside submarket. According to the Vestcor Jacksonville Apartment Market, which is prepared by Vestcor Realty Management, Inc., occupancy for the submarket decreased from 96.4 percent in the Third Quarter 1996 to
                    91.0 percent in the Third Quarter 1997. From those projects responding to the survey, the average rent increased from only $651 to $660 per unit over the one-year period. Through the year 1997, there have been 978 multifamily building permits in the city/area. This is down from the 3,284 units permitted in 1996.

                    From the preceding, apartment development appears to be feasible, although the market has some units to absorb. Occupancy rates have decreased during the past year and have remained at 90 percent or greater. Rental rates have risen according to the apartment survey and there has been an increase in apartment building activity in the subject's submarkets indicating that development is feasible. The following reflects apartment development costs on a square foot basis.

                    Cost to Construct..................................   $50.00
                    Land Acquisitions..................................     4.00
                                                                          ------
                       Total Cost of Development.......................   $54.00

                    The preceding discussion indicates that development is feasible for multifamily residential development. As indicated in the Sales Comparison Approach in this report, apartments developed since 1985 reflect sale prices from $28.96 to $75.12 per square foot. The sale prices of new projects ($75.12 S/F) are above the cost of development.

                    MAXIMUM PRODUCTIVITY - After considering the current economic climate and the subject's location and financial feasibility of certain land uses, we are of the opinion that the demand for multifamily apartment units conducive to the subject site would produce the highest net return over the longest period of time. This is due to the subject's location and the popularity of the neighborhood.

                    In summary, the multifamily apartment market has shown increasingly healthy signs during the early to mid-1990s. The site's location near major south side employment facilities, the University of North Florida, The Avenues Mall, and Interstate 95 gives it a large base of prospective rent-paying tenants from which to draw. During 1996 and 1997, apartment development is occurring in or near the submarket for the first time since 1991. Therefore, after considering the alternatives, we believe the highest and best use of the site, as vacant, is for multifamily residential development.

SUBJECT PROPERTY
AS IMPROVED         The property, as improved, is tested for two reasons. First, to identify the improvements that are expected to produce the highest overall return per invested dollar, and the second reason is to help identify comparable properties. The four tests or elements are also applied in this analysis to the subject as follows:

                    LEGALLY PERMISSIBLE - Within the scope of a legal analysis the subject property would be adaptable to multifamily residential uses as limited by the zoning of the site by the city of Jacksonville.

                    PHYSICAL POSSIBILITY - Based on the subject's size (8.14 acres), rectangular configuration, and the improvements' positioning relative to the subject site, it is felt that the subject's improvements employ the maximum use and potential of the site as developed. The subject's density of
                    13.5 units per acre is in line with the market sales, which reflect a range in density from 9.4 to 27.4 units per acre; however, it is below the maximum allowed in the zoning regulation.

                    FINANCIAL FEASIBILITY - The discussion of the financial feasibility of the subject, as if vacant, would also apply to the test as improved. Based on the economic conditions for alternative market segments, it was concluded that the subject's present improvements are satisfactory to fulfill this test.

                    MAXIMUM PRODUCTIVITY - The test for this element is also from the market. The comparables analyzed suggest that under competent and prudent management, the subject produces an adequate return on market value to substantiate its existence.

                    In conclusion, based on the subject's current use, we have determined that as a multifamily apartment complex it positively contributes to the value of the site, and as a result is presently developed according to its highest and best use. The present improvements are not considered to be the optimum use due to the lack of market project amenities and the need for capital expenditures.

                             APPRAISAL PROCEDURES
--------------------------------------------------------------------------------

                    Traditionally, three valuation approaches or techniques are used in the appraisal of real estate. These are the Cost Approach, Sales Comparison Approach, and Income Approach.

COST APPROACH       In the Cost Approach, the appraiser obtained an estimate of value by adding to the land value the estimated value of the physical improvements. This value is derived by estimating the replacement cost new of the improvements and, when appropriate, deducting the reduction in value caused by accrued depreciation. According to the Appraisal Institute, the basic principle of the Cost Approach is that buyers judge the value of an existing structure by comparing it to the value of a newly constructed building with optimal functional utility, assuming no undue cost due to delay.
                    Thus, the appraiser must estimate the difference in value between the subject property and a newly constructed building with optimal utility.

                    The Cost Approach was not used as a method of valuation in this appraisal. The Cost Approach is typically the least reliable indicator because cost does not necessarily reflect value. Moreover, estimates of depreciation are difficult to accurately measure in the marketplace, thereby compounding the speculative nature of the opinions derived in the cost method of valuation.

SALES COMPARISON
APPROACH This approach produces an estimate of value by comparing the subject property to sales and/or listings of similar properties in the immediate area or competing areas. The principle of substitution is employed and basically states when a property is replaceable in the market, its value can be set by the cost of acquiring an equally desirable and comparable property. This technique is viewed as the value established by informed buyers and sellers in the market.

INCOME APPROACH     The measure of value in this approach is capitalization of the net income, which the subject property will produce during the remaining economic life of the improvements. This process consists of two techniques. The first technique estimates the gross income, vacancy, expenses, and other appropriate charges. The resulting net income or net cash flow is then capitalized. The second technique projects the gross income, vacancy, expenses, other appropriate charges, net income, and cash flow over a projected holding period.
                    The resulting cash flow and reversion (future value) are discounted at an appropriate rate and added in order to arrive at an indication of current value from the standpoint of an investment. These methods provide an indication of the present worth of anticipated future benefits (net income or cash flow) to be derived from ownership of the property.
                    Both techniques were utilized in analyzing the subject property.

SUMMARY The appraiser, in applying the tools of analysis to the valuation problem, seek to simulate the thought process of the most probable decision-maker. The appraiser's judgment concerns the applicability of alternative tools of analysis to the facts of the problem, the data and information needed to apply these tools, and the selection of the analytical approach and data most responsive to the problem in question.

                    Thus, depending on the type of property appraised or the purpose of the appraisal, one approach may carry more weight or may point to a more reliable indication of the value of the property being appraised than the others. In some instances, because of the inadequacy or unavailability of data, one or two of the approaches may be given little weight in the final value estimate.

                       [IMPROVED SALES MAP APPEARS HERE]

------------------------------------------------------------------------------------------------------------------------------------
                                                          JACKSONVILLE AREA
                                                       IMPROVED SALES SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         CASH EQUIVALENT PRICE
------------------------------------------------------------------------------------------------------------------------------------
SALE                             SALE    CASH EQUIV.   YEAR    NO. OF    NRA     OCCUP.    NOI/SF    PER    PER       OVEALL
NO.  NAME/LOCATION               DATE    SALE PRICE    BUILT   UNITS   AVG./SF   AT SALE   /UNIT     SF     /UNIT     RATE     EGIM
------------------------------------------------------------------------------------------------------------------------------------
 1   The Links @ Windsor Parke   08/97   $20,500,000   1995     280    296,616     95%     $5.92   $69.11  $73,214    8.56%    7.80
     13700 Sutton Park Dr. North                                         1,059
     Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------
 2   San Pablo                   06/97   $ 5,350,000   1974     200    184,750     90%     $3.16   $28.96  $26,750   10.90%    4.56
     14401 Jose Vedra Blvd.                                                924
     Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------
 3   Oaks of Deerwood            05/97   $15,200,000   1987     336    294,888     92%     $4.00   $51.54  $45,238    7.76%    6.74
     10100 Baymeadows Road                                                 878
     Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------
 4   Woodhollow                  04/97   $16,700,000   1986     450    342,162     94%     $4.69   $48.79  $37,111    9.60%    5.47
     1715 Hodges Blvd.                                                     760
     Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------
 5   The Courts @ Ponte Vedra    01/97   $19,000,000   1996     253    252,162     95%     $6.26   $75.12  $75,099    8.34%    7.31
     101 Vera Cruz Drive                                                 1,000
     Ponte Vedra, FL
------------------------------------------------------------------------------------------------------------------------------------
 6   The Huntington @ Hidden     08/96   $ 7,225,000   1986     224    179,476     98%     $3.85   $40.26  $32,254    9.56%    5.48
     Mills
     3333 Monument Road                                                    801
     Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------
 7   The Antlers                 05/96   $15,000,000   1985     400    327,728     97%     $4.65   $45.77  $37,500   10.20%    5.63
     8433 Southside Blvd.                                                  819
     Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------
 8   Westland Park               05/96   $16,950,000   1989     405    403,010     97%     $4.26   $42.06  $44,852   10.10%    6.01
     6710 Collins Road                                                     995
     Jacksonville, FL
------------------------------------------------------------------------------------------------------------------------------------

                           SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                              The Sales Comparison Approach is considered a good valuation method in the event that a sufficient number of similar and recent transactions can be found and accurately verified. The key to the Sales Comparison Approach is that a sufficient number of comparable sales be present to reflect an accurate indication of value. In such an event, market value can be derived directly from the sales, since all complexities involved are properly weighed according to their significance to actual buyers and sellers.

                              This approach is based upon prices paid in actual market transactions. It is a process of correlating and analyzing recently sold properties, which are similar to the subject. The reliability of this technique depends upon (a) the degree of comparability of the property appraised with each sale, (b) the length of time since the sale, (c) the accuracy of the sales data, and (d) the absence of unusual conditions affecting the sale.

                              The comparison process must be based on sales, which constitute acceptable evidence of motivations inherent to the market, occurring under similar market conditions, of similar or reasonably similar apartment projects. These projects were selected since they are reasonably similar to the subject property. A map and a summary of the comparable sales can be found on the preceding pages. The transaction dates of the sales used ranged from May 1996 to August 1997. Reference is made to the individual sales data included in the Addenda section of this report.

                              SALE 1, known as the Links at Windsor Park
                              Apartments, sold in August 1997 for $20,500,000. There are 280 units totaling 296,616 square feet. The property sold at $69.11 per square foot or $73,214 per unit. It was built in 1995 and was in excellent condition. The Links was 90 percent occupied at sale date. It sits on 23.36 acres of land and reflects density at 11.98 units per acre. The property's construction is described as wood frame with wood siding and some stucco.

                              SALE 2, known as the San Pablo Apartments, sold in June 1997. It has 200 units and 184,750 square feet. The sales price was $5,350,000 and the property was 90 percent occupied at sale date. Unit prices indicated are $28.96 per square foot and $26,750 per unit. The sale reflected a 10.8 percent capitalization rate and was in need of substantial repair and renovation work. The rate is 14,24 acres and the unit density indicated is
                              14.04 units per acre. The property at sale date was inferior to the subject.

                              SALE 3, known as Hunter's Ridge, (formerly known as Oaks at Deerwood) sold for $15,200,000 or $45,238 per unit in May 1987. It has 294,,888 square feet and indicates a unit price of $51.54 per square foot. Land area is 34.70 acres and shows unit density at 9.68 units per acre. The capitalization rate was 7.76 percent, however, the property needed some attention and had good upside potential.

                              SALE 4, known as the Woodhollow Apartments sold inn April 1997 for $16,700,000 or $48.99 square foot and $37,111 per unit. The property contains 450 units and 342,162 square feet. At date of sale, occupancy was 94 percent and the terms were cash at a $10,350,000 mortgage at 7.5 percent interest due in 7 years, amortized over 25 years. The property has 38.65 acres and indicates a unit density of 11.6 units per acre. Construction is wood frame with stucco and wood siding.

                              SALE 5, known as The Courts at Ponte Vedra, is located in Ponte Vedra Beach. It sold in January 1997 for $19,000,000. The property was built in 1996 and has 253 units with 252,916 total square feet.. Unit prices indicated by the sale are $75.12 per square foot and $75,099 per unit. Construction is wood frame with stucco and some masonry. The site contains 9.23 acres and indicates a unit density of 27.41 units per acre. Capitalization rate at times of sale was 8.34 percent and the project had 95 percent occupancy.

                              SALE 6, known as the Huntington at Hidden Mills, (formerly known as Cozumel), sold for $40.26 per square foot net rentable area or $32,254 per unit in August 1996. The sale price was $7,225,000. The property contains 14.92 acres and has a unit density of 15 units per acre. There are 179,476 square feet of rentable area within 224 units. The average unit size is 801 square feet. Approximately 98 percent of the units were occupied at the time of sale. The sales price of $7,225,000 was adjusted upward by $350,000 for a re-plumbing required and was a credit given by the seller.

                              SALE 7 is the Antlers containing 400 units and 527,728 square feet of rentable area. The average size of a unit is 819 square feet. Developed in 1985, the project is situated 42.51 acres of land and has a unit density of 9.4 units per acre. The property sold in May 1996 for $45.77 per square foot net rentable area or $37,500 per unit and totaled $15,000,000. At the time of sale the units were 97 percent physically occupied.

                              SALE 8 sold in May 1996 for $16,950,060 which is equivalent to $42.06 per square foot net rentable area or $41,852 per unit. The project, Westland Park, was built in 1989/90 and contains 405 units and 403,010 square feet of rentable space. The average unit size is 995 square feet. Unit density for this property is 14.9 units per acre. Occupancy at the time of sale was reported at 97 percent.

                              In lieu of specific adjustments, we compared the improved sales based on the net operating income
                              (NOI) per square foot and per unit. This method presents a comparison based on the income which a property is capable of generating. Theoretically, the NOI takes into consideration the various factors, which influence value such as quality, size, amenities offered, location, condition etc. Thus, these differing factors can be reduced to the common denominator of net operating income.

================================================================================
                      Sales Comparison - NOI Adjustments
                      ----------------------------------

               Sale    Sale                   Subject     Adjust.   Adjust
               No.    Price/SF    NOI/SF      NOI/SF      Factor   Price/SF
               ---    --------    ------      ------      ------   --------
                 1     $69.11      $5.92        $4.61     0.77872     $53.82
                 2     $28.96      $3.16        $4.61     1.45886     $42.25
                 3     $51.54      $4.00        $4.61     1.15250     $59.40
                 4     $48.99      $4.69        $4.61     0.98294     $48.15
                 5     $75.12      $6.26        $4.61     0.73642     $55.32
                 6     $40.26      $3.85        $4.61     1.19740     $48.21
                 7     $45.77      $4.65        $4.61     0.99140     $45.38
                 8     $42.06      $4.26        $4.61     1.08216     $45.52

                                          Mean=                       $49.75
                                          Value @ mean            $5,013,320

               Sale     Sale                   Subject    Adjust.    Adjust.
               No.    Price/Unit  NOI/Unit    NOI/Unit    Factor   Price/Unit
               ----   ----------  --------    --------    -------  ----------
                 1    $73,214     $6,267       $4,225     0.67417    $49,358
                 2    $26,750     $2,916       $4,225     1.44890    $38,758
                 3    $45,238     $3,510       $4,225     1.20370    $54,453
                 4    $37,111     $3,562       $4,225     1.18613    $44,019
                 5    $75,099     $6,263       $4,225     0.67460    $50,662
                 6    $32,254     $3,083       $4,225     1.37042    $44,201
                 7    $37,500     $3,811       $4,225     1.10863    $41,574
                 8    $41,852     $4,240       $4,225     0.99646    $41,704

                                                 Mean=               $45,591
                                                 Value @ mean     $5,015,038
================================================================================

                              The various sales reflected NOIs per square foot ranging from $3.16 to $6.26 and NOIs per unit ranging from $2,916 to $6,267. The subject NOI (without reserve expenses) has been approximated at $4.61 per square foot or $4,225 per unit from the first year of the Discounted Cash Flow analysis in the Income Approach section of this report.

                              To estimate an adjustment for each sale, the subject's NOI has been compared to the individual NOI of the comparable sales. The adjustments should account for all the various physical and economic differences in each improved property sale as income is a function of the current market. Market conditions should reflect perceived risk, or other factors, which may affect value. Time differences do not need further adjustment as any drop in value would theoretically be the function of a drop in income. There would need to be an adjustment for age in order to recognize differences in the length of the income streams. The chart on the facing page presents the adjustment process for NOI per square foot and NOI per unit.

                              After adjustment, the sales range in price from $42.25 to $59.40 per square foot and $38,758 to $54,453 per unit. The simple average adjusted prices (not weighted) per square foot and per unit of the comparable sales was calculated at $49.76 and $45,591, respectively. Applying an age adjustment based on square foot area and number of units indicates value at $48.50 per square foot and $45,000 per unit

                              100,750 SF at $48.50/SF, Rounded....... $4,900,000
                              110 units at $45,000/unit.............. $4,950,000

                              A second method of comparison is by use of the effective gross rental multiplier (EGRM). In this analysis, the subject's effective gross income is multiplied by a factor estimated from the sales to derive an indication of value. The sales utilized in this analysis reflect EGRMs ranging from 4.56 to 7.80 as shown on the following facing page. Expense ratios range from 33.26 to 50.27 percent. From the Direct Capitalization analysis in the Income Approach, the subject is estimated to have a 43.68 percent operating expense ratio (excluding reserves). This is most similar to Sales 3, 4, 6, and 7. These sales have EGRMs ranging from 5.47 to
                              6.74 with expense ratios from 42.80 to 47.70 percent.

                              Sale 7 was built in 1985, while sales 4 and 6 were apartments built in 1986 and Sale 3 was built in 1987. Most emphasis was placed on Sales 4 and 6.

                              Based on the preceding analysis, an EGRM for the subject has been estimated at 5.80 resulting in a total value indication as follows:

                              $825,320 x 5.80, Rounded............... $4,800,000

            ==================================================================

                       SALES COMPARISON - EGRM ANALYSIS

            ------------------------------------------------------------------
                           EFFECTIVE         EFFECTIVE GROSS     OPERATING
             SALE NO.   GROSS REVENUE/S F  REVENUE MULTIPLIER  EXPENSES RATIO
            ------------------------------------------------------------------
               1           $8.86                   7.80            33.26%
               2            6.35                   4.56            50.27%
               3            7.65                   6.74            47.70%
               4            8.92                   5.47            47.45%
               5           10.27                   7.31            39.00%
               6            7.35                   5.48            47.63%
               7            8.13                   5.63            42.80%
               8            7.00                   6.01            39.14%
            ==================================================================

                              The NOI per square foot and per unit methods presented a value indication between $4,900,000 and $4,950,000 and the effective gross income multiplier method indicated a value of $4,800,000. Weight has been given to all methods with emphasis on the method using net operating income because these methods reflect both income and expense information. The EGRM method was used as support. From the proceeding, a value for the subject is estimated at $4,900,000. From this, a deduction for rent loss of $71,728 and for capital expenditures of $201,000 is made as follows:

                                   Indicated Value                $4,900,000
                                   Less: Capital Expenditures       (201,000)
                                   Rent Loss                         (71,728)
                                   "As Is" Value                  $4,627,272
                                                                  ----------
                                                          Rounded $4,650,000

                              Therefore, it is our opinion that the leased fee market value of the subject property based on the indication provided by the Sales Comparison Approach, all cash, on an "as is" basis as of December 31, 1997, is

                                 FOUR MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS
                                                ($4,650,000)

                 [AREA MAP OF COMPARABLE RENTALS APPEARS HERE]

==================================================================================================================================

                                                     RENT COMPARABLE ANALYSIS

----------------------------------------------------------------------------------------------------------------------------------
 COMP                                    YEAR    NO.       NRA      AVERAGE        1997          1996                     SQUARE
 NO.    NAME OF PROJECT                 BUILT   UNITS     (SF)     UNIT SIZE   OCCUP. RATE   OCCUP. RATE    FLOOR PLANS    FEET
----------------------------------------------------------------------------------------------------------------------------------
  1     The Antlers Apts.               1985     400    331,780       829          90%          93%        1BR/1BA/DEN      608
        8433 Southside Blvd.                                                                                 1BR/1BA        529
                                                                                                             1BR/1BA        561
                                                                                                             1BR/1BA        576
                                                                                                             1BR/1BA        615
                                                                                                             1BR/1BA        630
                                                                                                             2BR/2BA        676
                                                                                                             2BR/2BA        169
----------------------------------------------------------------------------------------------------------------------------------
  2     Evergreen Club                  1990     240    180,800       753          93%          NA%          1BR/1BA        600
        9611 Southbrook Drive                                                                                1BR/1BA        700
                                                                                                             1BR/1BA        800
                                                                                                             2BR/2BA      1,000
----------------------------------------------------------------------------------------------------------------------------------
  3     The Glades Apts., Phase I       1985     360    230,500       640          92%          93%          1BR/1BA        550
        7524 Southside Blvd.                                                                                 1BR/1BA        650
                                                                                                             1BR/1BA        750
                                                                                                             2BR/2BA      1,000
                                                                                                           2BR/2BA/LOFT   1,200
----------------------------------------------------------------------------------------------------------------------------------
  4     Oaks at Baymeadows Apts.        1985     248    246,820       995          89%          97%          1BR/1BA        685
        8401 Southside Blvd.                                                                                 1BR/1BA        850
                                                                                                           1BR/1BA/DEN    1,115
                                                                                                             2BR/1BA      1,115
                                                                                                             2BR/1BA      1,210
                                                                                                           2BR/2BA/DEN    1,455
----------------------------------------------------------------------------------------------------------------------------------
        Shadowood Village Apts.         1986     110    100,750       916          95%          96%          1BR/1BA        738
        8920 Creekfront Road                                                                               1BR/1BA/DEN      895
        SUBJECT                                                                                              2BR/2BA      1,081
==================================================================================================================================

------------------------------------------------------------------------------------------------------------------------
 COMP                                   1997 MONTHLY      1997
 NO.    NAME OF PROJECT                     RATE        RENT/SF                    AMENITIES/COMMENTS
------------------------------------------------------------------------------------------------------------------------
  1     The Antlers Apts.                   $514        $0.845     Microwave ovens, washer/dryer in units,
        8433 Southside Blvd.                 529         0.848     miniblinds, fireplaces, vaulted ceilings, outdoor
                                             561         0.723     utility closets, pools, tennis courts, racquetball
                                             576         0.720     courts, exercise/weight room, club room, lake.
                                             615         0.693
                                             630         0.694
                                             676         0.646
                                             691         0.648
------------------------------------------------------------------------------------------------------------------------
  2     Evergreen Club                      $547        $0.912     Washer/dryer in units, fireplaces, swimming
        9611 Southbrook Drive                587         0.839     pools, tennis courts, jacuzzi, sauna, exercise/
                                             622         0.778     weight room, clubroom, volleyball court,
                                             710         0.710     vaulted ceilings, lake views.
------------------------------------------------------------------------------------------------------------------------
  3     The Glades Apts., Phase I           $524        $0.953     Washer/dryer in units, miniblinds, vaulted
        7524 Southside Blvd.                 554         0.894     ceilings, outdoor utility closets, burglar alarms,
                                             569         0.818     swimming pools, racquetball courts, basketball
                                             689         0.692     court, club room, lakes
                                             789         0.732
------------------------------------------------------------------------------------------------------------------------
  4     Oaks at Baymeadows Apts.            $500        $0.730     Washer/dryer connections, miniblinds,
        8401 Southside Blvd.                 560         0.659     fireplaces, ceiling fans, vaulted ceilings, pool,
                                             650         0.583     tennis courts, jacuzzi, racquetball court, club
                                             650         0.583     room, volleyball court, lake
                                             690         0.570
                                             790         0.543
------------------------------------------------------------------------------------------------------------------------
        Shadowood Village Apts.             $585        $0.793     Microwave ovens, miniblinds, fireplaces,
        8920 Creekfront Road                 630         0.704     vaulted ceilings, outdoor utility closets, wet
        SUBJECT                              675         0.624     bars, pools, tennis courts, jacuzzi,
                                                                   exercise/weight room, club room, lakes
========================================================================================================================

                                INCOME APPROACH
--------------------------------------------------------------------------------

                              In estimating the market value of the subject property, one method used by the appraisers was the Income Approach. The Income Approach to value is predicated on the assumption that there is a definite relationship between the amount of net income a property will earn and its value. Ultimately, the Income Approach seeks to estimate the present worth of an anticipated net income stream based on an analysis of its quality, quantity, and duration. In accordance with the principle of substitution, a prudent investor would pay no more to receive an income stream from a specified property than any other property producing an equally desirable income stream.

                              Typically, the first step in the Income Approach is to estimate the potential gross income according to market rent. Market rent means the "going rent" in the neighborhood based on past history and present conditions. Vacancies are then deducted to arrive at effective gross income. Estimated annual expenses are deducted from the effective gross income, resulting in an indication of net operating income before debt service. From the estimated net annual income, annual debt service (if applicable) is subtracted to obtain annual cash flow to equity. This cash flow can be capitalized into an indication of equity value by direct capitalization utilizing an overall equity rate, or if debt does not exist, an overall capitalization rate. It may also be projected into the future over a selected but appropriate holding period, and discounted along with the anticipated equity reversion at the market discount rate and added in order to arrive at the net present equity value for the subject property. Since our valuation is on a cash basis, no mortgage was considered. In either method, the present mortgage balance (if applicable) would be added to the equity value to obtain the total value of the property. The appraisers have utilized both methods in valuing the subject property on an all cash basis.

ESTIMATED GROSS
RENTAL INCOME                 Income for the subject property is produced by
                              rental income from the various rental units, as well as any laundry income, pet deposits, forfeited security deposits, and miscellaneous income. Information provided by the on-site leasing agents indicated the subject's current rent schedule to be as follows:

                                                    BASED ON "RESIDENT PAYS UTILITIES"
                             -------------------------------------------------------------------------
                                                  TOTAL    SIZE    TOTAL   RENT/      MO.      RENT/
                              PLAN    UNIT TYPE   UNITS    (SF)    (SF)    MONTH     TOTAL    SF/MO.
                             -------------------------------------------------------------------------
                               A      1BR/1BA      28      738    20,664     $585   $16,380   $0.793
                               B    1BR/1BA/Den    46      895    41,170      630    28,980    0.704
                               C      2BR/2BA      36    1,081    38,916      675    24,300    0.624
                                                  ---    -----   -------     ----   -------   ------

                                                  110      916   100,750     $633   $69,660   $0.691

                              These rents have been compared to closely located and similarly designed apartment complexes in the subject's neighborhood area. For the purpose of this analysis, we have considered four apartment complexes that were identified by

--------------------------------------------------------------------------------

                             SUBJECT-RENT ANALYSIS
                               SHADOWOOD VILLAGE

--------------------------------------------------------------------------------
                                  UNIT       AVG.    AVG. MONTHLY   PROJECT/UNIT
                   UNIT TYPE    SIZE(SF)  RENT/MONTH   RENT/SF       AMENITIES
--------------------------------------------------------------------------------
SUBJECT              1BR/1BA        738     $585       $0.793      Average/Good
The Glades           1BR/1BA        750      569        0.818       Good/Good
Evergreen Club       1BR/1BA        700      587        0.839       Good/Good
The Antlers        1BR/1BA/DN       776      561        0.723      Average/Good
The Antlers        1BR/1BA/UP       800      576        0.720      Average/Good
Oaks at Baymeadows   lBR/1BA        685      500        0.730       Good/Good
--------------------------------------------------------------------------------
SUBJECT              1BR/1BA/DEN    895     $630       $0.704      Average/Good
The Antlers          1BR/1BA/DN     888      615        0.693      Average/Good
The Antlers          1BR/1BA/UP     908      630        0.694      Average/Good
Oaks at Baymeadows   1BR/1BA/DEN  1,115      650        0.583       Good/Good
--------------------------------------------------------------------------------
SUBJECT              2BR/2BA      1,081     $675       $0.624      Average/Good
The Glades           2BR/2BA      1,000      689        0.692       Good/Good
The Antlers        2BR/2BA/DN     1,046      676        0.646      Average/Good
The Antlers        2BR/2BA/UP     1,067      691        0.648      Average/Good
Oaks at Baymeadows   2BR/2BA      1,115      650        0.583       Good/Good
--------------------------------------------------------------------------------

  DN = downstairs
  UP = upstairs
                              management and found by the appraiser to be most comparable. They range in total unit size from 240 to 400 units and in occupancy from 90 to 93 percent. These comparable rentals are summarized on a previous page.

                              All of the comparables surveyed were located within the subject's immediate vicinity. Each is comparable to the subject overall, particularly in terms of overall physical condition, unit size, rental rates, and the amenities offered. These comparables indicate an average effective rental rate range from $0.615 to $0.922 per square foot per month.

                              On the table on the facing page, each of the subject's three floor plans is compared to similar floor plans obtained from the rent comparables. All of the comparable rentals have at least average project amenities for an apartment in this market which include a pool, tennis court, clubhouse, hot tub/jacuzzi, and landscaped grounds. Apartments which have project amenities, which are rated "good" on this chart additionally have a car wash stand, indoor racquetball courts, basketball court, and/or volleyball area. Unit amenities for standard or average apartment units include typical built-in kitchen appliances, miniblinds, a fireplace, a patio or deck, and average finish. Good unit amenities on a given apartment unit also include a microwave oven, washer and dryer, vaulted ceilings and ceiling fans, and/or burglar alarms.

                              According to the Rent Analysis summary, the subject's Plan A is most comparable to the units offered at The Glades. This plan is also similar to the one-bedroom unit at The Antlers. These comparables range in monthly rental asking prices from $561 to $569 or from $0.723 to $0.818 per square foot. The subject's Plan A has average asking rents of $585 per unit or $0.793 per square foot. The subject's rent is in the mid range of those for Plan A of the comparable properties. Additionally, the subject units' rent is believed at market rent.

                              Plan B containing 895 square feet from the subject is also most similar in size and amenities to similar two-bedroom units displayed from The Antlers. There are two 1 bedroom/1 bath units at The Antlers that are comparable. One is a downstairs unit containing 888 square feet and rents for $615 per month or $0.693 per square foot. The other is an upstairs unit having 908 square feet and renting for $630 or $0.694 per square foot per month. Plan B has average asking rents of $630 per month or $0.704 per square foot. Thus, the current asking rent is above the per square foot range provided by the rent comparables. This is due to the den that the subject unit has and its rent is market value.

                              The subject's largest plan, Plan C, with 1,081 square feet has an average asking rent of $675 per month or $0.624 per square foot. This plan is most similar in size and amenities to the two-bedroom plans from The Antlers. These comparable units range in monthly rental amounts from $676 to $691, which equates to $0.646 to $0.648 per square foot. The subject rent is near the lower end of the comparable rental range and is mainly due to size. The subject quoted rents are considered market.

                              There are currently ten vacant units in the subject complex. This equates to a current physical occupancy rate of 94.5 percent. Physical occupancy one year ago was 96 percent. These numbers indicate a downward movement in physical occupancy for the subject property.

                              Economic occupancy is estimated near 92 percent. The most recent leases for Plans A, B, and C indicate that the subject is obtaining the quoted rental rates. Therefore, we estimate that the current quoted rental rates for the subject are indicative of market rates.

                              After considering the subject's physical occupancy and actual rates the projected market rental rates for the subject are summarized below.

                                                   BASED ON "RESIDENT PAYS UTILITIES"
                             ----------------------------------------------------------------------------
                                                      TOTAL     SIZE   TOTAL    RENT/     MO.      RENT/
                             PLAN        UNIT TYPE    UNITS     (SF)   (SF)     MONTH   TOTAL     SF/MO.
                             ----------------------------------------------------------------------------
                                                                                                     v
                             A           1BR/1BA        28      738   20,664    $585  $16,380    $0.793
                             B         1BR/1BA/Den      46      895   41,170     630   28,980     0.704
                             C           2BR/2BA        36    1,081   38,916     675   24,000     0.624
                                                        --    -----   ------     ---   ------     -----

                                                       110      916  100,750    $633  $69,660    $0.691

                              Gross Annual Rental Income: $69,660 x 12 months =$835,920

                              Our cash flow analysis, as well as our direct capitalization method, indicates a gross rental income of $852,638. This figure is the result of a 2 percent increase in rental rates during the first year of our projection period.

OTHER INCOME                  In addition to rental income from apartments,
                              other income is generated by laundry and vending machines, forfeited security deposits, pet deposits, late charges, and application fees.

                              Other Income in 1990 was reported at $41,448 or $0.41 per square foot. This figure fell by approximately 39 percent during 1991 to $0.25 per square foot, or a total of $25,229. In 1992, other income decreased further to $24,686 or $0.25 per square foot. For 1993, other income decreased to $22,591 or $0.22 per square foot. The declining trend continued in 1994 and 1995 with other income at $19,809 and $18,527 or $0.20 and $0.18 per square foot, respectively. Annualized figures for the first nine months of 1996 project a total of $14,441, or $0.14 per square foot while 1997 other income is $15,369 or $0.15 per square foot. Based on our experience with similar type properties and the actual performance of the subject property it is our opinion that other income in the amount of $0.16 per square foot is typical for a project such as the subject. This equates to a total "Other Income" of $16,120 in the first year of our projected cash flow as well as in the direct capitalization method.

===================================================================================================================================

                                                    SUBJECT - EXPENSE ANALYSIS
                                                   SHADOWOOD VILLAGE APARTNWNTS

-----------------------------------------------------------------------------------------------------------------------------------
Comparab1e No.                    1          2         3                              SUBJECT PROPERTY
Year Built                      1984        1984      1985                                     1986
Net Rentable Square Feet      156,688     142,792   117,980                                  100,750
Number of Units                 160         120       124                                      110
Average Unit Size               979        1,190      951                                      916
-----------------------------------------------------------------------------------------------------------------------------------

                               1997         1997      1997      1993      1994       1995      1996-YTD    1997    BRA PROJECTIONS
                              ACTUAL       ACTUAL    ACTUAL    ACTUAL    ACTUAL     ACTUAL   ANNUALIZED   ACTUAL    CALENDAR YEAR
                               PSF          PSF       PSF       PSF       PSF        PSF          PSF      PSF     ENDING 12/31/98
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   /SF       /UNIT
-----------------------------------------------------------------------------------------------------------------------------------
EXPENSES
  Real Estate Taxes             $0.69       $0.72     $0.71     $0.75     $0.77     $0.76      $0.85      $0.80     $0.84   $  767
  Insurance                      0.13        0.16      0.16      0.11      0.16      0.18       0.18       0.18      0.19      171
  Operating Expenses             0.69        0.55      0.65      0.71      0.72      0.69       0.72       0.68      0.65      594
  Utilities                      0.70        0.68      0.86      0.63      0.66      0.72       0.68       0.94      0.65      594
  Repairs & Maintenance          0.53        0.52      0.43      0.46      0.39      0.46       0.57       0.58      0.44      404
  Contract Services              0.18        0.21      0.30      0.20      0.20      0.22       0.21       0.21      0.22      200
  Management                     0.32        0.34      0.39      0.34      0.35      0.35       0.37       0.38      0.40      367
  General Administrative         0.15        0.15      0.18      0.11      0.18      0.16       0.21       0.18      0.19      171
                                -----       -----     -----     -----     -----     -----      -----      -----     -----   ------

Total Expenses                  $3.39       $3.33     $3.68     $3.31     $3.43     $3.54      $3.79      $3.95    *$3.58  *$3,268
===================================================================================================================================

*  Differences may occur due to rounding

                              From this we have arrived at our estimate of scheduled gross income as if 100 percent occupied for the first fiscal year of the projection period:


                                  Gross Rental Income                $852,638
                                  Other Income                         16,120
                                                                     --------
                                  Total Potential Gross Income       $868,758

VACANCY AND COLLECTION
LOSS ESTIMATE                 In a stable market, vacancy and collection loss
                              for an apartment complex will be in the 3 to 10 percent range. This covers the time lag during re-leasing and normal refurbishing of apartment units and the loss of income resulting from bad debt or other vacancies. The subject's current
                              94.5 percent physical occupancy is above the approximate 91.0 percent Third Quarter physical occupancy rate enjoyed by the Southside Boulevard submarket. The subject's occupancy is above the Third Quarter 92.8 percent citywide rate in the Jacksonville area. The subject property has a current economic occupancy rate of 92.1 percent, which is considered below, but near stabilized occupancy for the subject. A 95.0 percent stabilized economic occupancy has been utilized for the subject during the holding period and a deduction is taken for rent loss as the stabilized occupancy is believed achievable in year 2.

EXPENSE ANALYSIS              The various expenses necessary in the operation of
                              the subject have been estimated including fixed expenses, operating expenses, and reserves for replacement. Proper appraisal technique demands that an appraiser rely on typical expenses as opposed to actual expenses, which may vary according to management or special circumstances that may not persist. In addition, the total expenses per square foot should be within a range typical for similar projects. Reserves for replacement are estimated based on age, condition, and construction quality. It is re-emphasized that all income, as well as expense estimates, are based on the assumption of competent and prudent management.

                              We have based our estimate of projected expenses on comparable apartment projects located in the subject area, as well as the actual historical performance of the subject property. The Expense Analysis Chart on the facing page summarizes the actual and/or annualized 1997 expenses reported by three (3) "individually metered" projects, as well as the subject property's actual 1993, 1994, 1995, and 1996 expense figures. The 1997 actual and budget figures were available to the appraiser at the time of the report and are also shown in the chart on the facing page. Bach Realty Advisors' estimated expenses for the subject property in Fiscal Year 1998 are also displayed.

                              Based upon the analysis of the comparables, we have developed the following expense estimates for the subject.

                              REAL ESTATE TAXES - The Shadowood Village
                              Apartments are subject to the taxing authorities of Duval County. The county distributes the tax receipts from property owners to different authorities as specified in the Site section of this report. The subject's 1997 assessed value is $3,773,442 the total tax liability is $80,838 or

                              $0.80 per square foot. After examining the tax liabilities of the comparables used in our expense analysis (which exhibited a range from $0.69 to $0.72 per square foot), we have reflected the actual 1997 real estate taxes plus an approximate 4 percent inflation factor in our estimate of the 1998 taxes (includes personal property taxes). Thus, real estate taxes have been estimated at $0.84 per square foot or $767 per unit and totaling $84,371. This amount is increased at a rate of 4 percent per year throughout our projection period.

                              INSURANCE - For the first fiscal year, we have estimated insurance at a market cost of $0.19 per square foot or $18,860. All of the expense comparables utilized exhibit a range of insurance costs from $0.13 to $0.16 per square foot for 1997. The subject's actual insurance costs have been fluctuating from $0.11 to $0.21 per square foot since 1993. The annualized 1996 insurance costs are projected at $0.21 per square foot. The appraisers believe that the insurance expense for the subject is appropriate and is generally supported by the expense comparables. The expense per unit is $171. Insurance expense is increased 4 percent annually for the duration of the holding period.

                              OPERATING EXPENSES - This category includes salaries for office managers and leasing agents, maid services, payroll taxes and FICA, security, advertising, and promotional items. The subject's actual figures for 1993, 1994, 1995, and 1996, were $0.71, $0.72, $0.69, and $0.72 per square
                              foot, respectively. The annualized 1997 operating expense is $0.68 per square foot. The expense comparables indicate a range of operating expenses from $0.55 to $0.69 per square foot. Based on the subject's historical expenses and a comparison of operating expenses of comparable properties, the appraisers have estimated a 1998 year operating expense of $65,367 which is equivalent to $0.65 per square foot or $594 per unit. This expense is expected to increase 4 percent annually throughout our projection period.

                              UTILITIES - The expense comparables' 1997 utility expenses have a range from $0.68 to $0.86 per square foot. The subject's annualized 1996 year-to-date expense is $0.68 per square foot. The 1997 expense is $0.94 per square foot; however, this is unusually high and needs to be tempered to the market and to historical occurrence. This expense category includes electricity to the common areas, water, sewer, and garbage collection. The subject's 1998 expense for utilities has been estimated by the appraiser to be $0.65 per square foot or $594 per unit, near the lower end of the comparables range. This equates to a total utility expense estimate of $65,367 for the subject property in the first year. Utility expenses are increased 4 percent annually throughout the projection period.

                              REPAIRS AND MAINTENANCE - The 1996 annualized actual year-to-date repairs and maintenance costs are $0.57 per square foot for the subject. Repairs and maintenance expenses are necessary in order to keep the property in good repair and consist of repairs required on plumbing, air-conditioners, electrical components, miniblinds, carpeting, janitorial services, and decorative costs. The expense comparables indicate a range from $0.43 to $0.53 per square foot and the subject's 1997 annualized expense is $0.58 per square foot. Repairs and maintenance costs of $0.44 per square foot or $404 per unit and totaling $44,411 have been projected for the subject for the first year of our cash flow analysis and increased 4 percent annually.

                              CONTRACT SERVICES - The contract services category includes mainly landscaping services. Our surveyed expense comparables reported 1997 contract services expenses between $0.18 and $0.30 per square foot. Actual expenses for the subject for the 1997 contract services expense are estimated at $0.21 per square foot, while 1997 indicated $0.21 per square foot. The appraiser has emphasized the historical and budgeted expenses for the subject when estimating the per square foot contract services expense for the property of $0.22 per square foot or $200 per unit and totaling $22,006 in the first year of the cash flow. These expenses are expected to increase annually at a rate of 4 percent.

                              MANAGEMENT - This figure for apartment projects is typically expressed as a percentage of the effective gross income of the property. The industry standard for an apartment complex of this size and quality is about 5 percent of effective gross income. This includes the fee to outside management or ownership for managing the property. According to the actual income and expense statements from 1993 forward provided by the client, management fees at the subject have been approximately 5 percent. We have also relied upon indicators from the market to determine typical expenses for this category. A management fee of 5 percent of the projected effective gross income for each year of the cash flow is estimated.

                              GENERAL AND ADMINISTRATIVE - This expense category includes legal expenses, dues, fees, printing, auto costs, postage, accounting/audit, permits, travel, credit, reports, office equipment, telephone, and all other miscellaneous and administrative costs. Our surveyed expense comparables indicated actual administrative expenses ranging from $0.15 to $0.18 per square foot. The subject's annualized year-to-date 1996 costs are above this range at $0.21 per square foot. The 1997 expense was $0.18 per square foot. The appraiser utilized an $0.19 per square foot figure or $171 per unit and totaling $18,860, supported by the comparables' range. This expense increases at a rate of 4 percent for each year in the cash flow.

EXPENSE SUMMARY               In conclusion, vacancy loss has been estimated at
                              5 percent throughout the holding period, except for year 1. The total estimated 1997 calendar year expenses for the Shadowood Village Apartments, excluding reserves for replacement, equates to $3.58 per net rentable square foot or $3,268 per unit. This is within the range indicated by the expense comparables and is reasonable and well supported by actual historical figures indicated by the subject property.

RESERVES FOR
REPLACEMENT                   A replacement allowance provides for the periodic
                              replacement of building components that wear out more rapidly than the building itself and must be replaced periodically during the building's economic life. These may include roof covering, carpeting, appliances, compressors, parking areas, drives, etc. The subject was constructed in 1984 and appears to have had ongoing maintenance since its construction. It is our opinion that a reserve allowance of $0.33 per square foot or $300 per unit is adequate to provide for the continued maintenance of the project given the on-going termite problem and weather related conditions as mentioned below. Reserves for replacement totals
                              $33,000 and are grown at 4 percent for the duration of the holding period. Reserves were included in our expenses prior to concluding the net operating income.

DEFERRED MAINTENANCE/
CAPITAL EXPENDITURES          The subject has numerous items requiring capital
                              expenditures. Capital expenditures listed by management in the 1997 budget total $201,000 as detailed in the Improvements section of this report.

DISCOUNTED CASH FLOW
ANALYSIS DISCUSSION           A reasonable method for estimating value via the
                              Income Approach in a stabilized market is through the use of Discounted Cash Flow Analysis. The
                              Market Value of a real estate investment under the Discounted Cash Flow Method is defined as the discounted sum of all net cash inflows plus the property's discounted reversionary value.
                              Primarily, any given property is only worth the value of the income derived from it.

                              The general methodology of Discounted Cash Flow involves the following steps: 1) increasing each year's cash flows by an appropriate appreciation factor; 2) discounting each year's net cash flow by an appropriate discount rate; 3) deriving the property's reversionary value in the final year and discounting it to the present; and 4) the summation of all cash flows, including final year reversion, into an estimate of value.

                              Real Estate Investment Trusts (REITS) have been the major players among new apartment acquisitions over the past, few years which has resulted in upward pressure on selling prices as capitalization rates have dropped. More recently, REITs are strong in the market. Capitalization rates are lower this year than last year due to many buyers pursuing limited inventory.

                              Survey participants in RERC's Emerging Trends in Real Estate: 1997 indicate that multifamily is still a viable investment vehicle, but its desirability is ebbing as short-term rental growth has already peaked in some markets. Expectations for 1998 are an increased interest in apartments as markets stabilize and new construction comes on-line. Since 1994 returns for apartments have averaged near 12 percent, above all other categories. Solid returns in the 9 to 10 percent area are expected to continue with 9 percent and below for new Class A product, much of which may be pre-sold. Apartment investment fits the portfolio profiles of pension funds and REITs who want immediate high cash flows with predictable capital costs and national vacancy rates in relative equilibrium at 5 percent to 8 percent and a growing population, the risk in the multifamily market is steady and we anticipate that investors will continue to find their niche the market.

DISCOUNT RATE                 Over the past several years, the internal rate of
                              return (IRR) has gained greater usefulness and market acceptance as an investment measure. IRR is the yield on an investment based on an initial cash investment, annual cash flows to the property, as well as resale proceeds. IRR allows for return on investment as well as recapture of the original investment when factoring in the reversion. To simulate this process, we have relied upon several investor surveys, which detail reasonable yields or IRR requirements of purchasers. We have used this rate as a discount rate that, when applied to projected cash flows and net resale proceeds
                              (reversion), results in the present value of the property.

                              According to the Third Quarter 1997 investor survey compiled by Peter F. Korpacz & Associates, Inc., investors for apartment properties indicated a return requirement ranging from 10.00 to 12.50 percent with an average of 11.16 percent. This IRR depends on the conservative or aggressive nature of rental and expense growth assumptions, as well as location and other factors. Real Estate is considered riskier than bonds due to illiquidity, competition, burden of management, and market conditions; therefore approximately 150 basis points or more could be added to the Corporate "Baa" bond rate in a normal market. Based on the previous data and recognizing new construction, we believe a 12 percent discount rate is reasonable in the current market based on an all cash sale and alternative investments.

CAPITALIZATION RATE           The subject property's reversionary value is
                              derived by capitalizing the eleventh year's net operating income. As mortgage rates have fluctuated over the past several years, it becomes difficult to apply a band of investment method to establish a capitalization rate because capitalization rates do not react dramatically to ups and downs of mortgage interest rates.
                              Additionally, the mercurial nature of the recent market creates a large variance of returns depending on property potential. Again, according to the previously cited investor survey, investors for apartment properties indicated a terminal capitalization rate range from 8.0 to 10.25 percent or an average of 9.29 percent to attract investment. Going-in capitalization rates of the comparable sales in the Sales Comparison Approach could be calculated based on the data provided.
                              Most had a relatively similar occupancy rate as the subject at their respective times of sale. The range of going-in capitalization rates from these sales was from 7.76 to 10.9 percent (without reserves). A going-in capitalization rate in the middle of this range is considered appropriate.
                              The going-in rate is typically lower than the terminal capitalization rate stated above due to the older age of the property and the risk of the market ten years hence. Based upon the aforementioned factors, the terminal capitalization rate for the subject should be above the average going-in capitalization rate exhibited by the comparable sales in the Sales
                              Comparison Approach. Therefore, a terminal capitalization rate of 10.0 percent appears appropriate for the subject property based on the Korpacz survey.

CASH FLOW ASSUMPTIONS         .    Rents were based on an average rental rate of
                                   approximately $0.691 per square foot per month. During the projection period rents are expected to increase at 2 percent during 1997. Rents increase 4 percent in the second year of our analysis and each year thereafter.

                              .    The subject property's current physical
                                   occupancy rate is 94.5 percent. The economic occupancy rate of 92.1 percent as of December 1997 is below the estimated stabilized occupancy rate of 95.0 percent. It is our opinion

====================================================================================================================================
                                                          Shadow Village
====================================================================================================================================
Period                                                 1           2           3            4           5         6         7
                                                    1998        1999        2000         2001        2002      2003      2004
------------------------------------------------------------------------------------------------------------------------------------
INCOME:
Apt. Rents                                         852,638     886,744     922,214      959,102     997,466  1,037,365  1,078,860
Rent/SF/Mo.                                          0.705       0.733       0.763        0.793       0.825      0.858      0.892
Dther Income/Yr.                                    16,120      16,765      17,435       18,133      18,858     19,612     20,397
                                                 ---------    --------    --------     --------   ---------  ---------  ---------
Gross Income                                       868,758     903,509     939,649      977,235   1,016,324  1,056,977  1,099,257
% Vacancy                                             7.00%       5.00%       5.00%        5.00%       5.00%      5.00%      5.00%
Vacancy Allowance                                   60,813      45,175      46,982       48,862      50,816     52,849     54,963
                                                 ---------    --------    --------     --------   ---------  ---------  ---------
Eff. Gross Income                                  807,945     858,333     892,667      928,373     965,508  1,004,129  1,044,294
                      -------------------
EXPENSES:               Per/Unit  Per/SF
                      -------------------
Real Estate Taxes           767   0.84              84,371      87,746      91,256       94,906      98,702    102,650    106,756
Insurance                   171   0.19              18,860      19,615      20,399       21,215      22,064     22,947     23,864
Operating Expenses          594   0.65              65,367      67,981      70,701       73,529      76,470     79,528     82,710
Utilities                   594   0.65              65,367      67,981      70,701       73,529      76,470     79,528     82,710
Repair & Maintenance        404   0.44              44,411      44,187      48,035       49,956      51,954     54,032     56,194
Contract Services           200   0.22              22,006      22,887      23,802       24,754      25,744     26,774     27,845
Management Fee             5.00%  0.40              40,397      42,917      44,633       46,419      48,275     50,206     52,215
General & Administrative    171   0.19              18,860      19,615      20,399       21,215      22,064     22,947     23,864
Reserves                    300   0.33              33,000      34,320      35,693       37,121      38,605     40,150     41,756
                                                 ---------    --------    --------     --------   ---------  ---------  ---------
Total Expenses           $3,569  $3.90             392,639     409,248     425,618      442,643     460,349    478,763    497,913
                      -------------------
Per SF Per Yr.                                        3.90        4.06        4.22         4.39        4.57       4.75       4.94
Per Unit                                             3,569       3,720       3,869        4,024       4,185      4,352      4,526
                                                 ---------    --------    --------     --------   ---------  ---------  ---------
NET OPERATING INCOME                              $415,306    $449,085    $467,048     $485,730    $505,159   $525,366   $546,381
                                                 =========    ========    ========     ========    ========   ========   ========
Per SF                                               $4.12       $4.46       $4.64        $4.82       $5.01      $5.21      $5.42
Per Unit                                            $3,776      $4,083      $4,246       $4,416      $4,592     $4,776     $4,967
==================================================================================================================================

Capital Items/Deferred Maintenance:                201,000

                                                 ---------    --------    --------     --------   ---------  ---------  ---------
Cash Flow                                          214,306     449,085     467,048      485,730     505,159    525,366    546,381
                                                 ---------    --------    --------     --------   ---------  ---------  ---------
Present Value Factor             12.00%           0.892857    0.797194    0.711780     0.635518    0.567427   0.506631   0.452349

Present Value of Cash Flow                         191,345     358,008     332,436      308,690     286,641    266,167    247,155

NOI in 11th Year                                   639,188                Present value of Income Stream                2,630,936
Ro at Reversion                                      10.00%               Present Value of Reversion                    1,975,693
                                                 ---------

                                                                          ---------------------------------------------------------
Indicated Reversion                              6,391,879                Indicated Value of Subject                    4,606,629
Less: Sales costs                 4.00%            255,675                Indicated Value/SF                                45.72
                                                 ---------
                                                                          Indicated Value/Unit                             41,878
Reversion in 10th Yr                             6,136,204                GIM at Indicated Value                             5.40
                                                                          Ro at Indicated Value                              9.02%
                                                                          ---------------------------------------------------------
--------------------------------------------------------------------------------
PERIOD                                8           9         10         Reversion
                                   2005        2006       2007           2008
--------------------------------------------------------------------------------
INCOME:
Apt. Rents                        1,122,014 1,166,895   1,213,570   1,262,113
Rent/SF/Mo.                           0.928     0.965       1.004       1.044
Dther Income/Yr.                     21,213    22,061      22,944      23,862
                                  --------- ---------   ---------   ---------
Gross Income                      1,143,227 1,188,956   1,236,514   1,285,975

% Vacancy                              5.00%     5.00%       5.00%       5.00%
Vacancy Allowance                    57,161    59,448      61,826      64,299
                                  --------- ---------   ---------   ---------
Eff. Gross Income                 1,086,065 1,129,508   1,174,688   1,221,676


EXPENSES:
Real Estate Taxes                   111,026   115,468     120,086     124,890
Insurance                            24,819    25,812      26,844      27,918
Operating Expenses                   86,018    89,459      93,037      96,759
Utilities                            86,018    89,459      93,037      96,759
Repair & Maintenance                 58,441    60,779      63,210      65,739
Contract Services                    28,959    30,117      31,322      32,575
Management Fee                       54,303    56,475      58,734      61,084
General & Administrative             24,819    25,812      26,844      27,918
Reserves                             43,426    45,163      46,969      48,848
                                  --------- ---------   ---------   ---------
Total Expenses                      517,830   538,543     560,085     582,488

Per SF Per Yr.                         5.14      5.35        5.56        5.78
Per Unit                              4,708     4,896       5,092       5,295
                                  --------- ---------   ---------   ---------
NET OPERATING INCOME               $568,236  $590,965    $614,604    $639.188
                                  =========  ========   =========   =========
Per SF                                $5.64     $5.87       $6.10       $6.34
Per Unit                             $5,166    $5,372      $5,587      $5,811
==============================================================================

Capital Items/Deferred Maintenance:

                                  --------- ---------   ---------   ---------
Cash Flow                           568,236   590,965     614,604     639,188
                                  --------- ---------   ---------   ---------
Present Value Factor               0.403883  0.360610    0.321973    1.000000

Present Value of cash Flow          229,501   213,108     197,886     639,188

     ==========================================================================
                                CASH FLOW SUMMARY

           CALENDAR YEAR       ANNUAL        12.00%          PV OF
            ENDING 12/31     CASH FLOW     NPV FACTOR      CASH FLOW
            ------------     ---------     ----------      ---------
                    1998     $214,306     0.892857143       $191,345
                    1999      449,085     0.797193878        358,008
                    2000      467,048     0.711780248        332,436
                    2001      485,730     0.635518078        308,690
                    2002      505,159     0.567426856        286,641
                    2003      525,366     0.506631121        266,167
                    2004      546,381     0.452349215        247,155
                    2005      568,236     0.403883228        229,501
                    2006      590,965     0.360610025        213,108
                    2007      614,604     0.321973237        197,886
                                                             -------

          TOTAL NPV OF CASH FLOWS                         $2,630,936

          Projected NOI - 11th Year                         $639,188
          Terminal Capitalization Rate                         10.00%
                                                              ------
          Estimated Value of Property at End of 10th Year $6,391,879
          Less Sales Cost @                   4.00%         (255,675)
                                                           ---------
          Value of Reversion at End of 10th Year          $6,136,204
          Discount Factor - 10th Year        12.00%         0.321973
                                                            --------
          Present Value of the Reversion                  $1,975,693
          Sum of Present Values of Cash Flow               2,630,936
                                                           ---------
          MARKET VALUE AS OF DECEMBER 31, 1997            $4,606,629
                                             (ROUNDED)    $4,600,000
                                                          ==========
     ==========================================================================
                                    that the subject should be capable of
                                    averaging 95.0 percent economic occupancy throughout the holding period of our cash flow analysis after the first year. Occupancy for the 1998 or first year is estimated at 93 percent.

                               . Other income is increased at 4 percent per year after the first year of the cash flow.

                               . The property has been appraised based on a "resident pays utilities" status.

                               . Expenses (with the exception of management) have been increased at an average growth rate of 4 percent annually over the ten-year projection period. Management expenses are based on a percentage of gross income and increase with occupancy and rental increases. Reserves are calculated at $0.33 per square foot or $300 per unit in the first year and also increase at 4 percent per year thereafter.

                               .    A discount rate of 12.0 percent was
                                    utilized.

                               .    A terminal capitalization rate of 10.0
                                    percent was felt reasonable.

                               .    A sales cost of 4 percent of the
                                    reversionary value was estimated.

                               A cash flow analysis and summary for the subject beginning January 1, 1998 may be found on the preceding pages. The estimated leased fee market value for the subject on an "as is" basis as of December 31, 1997 via discounted cash flow method is

                                    FOUR MILLION SIX HUNDRED THOUSAND DOLLARS
                                                      ($4,600,000)

================================================================================
                             DIRECT CAPITALIZATION

================================================================================
                                                  TOTAL      /UNIT     /SF
--------------------------------------------------------------------------------
Potential Gross Rental Income                    $852,638    $7,751   $8.46
Ancillary Income                                   16,120       147    0.16
                                                   ------       ---    ----

Potential Gross Income                           $868,758    $7,898   $8.62
Less: Vacancy & Credit Loss @    5.00%             43,438       395    0.43
                                                   ------       ---    ----

Effective Gross Income                           $825,320    $7,503   $8.19

FIXED EXPENSES
--------------
Real Estate Taxes                                 $84,371      $767   $0.84
Insurance                                          18,860       171  0.1872
                                                   ------       ---  ------
Total Fixed                                      $103,231      $938   $1.02

VARIABLE EXPENSES
-----------------
Operating Expenses                                $65,367      $594   $0.65
Utilities                                          65,367       594    0.65
Repairs and Maintenance                            44,411       404    0.44
Contract Services                                  22,006       200    0.22
Management Fee                   5.00%             41,266       375    0.41
General Administrative                             18,860       171    0.19
Reserves for Replacement                           33,000       300    0.33
                                                   ------       ---    ----
Total Variable                                   $290,277    $2,639   $2.88
Total Expenses                                   $393,508    $3,577   $3.91
                                                 --------    ------   -----

Net Operating Income                             $431,812    $3,926   $4.29

Capitalization Rate                                  9.00%
                                                    -----
Fee Simple Stabilized Market Value             $4,797,916   $43,617  $47.62

Less:         Rent Loss Due to Lease Up            71,728       652       1
              Capital Expenditures                201,000     1,827    2.00
                                                  -------     -----    ----

LEASED FEE "AS IS" MARKET VALUE                $4,525,189   $41,138  $44.92
ROUNDED                                        $4,530,000
                                               ==========

================================================================================
                            RENT LOSS DUE TO LEASE-UP
                            -------------------------

                                                 Year 1       Year 2
                                                 ------       ------
                           Stabilized NOI      $431,812     $431,812
                           Projected NOI        355,064      449,085
                                                -------      -------
                           Rent Loss            $76,748           $0
                     7.00% PV Factor           0.934579     0.873439
                                               --------     --------

                           PV Income Loss       $71,728           $0

                           CUMULATIVE TOTAL                  $71,728

================================================================================

DIRECT CAPITALIZATION         Direct capitalization is a method used to convert
                              a single year's income estimate into a value indication. In direct capitalization a rate of return for the investor and recapture of the capital invested is implicit in the overall capitalization rate.

                              The overall capitalization rate was chosen after analyzing the comparable apartment sales in our Sales Comparison Approach. These sales indicated a range of "going-in" capitalization rates from 7.76 to 10.90 percent. The Korpacz investor survey previously quoted indicated an average desired going-in capitalization rate of 9.29 percent. Some weight in this analysis is given to the comparable market sales since these transactions best illustrate the behavior of investor/purchasers in this marketplace. Investors' greater aversion to risk in the market caused by the recent national recession and credit constriction indicates that the range of capitalization rates from the comparables, which sold prior to this phase in the economy may be optimistic. Therefore, from these findings an overall rate of 9.00 percent was chosen for application to the subject. This rate is 1.0 percentage point lower than the terminal capitalization rate utilized for the subject in the preceding discounted cash flow analysis. The direct capitalization method indicates a value of $4,550,000 and is shown on the facing page.

INCOME APPROACH
CONCLUSION                    DCF Method............................. $4,600,000
                              Direct Capitalization Method........... $4,550,000

                              Consideration is given to both the discounted cash flow method and the direct capitalization approach. These have been rounded to the nearest ten thousand dollars, however, for purposes of the income approach conclusion, the value is rounded to the nearest fifty thousand.

                              From the above analysis provided by the Income Approach, we estimate the leased fee market value of the subject property on an "as is" all cash basis, as of December 31, 1997, to be

                                    FOUR MILLION SIX HUNDRED THOUSAND DOLLARS
                                                      ($4,600,000)

                                 RECONCILIATION
--------------------------------------------------------------------------------

                                      Sales Comparison Approach    $4,650,000
                                      Income Approach              $4,600,000

                        The Sales Comparison Approach utilized recent comparable sales of similar properties in the area. The weakness of the Sales Comparison Approach is that no two properties are exactly alike and exact conditions of a sale are often unknown. The strength of this approach is that it indicates the market activity based on the willing buyer/willing seller concept.

                        Eight recent sales, dating back to May 1996, were utilized in the Sales Comparison Approach. Each is similar to the subject property in several characteristics including occupancy, location, age, construction quality, amenities, and/or condition. The data on the comparable sales was considered to be reasonably accurate and reliable, and each property is similarly located on the city's south and southeast sides. The methods of comparison utilized in this analysis were the net operating income per square foot and the effective gross rental multiplier (EGRM) methods. These indicators rely on a comparison of income rather than physical attributes. Thus, adjustments for physical factors are not necessary as economics are the common denominator. A final market value estimate for the subject was made based on the analysis presented in the Sales Comparison Approach.

                        The Income Approach attempts to measure investment qualities of the property. Based on actual rents in the immediate area of the subject, actual expenses, and investor returns derived from the market, we have estimated value. Actual data on the property, as well as comparable data from nearby similar properties, were considered to be adequate. Because the Income Approach deals directly with income streams, we believe it is a very good indication of current market conditions. It tends to reflect a value, which an investor of a property would anticipate.

                        In the Income Approach, comparable properties from the subject's Southside Boulevard area were utilized when deriving the subject property's economic market rents and projected expenses. The Sales Comparison Approach also contains sales from similar areas on the city's south and southeast sides. For this reasoning, both the Sales Comparison and Income approaches are emphasized in the final analysis. The Income Approach was rounded down to its value conclusion and this was given consideration in the final value conclusion.

                        Therefore, it is our opinion that the market value of the leased fee estate of the subject property on an "as is" all cash basis, as of December 31, 1997, is

                              FOUR MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS
                                                 ($4,650,000)

                          THE LINKS AT WINDSOR PARKE
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                            [PICTURE APPEARS HERE]

                            COMPARABLE APARTMENT SALE 1


PROPERTY IDENTIFICATION
Job Number                   97-075/97-076
Project Name                 The Links at Windsor Park
Address                      13700 Sutton Park Drive North
City/County/State            Jacksonville, Florida

TRANSACTION DATA
Sale Date                    08/97
Grantor (Seller)             Windsor Park Apartments, Ltd.
Grantee (Buyer)              Rancho Bernardo Corporate Center
Recorded Document            8726-846
Sale Price                   $20,500,000
Occupancy                    95%
Sale Price per Unit          $73,214
Sale Price per SF            $69.11
Capitalization Rate          8.56%

TERMS OF SALE                Said to be cash

INCOME/EXPENSE DATA
Potential Gross Income       $ 2,767,693
Vacancy/Collection Loss        ($138,385)
Effective Gross Income       $ 2,629,308
Operating Expenses           $  (874,508)
Net Operating Income         $ 1,754,800

PROPERTY DESCRIPTION
Year Built                   1995
Number of Stories            2 and 3
Number of Units              280
Number of Bedrooms           NA
Net Rentable Area            296,616 SF
Average Unit Size            1,059 SF
Land Area                    23.36 acres
Unit Density                 11.98 Units per Acre
Property Condition           Excellent
Parking (type)               Open
Construction Type            Wood frame/Wood Siding/Stucco

Confirmed With               Steve Coley, Barnett Bank
Date Confirmed               11/18/97
Comments:                    Was completed in early 1995 and was in excellent
                             condition at time of sale. Complex amenities include security fencing with remote entry gate, swimming pool, sun deck, tennis courts, clubhouse with fitness center, playground, and amenity lake with partial frontage along golf course fairways.
                             Units have installation alarms, washer/dryer, appliances ceiling fans, window coverings, and built-in bookcases.

                                   SAN PABLO
-------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 2


PROPERTY IDENTIFICATION
Job Number                        97-075/97-076
Project Name                      San Pablo
Address                           14401 Jose Vedra Blvd..
City/County/State                 Jacksonville, Florida

TRANSACTION DATA
Sale Date                         06/97
Grantor (Seller)                  N/A
Grantee (Buyer)                   N/A
Recorded Document                 N/A
Sale Price                        $5,350,000
Occupancy                         90%
Sale Price per Unit               $26,750
Sale Price per SF                 $28.96
Capitalization Rate               10.8%

TERMS OF SALE                     Cash

INCOME/EXPENSE DATA
Potential Gross Income            $ 1,302,800
Vacancy/Collection Loss             ($130,280)
Effective Gross Income            $ 1,172,520
Operating Expenses                  ($589,370)
Net Operating Income              $   583,150

PROPERTY DESCRIPTION
Year Built                        1974
Number of Stories                 2
Number of Units                   200
Number of Bedrooms                350
Net Rentable Area                 184,750
Average Unit Size                 924 SF
Land Area                         14.24 acres
Unit Density                      14.04 Units per Acre
Property Condition                Average
Parking (type)                    Open parking
Construction Type                 Concrete block with masonry and wood veneer

Confirmed With                    David V. Allen, CB Commercial Real Estate
                                  Group, Inc.
Date Confirmed                    11/18/97
Comments                          San Pablo Apartments needed new plumbing
                                  system, wood replacement, some roof
                                  replacement and other repairs at time of sale.
                                  The property has tennis courts, basketball courts, full size pool, and playground.
                                  Expenses do not include reserves.

                                 HUNTER'S RIDGE
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                            [PICTURE APPEARS HERE]

                           COMPARABLE APARTMENT SALE 3


PROPERTY IDENTIFICATION
Job Number                       97-075/97-076
Project Name                     Hunter's Ridge (previously Oaks at Deerwood)
Address                          10100 Baymeadows Road
City/County/State                Jacksonville, Florida

TRANSACTION DATA
Sale Date                        05/97
Grantor (Seller)                 Oaks at Baymeadows II Associates, Ltd.
Grantee (Buyer)                  Mid-America Apartments of Duval, L.P.
Recorded Document                8653-596
Sale Price                       $15,200,000
Occupancy                        92%
Sale Price per Unit              $45,238
Sale Price per SF                $51.54
Capitalization Rate              7.76%

TERMS OF SALE                    Said to be cash

INCOME/EXPENSE DATA
Potential Gross Income           $ 2,451,409
Vacancy/Collection Loss            ($196,113)
Effective Gross Income           $ 2,255,296
Operating Expenses               $ 1,075,776
Net Operating Income             $ 1,179,520

PROPERTY DESCRIPTION
Year Built                       1987
Number of Stories                2 and 3
Number of Units                  336
Number of Bedrooms               NA
Net Rentable Area                294,888 SF
Average Unit Size                878 SF
Land Area                        34.70 acres
Unit Density                     9.68 Units per Acre
Property Condition               Average
Parking (type)                   Open parking
Construction Type                Wood frame/Wood Siding/Shingle roof

Confirmed With                   Steve Coley, Barnett Bank
Date Confirmed                   11/18/97
Comments                         Property had a name change after the sale and
                                 is now known as Hunter's Ridge. Clubhouse has a tile roof covering and entry is paved with brick pavers. Well landscaped and treed.
                                 Amenities include a pool with hot tub, tennis courts, fitness facility in clubhouse, car care center, racquet ball/volleyball court, outdoor storage for each unit, mini-blinds, and washer/dryer connections.

                                   WOODHOLLOW
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                           COMPARABLE APARTMENT SALE 4


PROPERTY IDENTIFICATION
Job Number                          97-075/97-076
Project Name                        Woodhollow Apartments
Address                             1715 Hodges Blvd.
City/County/State                   Jacksonville, Florida

TRANSACTION DATA
Sale Date                           04/97
Grantor (Seller)                    Woodhollow, LP
Grantee (Buyer)                     Mid-America Apartments, LP
Recorded Document                   8590-2406
Sale Price                          $16,700,000
Occupancy                           94%
Sale Price per Unit                 $37,111
Sale Price per SF                   $48.99
Capitalization Rate                 9.60%

TERMS OF SALE                       Cash to mortgage of $10,350,000 @ 7.5% Due
                                    in 7 years, based on 25 amortization
                                    schedule
INCOME/EXPENSE DATA
Potential Gross Income              $ 3,245,490
Vacancy/Collection Loss               ($194,729)
Effective Gross Income              $ 3,050,761
Operating Expenses                  ($1,447,561)
Net Operating Income                $ 1,603,200

PROPERTY DESCRIPTION
Year Built                          1986
Number of Stories                   2
Number of Units                     450
Number of Bedrooms                  690
Net Rentable Area                   342,162 SF
Average Unit Size                   760 SF
Land Area                           38.65 acres
Unit Density                        11.6 Units per Acre
Property Condition                  Average Plus
Parking (type)                      Open parking
Construction Type                   Wood frame

Confirmed With                      David V. Allen, CB Commercial Real Estate
                                    Group, Inc.
Date Confirmed                      11/18/97
Comments                            The cap rate does not include a deduction
                                    for reserves. Amenities are a 6-acre lake, olympic size pool with large cool deck, jacuzzi, 2 tennis courts, 2 volleyball courts, BBQ and picnic areas, large playground, and a gated boat storage.

                           THE COURTS AT PONTE VEDRA
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                         COMPARABLE APARTMENT SALE  5


PROPERTY IDENTIFICATION
Job Number                          97-075/97-076
Project Name                        The Courts at Ponte Vedra
Address                             101 Vera Cruz Drive
City/County/State                   Ponte Vedra Beach, FL

TRANSACTION DATA
Sale Date                           01/97
Grantor (Seller)                    Windsor Apartments, L.P.
Grantee (Buyer)                     Metropolitan Life Insurance Corporation
Recorded Document                   01220-01824
Sale Price                          $19,000,000
Occupancy                           95%
Sale Price per Unit                 $75,099
Sale Price per SF                   $75.12
Capitalization Rate                 8.34%

TERMS OF SALE                       Said to be cash

INCOME/EXPENSE DATA
Potential Gross Income              $ 2,734,426
Vacancy/Collection Loss               ($136,721)
Effective Gross Income              $ 2,597,705
Operating Expenses                  ($1,013,105)
Net Operating Income                $ 1,584,600

PROPERTY DESCRIPTION
Year Built                          1996
Number of Stories                   3
Number of Units                     253
Number of Bedrooms                  N/A
Net Rentable Area                   252,916 SF
Average Unit Size                   1,000 SF
Land Area                           9.23 acres
Unit Density                        27.41 Units per Acre
Property Condition                  Excellent
Parking (type)                      Open parking
Construction Type                   Wood frame/Masonry/Stucco

Confirmed With                      Steve Coley, Barnett Bank
Date Confirmed                      11/18/97
Comments                            Built in late 1996 and sold on 95% proforma.
                                    Leasing was ahead of schedule at time of sale. Complex was in excellent condition.
                                    Property had very attractive architectural design features at windows and roof lines.
                                    Amenities include security gate entry,
                                    fountain, brick pavers, lap pool, heated spa, and clubhouse with business center.
                                    Property had higher unit density than most projects in Ponte Vedra.

                         THE HUNTINGTON AT HIDDEN MILLS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 6


PROPERTY IDENTIFICATION
Job Number                         97-075/97-076
Project Name                       The Huntington at Hidden Mills (formerly
                                   Cozumel)
Address                            3333 Monument Road
Location                           East side of Monument Road, north of SR 10
                                   (Atlantic Blvd.)
City/County/State                  Jacksonville, Duval, Florida


TRANSACTION DATA
Date of Sale                       8/8/96
Grantor (Seller)                   Private Syndication
Grantee (Buyer)                    Walden Residential
Recorded Document                  NA
Sale Price                         $7,225,000
Occupancy                          98%
Sale Price per Unit                $32,254.46
Sale Price per SF                  $40.26


TERMS OF SALE                      Cash

INCOME/EXPENSE DATA
Potential Gross Income             $1,356,839
Vacancy/Collection Loss 2.8%       $   37,991
Effective Gross Income             $1,318,848
Operating Expenses                 $  628,166
Net Operating Income               $  690,682


PHYSICAL DATA
Year Built                         1986
Number of Stories                  2-3
Number of Units                    224
Number of Bedrooms                 376
Net Rentable Area                  179,476 SF
Average Unit Size                  801 SF
Land Area                          14.92 acres
Unit Density                       15
Property Condition                 Average
Parking (type)                     Asphalt, open
Construction Type                  Stucco/wood siding with composition roofs

Confirmed With                     Dan Allen/CB Commercial/(904) 630-6362
Date Confirmed                     10/10/96/LW/Bach Thoreen McDermott Inc.
Comments                           Price adjusted upward by $350,000 for
                                   required re-plumbing and was a credit given by the seller.

                                   The net operating income (NOI) does not
                                   include an allowance for reserve for
                                   replacement expenses.

                                  THE ANTLERS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 7


PROPERTY IDENTIFICATION
Job Number                         97-075/97-076
Project Name                       The Antlers
Address                            8433 Southside Blvd.
Location                           East side of Southside Blvd., south of J.
                                   Turner Butler Blvd.
City/County/State                  Jacksonville, Duval, Florida

TRANSACTION DATA
Grantor (Seller)                   Balcor
Grantee (Buyer)                    United Dominion Real Estate
Date of Sale                       5/29/96
Sale Price                         $15,000,000
Occupancy                          97%
Terms of Sale                      Cash
Sale Price per Unit                $37,500.00
Sale Price per SF                  $45.77


TERMS OF SALE                      Cash

INCOME/EXPENSE DATA
Potential Gross Income             $2,752,915
Vacancy/Collection Loss 3.2%          $88,093
Effective Gross Income             $2,664,822
Operating Expenses                 $1,140,493
Net Operating Income               $1,524,329

PHYSICAL DATA
Year Built                         1985
Number of Stories                  2-3
Number of Units                    400
Number of Bedrooms                 504
Site Area                          42.51 acre(s)
Net Rentable Area                  327,728 SF
Average Unit Size                  819 SF
Land Area                          42.51 acres
Unit Density                       9.4
Property Condition                 Average
Parking (type)                     Asphalt, open
Construction Type                  Stucco/Wood siding with composition roofs

Confirmed With                     Dan Allen/CB Commercial/(904) 630-6362
Date Confirmed                     10/10/96/LW/Bach Thoreen McDermott Inc.
Comments                           The net operating income (NOI) does not
                                   include an allowance for reserve for
                                   replacement expenses.

                                 WESTLAND PARK
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                            [PICTURE APPEARS HERE]

                          COMPARABLE APARTMENT SALE 8

PROPERTY IDENTIFICATION
Job Number                         97-075/97-076
Project Name                       Westland Park
Address                            6710 Collins Road
Location                           North side of Collins Road, north of I-295
City/County/State                  Jacksonville, Duval, Florida

TRANSACTION DATA
Grantor (Seller)                   Vestcor
Grantee (Buyer)                    United Dominion Real Estate
Sale Date                          5/9/96
Sale Price                         $16,950,060
Occupancy                          97%
Terms of Sale                      Cash
Sale Price per Unit                $41,852.00
Sale Price per SF                  $42.06


TERMS OF SALE                      Cash

INCOME/EXPENSE DATA
Potential Gross Income             $2,929,883
Vacancy/Collection Loss 3.7%         $108,406
Effective Gross Income             $2,821,477
Operating Expenses                 $1,104,247
Net Operating Income               $1,717,230

PHYSICAL DATA
Year Built                         1989
Number of Stories                  2-3
Number of Units                    405
Number of Bedrooms                 723
Net Rentable Area                  403,010 SF
Average Unit Size                  995 SF
Land Area                          27.17
Unit Density                       14.9
Property Condition                 Average
Parking (type)                     Asphalt, open
Construction Type                  Stucco/Wood siding with composition roofs

Confirmed With                     Dan Allen/CB Commercial/(904) 630-6362
Date Confirmed                     10/10/96/LW/Bach Thoreen McDermott Inc.
Comments                           The net operating income (NOI) does not
                                   include an allowance for reserve for
                                   replacement expenses.

                                   THE ANTLERS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 1


PROPERTY DESCRIPTION
Project No.                   97-076
Name of Project:              The Antlers
Street Address:               8433 Southside Boulevard
City/State:                   Jacksonville, Florida

PROPERTY DESCRIPTION
Year Built/Renovated:         1985
Number of Buildings:          27
Number of Stories:            2
Number of Units:              400
Net Rentable Area (SF):       331,780
Average Unit Size (SF):       829
Parking Surface:              Asphalt
Parking Spaces:               Open parking
Type of Construction:         Wood frame and stucco with composition roofs
Unit Mix:

                               TOTAL       UNIT          SIZE  MONTHLY   MONTHLY
                               UNITS       TYPE          (SF)    RENT    RENT/SF
                              --------------------------------------------------
                                 56     1BR/1BA/DN        608    $514    $0.845
                                 56     1BR/1BA/UP        624     529     0.848
                                 56     1BR/1BA/DN        776     561     0.723
                                 56     1BR/1BA/UP        800     576     0.720
                                 36     1BR/1BA/DN        888     615     0.693
                                 36     1BR/1BA/UP        908     630     0.694
                                 52     2BR/2BA/DN      1,046     676     0.646
                                 52     2BR/2BA/UP      1,067     691     0.648

                              DN = downstairs; UP = upstairs

Unit Amenities:               Dishwashers, garbage disposals, microwave ovens,
                              washer/dryer in units, miniblinds, fireplaces,
                              vaulted ceilings, outdoor utility closets,
                              patio/balconies
Project Amenities:            2 swimming pools, 2 tennis courts, 2 racquetball
                              courts, jacuzzi, sauna, exercise/weight room, club room, lake

ECONOMIC DATA
Percent Occupied:             90%
Avg. Monthly Rent/SF of NRA:  $0.717
Electricity Paid By:          Tenant
Length of Lease:              7 or 12 months
Security Deposit:             $150-$200
Pets Allowed/Deposit:         Yes, 25 lbs. maximum; $150 nonrefundable

Confirmed With:               On-site leasing agent and ConAm survey
Date Confirmed:               December 1997 - Stevan N. Bach, Bach Realty
                              Advisors, Inc.

                                 EVERGREEN CLUB
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 2


PROPERTY IDENTIFICATION
Project No.                     97-076
Name of Project:                Evergreen Club
Street Address:                 9611 Southbrook Drive
City/State:                     Jacksonville, Florida

PROPERTY DESCRIPTION
Year Built/Renovated:           1990
Number of Buildings:            NA
Number of Stories:              2
Number of Units:                240
Net Rentable Area (SF):         180,800
Average Unit Size (SF):         753
Parking Surface:                Asphalt
Parking Spaces:                 Open parking
Type of Construction:           Wood frame
Unit Mix:

                                  TOTAL     UNIT     SIZE   MONTHLY     MONTHLY
                                  UNITS     TYPE      (SF)   RENT       RENT/SF
                                ------------------------------------------------
                                    64    1BR/1BA     600      $547      $0.912
                                    80    1BR/1BA     700       587       0.839
                                    48    1BR/1BA     800       622       0.778
                                    48    2BR/2BA   1,000       710       0.710

Unit Amenities:                 Fireplaces, washer/dryer, vaulted ceilings,
                                screened patios/balconies, lake views.
Project Amenities:              Clubhouse, pool, fitness center, lighted tennis
                                and basketball courts, volleyball area, and spa.

ECONOMIC DATA
Percent Occupied:               93%
Avg. Monthly Rent/SF of NRA:    $0.807
Electricity Paid By:            Tenant
Length of Lease:                7 to 12 months
Security Deposit:               $200-300
Pets Allowed/Deposit:           Yes, $250 nonrefundable

Confirmed With:                 On-site leasing agent and ConAm survey
Date Confirmed:                 December 1997 - Stevan N. Bach, Bach Realty
                                Advisors, Inc.

                                  THE GLADES
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 3


PROPERTY IDENTIFICATION
Name of Project:                The Glades Apartments
Street Address:                 7524 Southside Boulevard
City/State:                     Jacksonville, Florida

PROPERTY DESCRIPTION
Year Built/Renovated:           1985
Number of Buildings:            28
Number of Stories:              2
Number of Units:                360
Net Rentable Area (SF):         230,500
Average Unit Size (SF):         640
Parking Surface:                Asphalt
Parking Spaces:                 Open parking
Type of Construction:           Wood frame and brick veneer composition roofs
Unit Mix:

                                  TOTAL      UNIT       SIZE    MONTHLY  MONTHLY
                                  UNITS      TYPE        (SF)    RENT    RENT/SF
                                ------------------------------------------------
                                   96      1BR/1BA        550     $524    $0.953
                                   80      1BR/1BA        620      554     0.894
                                   80      1BR/1BA        696      569     0.818
                                   96      2BR/2BA        996      689     0.692
                                    8    2BR/2BA/Loft   1,078      789     0.732

Unit Amenities:                 Dishwashers, garbage disposals, washer/dryer in
                                units, miniblinds, fireplaces, ceiling fans, vaulted ceilings, outdoor utility closets, patio/balconies, burglar alarms

Project Amenities:              2 swimming pools, 2 racquetball courts, 1
                                basketball court, clubroom, lakes

ECONOMIC DATA
Percent Occupied:               92%
Avg. Monthly Rent/SF of NRA:    $0.922
Electricity Paid By:            Tenant
Length of Lease:                7 or 12 months
Security Deposit:               $200-1BR; $300-2BR
Pets Allowed/Deposit:           Yes; 0-20 pounds - $250 deposit plus $12/month
                                pet fee

Confirmed With:                 On-site leasing agent and ConAm survey
Date Confirmed:                 December 1997 - Stevan N. Bach, Bach Realty
                                Advisors, Inc.

Remarks: Differences in rental rates for individual floor plans are due to forest or lake or pool views ($10), upstairs ($10), wetbars in 2BDs ($10) for a maximum of $20 in 1BD and $30 in 2BDs.

                               OAKS AT BAYMEADOWS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 4


PROPERTY DESCRIPTION
Name of Project:                The Oaks at Baymeadows Apartments
Street Address:                 8401 Southside Boulevard
City/State:                     Jacksonville, Florida

PROPERTY DESCRIPTION
Year Built/Renovated:           1985
Number of Buildings:            14
Number of Stories:              2-3
Number of Units:                248
Net Rentable Area (SF):         246,820
Average Unit Size (SF):         995
Parking Surface:                Asphalt
Parking Spaces:                 Open parking
Type of Construction:           Wood frame and brick veneer with composition
                                roofs

Unit Mix:

                                 TOTAL    UNIT        SIZE    MONTHLY  MONTHLY
                                 UNITS    TYPE        (SF)      RENT   RENT/SF
                                ------------------------------------------------
                                  52     1BR/1BA        685     $500   $0.730
                                  72     1BR/1BA        850      560    0.659
                                  28    1BR/1BA/DEN   1,115      650    0.583
                                  24     2BR/2BA      1,115      650    0.583
                                  52     2BR/2BA      1,210      690    0.570
                                  20     3BR/2BA      1,455      790    0.543

Unit Amenities:                 Dishwashers, garbage disposals, microwave ovens,
                                washer/dryer connections, miniblinds, fireplace,
                                ceiling fans, vaulted ceilings, patio/balconies
Project Amenities:              1 swimming pool, 2 tennis courts, jacuzzi, 1
                                racquetball court, clubroom, lake, volleyball court

ECONOMIC DATA
Percent Occupied:               89%
Avg. Monthly Rent/SF of NRA:    $0.615
Electricity Paid By:            Tenant
Length of Lease:                7 to 12 months
Security Deposit:               $200
Pets Allowed/Deposit:           Yes; 25 lbs. maximum; $250 nonrefundable pet fee

Confirmed With:                 On-site leasing agent and ConAm survey
Date Confirmed:                 December 1997 - Stevan N. Bach, Bach Realty
                                Advisors, Inc.

                                  EXHIBIT "A"
                                  -----------

                              LEGAL DESCRIPTION
                              -----------------
PARCEL A:
---------

     A tract of land in Section 24, Township 3 South, Range 27 East, Jacksonville, Duval County, Florida. Said tract being more particularly described as follows:

     For point of reference, commence at the point of intersection of the Northerly right of way line of Baymeadows Road (a 100 foot right of way, as now established) with the Westerly right of way line of Southside Boulevard (State Road No. 115, a 300 foot right of way, as now established), and run N 00 degrees 01' 50" W, along said Westerly right of way line, a distance of 4,855.00 feet to the Southeasterly corner of that property described in the Public Records of said County in Official Records Volume 5141, Page 122; run thence S 89 degrees 58' 10" W, along said Southerly boundary, a distance of 670.00 feet to a point for point of beginning.

     From the point of beginning thus described, run S 0 degrees 01' 50" E a distance of 532.65 feet to a point on the Northerly boundary of an easement for ingress, egress, drainage and utilities, as described in the Public Records of said County in Official Records Volume 5578, Pages 670 through 677; run thence along said Northerly boundary, as follows: first course, S 70 degrees 58' 10" W a distance of 96.85 feet to a point of curvature; second course, a distance of
158.84 feet, along the arc of a curve, concave Northeasterly and having a radius of 214.14 feet, a chord distance of 155.23 feet to a point of compound curvature, the bearing of the aforementioned chord being N 87 degrees 46' 50" W; third course, a distance of 50.41 feet, along the arc of a curve, concave Northeasterly and having a radius of 50.00 feet, a chord distance of 48.30 feet to a point of reverse curvature, the bearing of the aforementioned chord being N 37 degrees 38' 46" W; fourth course, a distance of 204.24 feet, along the arc of a curve, concave Southwesterly and having a radius of 100.00 feet, a chord distance of 170.55 feet to a point on the Easterly boundary of that property described in the Public Records of said County in Official Records Volume 5578, Pages 670 through 677, the bearing of the aforementioned chord being N 67 degrees 16' 16" W; run thence along said Easterly boundary, as follows: first course, N 56 degrees 27' 20" W a distance of 223.94 feet to a point; second course, N 0 degrees 01' 50" W a distance of 330.00 feet to a point on the Southerly boundary of said property described in Official Records Volume 5141, Page 122; run thence N 89 degrees 58' 10" E, along said Southerly boundary, a distance of 620.00 feet to the point of beginning.

PARCEL B:
--------

     A tract of land in Section 24, Township 3 South, Range 27 East, Jacksonville, Duval County, Florida. Said tract being more particularly described as follows:

     For point of reference, commence at the point of intersection of the Northerly right of way line of Baymeadows Road (a 100 foot right of way, as now established) with the Westerly right of way line of Southside Boulevard (State Road No. 115, a 300 foot right of way, as now established), and run N 00 degrees 01' 50" W, along said Westerly right of way line, a distance of 4,855.00 feet to the Southeasterly corner of that property described in the Public Records of said County in Official Records Volume 5141, Page 122 for point of beginning.

                             Page One of Two Pages

          From that point of beginning thus described, run S 0 degree 01'50" E, along said Westerly right of way line of Southside Boulevard, a distance of
     310.00 feet to a point of curvature, said point lying on the Nortnerly boundary of an easement for ingress, egress, drainage and utilities described in the Public Records of said County in Official Records Volume 5578, Pages 670 through 677; run thence along said Northerly boundary, as follows: first course, a distance of 39.27 feet, along the arc of a curve, concave Northwesterly and having a radius of 25.00 feet, a chord distance of 35.36 feet to a point of tangency, the bearing of the aforementioned chord being S 44 degrees 58'10" W; second course, S 89 degress 58'l0" W a distance of 30.83 feet to a point of curvature; third course, a distance of
     79.59 feet, along the arc of a curve, concave Southeasterly and having a radius of 240.00 feet, a chord distance of 79.22 feet to a point of tangency, the bearing of the aforementioned chord being S 80 degrees 28'l0" W; fourth course, S 70 degrees 58'10" W a distance of 566.92 feet to a point; run thence N 0 degrees 01'50" W a distance of 532.65 feet to a point on the Southerly boundary of said property described in Official Records Volume 5141, Page 122; run thence N 89 degrees 58'10" E, along said Southerly boundary, a distance of 670.00 feet to the point of beginning.


             [STATE OF FLORIDA DOCUMENTARY STAMPS TAX APPEAR HERE]

                            Page Two of Two Pages

                                  EXHIBIT "B"
                                  -----------

                              LEGAL DESCRIPTION
                              -----------------

Together with a perpetual non-exclusive easement over, through, across, under and above the property hereinafter described for the purpose of ingress, egress and utilities, to-wit:


STREET PARCEL
-------------

     A tract of land in Section 24, Township 3 South, Range 27 East, Jacksonville, Duval County, Florida. Said tract being more particularly described as follows:

     For point of reference, commence at the point of intersection of the Northerly right of way line of Baymeadows Road (a 100 foot right of way, as now established) with the Westerly right of way line Southside Boulevard (State Road No. 115, a 300 foot right of way, as now established), and run N 0 degrees 0l'50" W, along said Westerly right of way line, a distance of 4,395.00 feet to a point of curvature for point of beginning.

     From the point of beginning thus described, run a distance of 39.27 feet, along the arc of a curve, concave Southwesterly, and having a radius of 25.00 feet, a chord distance of 35.36 feet to the point of tangency of said curve, the bearing of the aforementioned chord being N 45 degrees 0l'50" W; run thence S 89 degrees 58'10" W a distance of 146.66 feet to a point of curvature; run thence a distance of 60.35 feet, along the arc of a curve, concave Southeasterly, and having a radius of 182.00 feet, a chord distance of 60.08 feet to the point of tangency of said curve, the bearing of the aforementioned chord being S 80 degrees 28'10" W; run thence S 70 degrees 58'10" W a distance of 540.57 feet to a point of curvature, run thence a distance of 203.35 feet, along the arc of a curve, concave Northeasterly, and having a radius of 274.14 feet, a chord distance of 198.72 feet to a point of reverse curvature, the bearing of the aforementioned chord being N 87 degrees 46'50" W; run thence a distance of 50.41 feet, along the arc of a curve, concave Southeasterly, and having a radius of
50.00 feet, a chord distance of 48.30 feet to a point of reverse curvature, the bearing of the aforementioned chord being S 84 degrees 35'06" W; run thence a distance of 515.81 feet, along the arc of a curve, concave Northwesterly, and having a radius of 100.00 feet, a chord distance of 106.67 feet to a point of reverse curvature, the bearing of the aforementioned chord being N 23 degrees 28'10" E; run thence a distance of 50.41 feet, along the arc of a curve, concave Northeasterly, and having a radius of 50.00 feet, a chord distance of 48.30 feet to a point of reverse curvature, the bearing of the aforementioned chord being S 37 degrees 38'46" E; run thence a distance of 158.84 feet, along the arc of a curve, concave Northerly, and having a radius of 214.14 feet, a chord distance of 155.23 feet to the point of tangency of said curve, the bearing of the aforementioned chord being S 87 degrees 46'50" E; run thence N 70 degrees 58' 10" E a distance of 663.77 feet to a point of curvature; run thence a distance of 79.59 feet, along the arc of a curve, concave Southeasterly, and having a radius of 240.00 feet, a chord distance of 79.22 feet to a point of tangency, the bearing of the aforementioned chord being N 80 degrees 28'10" E; run thence N 89 degrees 58'10" E a distance of 30.83 feet to a point of curvature; run thence a distance of 39.27 feet, along the arc of a curve, concave Northwesterly and having a radius of 25.00 feet, a chord distance of 35.36 feet to the point of tangency of said curve with the Westerly right of way line of aforementioned Southside Boulevard, the bearing of the aforementioned chord being N 44 degress 58'10" E; run thence S 0 degrees 01'50" E, along said Westerly right of way line, a distance of 150.00 feet to the point of beginning. The land thus described contains 2.2422 acres, more or less.

                                  EXHIBIT "A"



A part of Section 24, Township 3 South, Range 27 East, City of Jacksonville, Duval County, Florida more particularly described as follows: For a point of reference commence at the point of intersection of the Northerly right-of-way line of BAYMEADOWS ROAD (a 100 foot right-of-way as now established) with the Westerly right-of-way line of SOUTHSIDE BOULEVARD (State Road No. 115, a 300 foot right-of-way as now established); thence N. 00 degrees 01'50" W., along the Westerly right-of-way line of aforesaid SOUTHSIDE BOULEVARD, a distance of 3855.00 feet to the Point of Beginning; thence S. 89 degrees 58'l0" W., along the Southerly line of an easement to the FLORIDA DEPARTMENT of TRANSPORTATION, as described in Official Records Volume 3668, Page 440 of the current public records of said county, a distance of 836.96 feet; thence N. 00 degrees 01'50"
W. a distance of 364.21 feet to a point on a curve concave Northerly having a radius of 274.14 feet, said point also being on the Southerly line of an easement for ingress and egress drainage and utilities as described in Official Records Volume 5578, Pages 670 through 677, thence along the arc of said curve and Southerly easement line, a chord bearing of N. 81 degrees 03'44" E. and a chord distance of 96.08 feet to the point of tangency of said curve; thence N. 70 degrees 58'10" E., along the aforesaid easement line, a distance of 540.57 feet to the point of curve of a curve concave Southerly having a radius of
182.00 feet; thence Easterly along the arc of said curve, a chord bearing of N. 80 degrees 28'l0" E. and a chord distance of 60.08 feet to the point of tangency of said curve; thence N. 89 degrees 58'l0" E., along said easement line, a distance of 146.66 feet to the point of curve of a curve concave Southwesterly having a radius of 25.00 feet; thence Southeasterly along the arc of said curve, a chord bearing of S. 45 degrees 01'50" E. and a chord distance of 35.36 feet to the point of tangency of said curve; thence S. 00 degrees 01'50" E., along the Westerly right-of-way line of aforesaid SOUTHSIDE BOULEVARD, a distance of
540.00 feet to the Point of Beginning.

ALSO KNOWN AS:

A part of Section 24, Township 3 South, Range 27 East, CITY OF JACKSONVILLE, DUVAL COUNTY, FLORIDA more particularly described as follows: For a point of reference commence at the point of intersection of the Northerly right-of-way line of BAYMEADOWS ROAD (A 100 foot right-of-way as now established) with the Westerly right-of-way line of SOUTHSIDE BOULEVARD (State Road No. 115 a 300 foot right-of-way as now established); thence N. 00 degrees 0l'50" W., along the Westerly right-of-way line of aforesaid SOUTHSIDE BOULEVARD, a distance of 3855.00 feet to the point of beginning; thence S. 89 degrees 58'l0" W., along the Southerly line of an easement to the FLORIDA DEPARTMENT OF TRANSPORTATION, as described in Official Records Volume 3668, Page 440 of the current public records of said county, a distance of 836.96 feet; thence N. 00 degrees 0l'50"
W. a distance of 364.21 feet to a point on a curve concave Northerly having a radius of 274.14 feet, said point also being on the Southerly right-of-way line CREEKFRONT ROAD, as recorded in Plat Book 40, Pages 24 and 24A of the current Public Records of Duval County, Florida; thence Easterly along the arc of said curve and along said Southerly right-of-way line, a chord bearing of N. 81 degrees 03'44" E. and a chord distance of 96.08 feet to the point of tangency of said curve; thence N. 70 degrees 58'l0" E., along said Southerly right-of-way line, a distance of 540.57 feet to the point of curve of a curve concave Southerly having a radius of 182.00 feet; thence Easterly along the arc of said curve and along said Southerly right-of-way line, a chord bearing of N. 80 degrees 28'10" E. and a chord distance of 60.08 feet to the point of tangency of said curve; thence N. 89 degrees 58'10" E., along said Southerly right-of-way line, a distance of 146.66 feet to the point of curve of a curve concave Southwesterly having a radius of 25.00 feet; thence Southeasterly along the arc of said curve, a chord bearing of S. 45 degrees 01'50" E. and a chord distance of 35.36 feet to the point of tangency of said curve; thence S. 00 degrees 01' 50" E., along the Westerly right-of-way line of aforesaid SOUTHSIDE BOULEVARD, a distance of 540.00 feet to the point of beginning.

             [STAMP OF FLORIDA DOCUMENTARY STAMPS TAX APPEARS HERE]

                                  EXHIBIT "C"
                                  -----------

      1. Easement over the East 20 feet of the subject property for utility purposes as reserved by Warranty Deed from Deerwood Lands Company to Epoch Properties, Inc. dated and recorded August 2, 1983, in Official Records Volume 5680, Page 2386, Public Records of Duval County, Florida.

      2. That certain reservation for non-exclusive easement for ingress, egress and utilities and utility purposes reserved by Deerwood Lands Company, in Deed dated and recorded August 2, 1983, in Official Records Volume 5680, Page 2386, Public Records of Duval County, Florida, over Parcel C of the subject property.

      3. Easement granted by Epoch Properties, Inc. to Jacksonville Suburban Utilities Corp. recorded in Official Records Volume 5808 Page 1878, Public Records of Duval County, Florida.

      4. That certain Bill of Sale granted by Epoch Properties, Inc. to Jacksonville Suburban Utilities Corp. recorded in Official Records Volume 5808, Page 1881, Public Records of Duval County, Florida

      5. Those certain Covenants and Restrictions attached as Exhibit "B" to Deed from Deerwood Lands Company to Epoch Properties, Inc. dated August 2, 1983, and recorded in Official Records Volume 5680, Page 2386, Public Records of Duval County, Florida.

                          PROFESSIONAL QUALIFICATIONS
                                STEVAN N. BACH


EXPERIENCE      Bach Realty Advisors, Inc. (since June 1997)
                       President. Emphasis in ad valorem tax and intangible value. Real estate valuation and consultation on hotels, major urban properties, and property portfolios. Financial and feasibility analysis, land use, and market studies

                Bach Thoreen McDermott Incorporated (July 1991 -- May 1997)
                       Chief Executive Officer.

                Bach Thoreen & Associates, Inc. (1985 -- 1991)
                       President

                Bach & Associates, Inc. (1980 -- 1984)
                       President

                Landauer Associates, Inc. (1980 -- 1984)
                       Senior Vice-President and General Manager -- Southwestern Region

                Coldwell Banker Commercial Group, Inc. (1973 -- 1980)
                       Vice-President and Manager, Appraisal Services.

                Appraisal Research Associates (1971 -- 1973)
                       Appraiser. Real Estate research valuation on urban and rural properties.

                Ray R. Hastings, MAI (1964 -- 1971)
                       Appraiser. Real Estate research valuation on urban and rural properties.

                Residential Real Estate Sales (1963 -- 1964)
                       Salesman. Residential real estate salesman Covina, California.


PROFESSIONAL
ACTIVITIES

Member:         Appraisal Institute
                Appraisal Institute, Houston Chapter 33
                Appraisal Institute, Chairman of the Grievance Committee of
                the Regional Ethics Panel
                Appraisal Institute, Chairman of the Review and Counseling Committee of the Regional Ethics Panel
                Appraisal Institute, Co-Chairman of the Education Committee
                (1980)
                Appraisal Institute, Chairman of the Education Committee (1983) Appraisal Institute, Candidate Guidance Committee (1987 -- 1992) Appraisal Institute, Subcommittee Chairman, Admissions
                Committee (1984)
                AIREA Nonresidential Appraisal Report Grading Committee (1984) Appraisal Institute Expert Witness Video Committee (1990)

Licenses:       Real Estate Broker, State of Texas

Certification:  Certified in the Appraisal Institute's voluntary program of continuing education for its designated members (MAIs who meet the minimum standards of this program are awarded periodic education certification).

                Certified General Real Estate Property appraiser in the State of Texas, Certification No. TX-1323079-G
                Certified General Real Estate Property appraiser in the State of Colorado, Certification No. CG01323975

EDUCATION       B.S. Marketing, University of Southern California (1962)

================================================================================


                           COMPLETE, SELF-CONTAINED
                                   VALUATION

                                      OF

                VILLAGE AT THE FOOTHILLS II AND III APARTMENTS
                                 2600 INA ROAD
                                TUCSON, ARIZONA



                                      FOR

                       HUTTON/CON AM REALTY INVESTORS 4
                             1764 SAN DIEGO AVENUE
                          SAN DIEGO, CALIFORNIA 92110



                                     AS OF

                               DECEMBER 31, 1997



                                      BY

                          BACH REALTY ADVISORS, INC.
                            1221 LAMAR, SUITE 1325
                             HOUSTON, TEXAS 77010

                                  BRA: 97-078

================================================================================

                               TABLE OF CONTENTS

Letter of Transmittal..............................................     1
Assumptions and Limiting Conditions................................     2
Certification......................................................     4
Salient Facts and Conclusions......................................     5
Nature of the Assignment...........................................     7
City/Neighborhood Analysis.........................................     9
Apartment Market Analysis..........................................    13
Site Analysis......................................................    18
Improvements.......................................................    21
Highest and Best Use...............................................    24
Appraisal Procedures...............................................    27
Sales Comparison Approach..........................................    29
Income Approach....................................................    28
Reconciliation.....................................................    42


                                    ADDENDA

                               Rent Comparables
                           Improved Sale Comparables
                          Professional Qualifications

            [LETTERHEAD OF BACH REALTY ADVISORS, INC. APPEARS HERE]

March 16, 1998

Hutton/Con Am Realty Investors 4
1764 San Diego Avenue
San Diego, CA 92110

Re: A Complete, Self-Contained Appraisal of Village at the Foothills II and III Apartments Tucson, Arizona; BRA: 97-078

Gentlemen:

By your request and authorization, we have inspected the above-referenced property and have investigated the real estate market in the subject area in order to provide the value of the leased fee estate of the subject property as of December 31, 1997. This appraisal report is in conformance with the guidelines of the Appraisal Institute. The scope of this assignment includes the Sales Comparison and Income Approaches to value. The property was inspected in December 1997 and for purposes of this report it is assumed that all physical and economic conditions are similar on the date of value as they were on the date of inspection.

Our analysis of the property focused on the supply and demand factors influencing the Tucson and subject area apartment market, the sale of comparable properties; market rent levels, appropriate operating expenses, and acceptable investor returns.

As a result of our inspection of the property, investigation of the real estate market, and relying on our experience with similar type properties, it is our opinion that the leased fee market value of the subject property, all cash, on an "as is" basis, as of December 31, 1997 is in the sum of

                  FOUR MILLION SEVEN HUNDRED THOUSAND DOLLARS
                                 ($4,700,000)

There follows on the succeeding pages of this report pertinent data as to the valuation conclusions expressed herein. Your attention is also directed to the Assumptions and Limiting Conditions that follow this letter, as they are an integral part of the above stated market value.

Thank you for the opportunity to be of service. If there are any questions regarding the valuation, please contact us.

Sincerely,

BACH REALTY ADVISORS, INC.


/S/ Stevan N. Bach
Stevan N. Bach, MAI
President and Chief Executive Officer

                      ASSUMPTIONS AND LIMITING CONDITIONS

                     The certification of this complete, self-contained appraisal is subject to the following assumptions and limiting conditions.

                     1. That responsibility is not taken for matters of a legal nature affecting the property appraised or the title thereto and that all legal descriptions furnished are correct.

                     2. That the title to the property being appraised is good and marketable and is appraised as though under responsible ownership and/or management.

                     3. That the property is free and clear of all liens and encumbrances, except as otherwise stated.

                     4. That the sketches in this report are included to assist the reader in visualizing the property and responsibility is not assumed for their accuracy.

                     5. That a survey of the property has not been made by the appraiser.

                     6. That the information, estimates, and opinions furnished the appraiser by others and contained in this report are considered reliable and are believed to be true and correct; however, responsibility is not taken for their accuracy.

                     7. That responsibility is not taken for soil conditions or structural soundness of the improvements that would render the property more or less valuable.

                     8. That possession of this appraisal does not carry with it the right of publication and that this report, or any parts thereof, may not be reproduced in any form without written permission of the appraiser.

                     9. That testimony or attendance in court or at a hearing are not a part of this assignment; however, any such appearance and/or preparation for testimony will necessitate additional compensation than received for this appraisal report.

                     10. That the valuation estimate herein is subject to an all cash or cash equivalent purchase and does not reflect special or favorable financing in today's market.

                     11. Where discounted cash flow analyses have been undertaken, the discount rates utilized to bring forecasted future revenues to estimates of present value reflect both our market investigations of yield anticipations and our judgement as to the risks and uncertainties in the subject property and the consequential rates of return required to attract an investor under such risk conditions. There is no guarantee that projected cash flows will actually be achieved.

                     12. That the square footage figures are based on floor plans and information supplied to the appraiser by Con Am Management.

                     13.  Bach Realty Advisors, Inc. is not an expert as to
                          --------------------------------------------------
                          asbestos and will not take any responsibility for its
                          -----------------------------------------------------
                          existence or the existence of other hazardous
                          ----------------------------------------------
                          materials at the subject property, analysis for EPA
                          ----------------------------------------------------
                          standards, its removal, and/or its encapsulation. If
                          -----------------------------------------------------
                          the reader of this report and/or any entity or person
                          -----------------------------------------------------
                          relying on the valuations in this report wishes to
                          ---------------------------------------------------
                          know the exact or detailed existence (if any) of
                          -------------------------------------------------
                          asbestos or other toxic or hazardous waste at the
                          --------------------------------------------------
                          subject property, then we not only recommend, but
                          --------------------------------------------------
                          state unequivocally that they should obtain an
                          ------------------------------------------------
                          independent study and analysis (including costs to
                          ---------------------------------------------------
                          cure such environmental problems) of asbestos or other
                          ------------------------------------------------------
                          toxic and hazardous waste.
                          --------------------------

                     14. In addition, an audit on the subject property to determine its compliance with the Americans with Disabilities Act of 1990 was not available to the appraiser. The appraiser is unable to certify compliance regarding whether the removal of any barriers which may be present at the subject are readily achievable.

                                 CERTIFICATION

                     The undersigned does hereby certify to the best of my knowledge and belief that, except as otherwise noted in this complete, self-contained appraisal report:

                     1. I do not have any personal interest or bias with respect to the subject matter of this appraisal report or the parties involved.

                     2. The statements of fact contained in this appraisal report, upon which the analyses, opinions, and conclusions expressed herein are gauged, are true and correct.

                     3. This appraisal report sets forth all of the limiting conditions (imposed by terms of our assignment or by the undersigned) affecting the analyses, opinions, and conclusions contained in this report.

                     4. The analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute.

                     5. That no one other than the undersigned prepared the analyses, opinions, and conclusions concerning the subject property that are set forth in this appraisal report. Stevan N. Bach inspected the property in December 1997.

                     6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

                     7. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

                     8. The Appraisal Institute conducts a program of continuing education for its members. Members who meet the minimum standards of this program are awarded periodic educational certification. As of the date of this report, I, Stevan N. Bach, MAI have completed the requirements under the continuing education program of the Appraisal Institute.

                     9. Compensation for this assignment is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

                    10. Based on the knowledge and experience of the undersigned and the information gathered for this report, the estimated leased fee market value, "as is," of the subject property on an all cash basis, as of December 31, 1997, is $4,700,000.


                         /s/ Stevan N. Bach
                         -------------------
                         Stevan N. Bach, MAI
                         President and Chief Executive Officer
                         Certified General Real Property Appraiser
                         State of Texas TX-1323079-G

                         SALIENT FACTS AND CONCLUSIONS

Identification:              Village at the Foothills II and III Apartments
                             2600 Ina Road
                             Tucson, Arizona

Location:                    North side of Ina Road and the west side of North
                             Mona Lisa Road (excluding the exact corner)

BRA:                         97-078

Legal Description:           Tract in the southwest quarter of the southeast
                             quarter and lying west of Mona Lisa Road containing
                             1.6 and 7.84 acres in Section 33-12-13, Pima
                             County, Arizona

Land Size:                   9.5 acres or 413,820 square feet

Building Area:               116,036 square feet of net rentable area

Year Built:                  1986

Unit Mix:                    32  1BR/1BA at 780 square feet
                             40  1BR/1BA/DEN at 947 square feet
                             36  2BR/2BA at 1,081 square feet
                             12  2BR/2BA/TH at 1,190 square feet

No. of Units:                120

Average Unit Size:           967 square feet

Physical Occupancy:          94 percent

Economic Occupancy:          84 percent

Highest and Best Use
 As Vacant:                  Multifamily
 As Improved:                Multifamily

Date of Value:               December 31, 1997

"As Is" Market Value by
 Sales Comparison Approach:  $4,600,000

"As Is" Market Value by
 Income Approach:            $4,700,000

"As Is" Market Value
  Conclusion:                $4,700,000

                            NATURE OF THE ASSIGNMENT
PURPOSE OF THE
APPRAISAL            The purpose of this appraisal is to give an estimate of the
                     "as is" leased fee market value of the subject property on an all cash basis.

IDENTIFICATION OF
THE PROPERTY         The subject property contains 14 two-story apartment
                     buildings with 120 units and a total net rentable area of 116,036 square feet. It was constructed in 1986 on 9.5 acres. It is identified as the Village at the Foothills II and III Apartments located in Tucson, Arizona at 2600 Ina
                     Road or along the north side of Ina Road and the west side of North Mona Lisa Road (excluding the exact corner).

DATE OF THE
APPRAISAL            All opinions of value expressed in this report reflect
                     physical and economic conditions prevailing as of December
                     31, 1997 which are assumed to be the same as of our most recent inspection date in December 1997.

DEFINITION OF
SIGNIFICANT TERMS    The Appraisal of Real Estate, Eleventh Edition, 1996,
                     sponsored by the Appraisal Institute defines Market Value as:

                          "The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

                          (1)  Buyer and seller are typically motivated;

                          (2) Both parties are well informed or well advised, and acting in what they consider their own best interests;

                          (3) A reasonable time is allowed for exposure in the open market;

                          (4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

                          (5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."

                     It is our opinion that a reasonable time period to sell the subject property is six months to one year and this is
                                         ----------------------
                     consistent with current market conditions. A sale earlier than six months to one year may represent a value other than market value and is reasonably believed to be a value less than our market value stated within our appraisal report.

                     Leased Fee Estate/1/ - An ownership interest held by a
                     -----------------
                     landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

FUNCTION OF THE
APPRAISAL            It is the understanding of the appraisers that the function of this appraisal is for annual partnership and/or internal reporting purposes.

PROPERTY RIGHTS
APPRAISED            The appraisers have appraised the "as is" leased fee
                     interest subject to short-term leases which are typically 6 to 12 months in duration at the subject property.

THREE-YEAR HISTORY   According to the Pima County records, the current owner of record is Hutton/Con Am Realty Investors 4. No sale or listing of the subject property is believed to have occurred over the past three years.

SCOPE/BASIS OF
THE APPRAISAL        This appraisal has been made in accordance with accepted
                     techniques, standards, methods, and procedures of the Appraisal Institute. The values set forth herein were estimated after application and analysis by the Sales
                     Comparison and Income Approaches to value. These approaches are more clearly defined in the valuation section of this report. The Cost Approach was not utilized in our analysis due to the age of the property since depreciation is difficult to accurately measure in older properties.
                     Additionally, it is often the perception of investors that cost does not necessarily equate to value and the purchase price is not typically based on construction costs.

                     The scope of our assignment included obtaining pertinent property data from the client regarding income and expense figures, tenant rent rolls, and permission to inspect the subject. Additionally, the appraisers conducted research either personally or through associates to obtain current market rental rates, construction trends, the sale of comparable improved properties, anticipated investor returns, and the supply and demand of competitive apartment projects in the general and immediate area. After these examinations were performed, an analysis was made in order to estimate the leased fee market value of the subject on an "as is" basis.


-------------------------
  /1/The Dictionary of Real Estate Appraisal, Third Edition, p. 204.
     ---------------------------------------

                            [AREA MAP APPEARS HERE]

                          CITY/NEIGHBORHOOD ANALYSIS

                     The Tucson Metropolitan Area (TMA) encompasses approximately 495 square miles and is located 63 miles north of Mexico and 115 miles southeast of Phoenix. Tucson is the county seat of Pima County and includes four incorporated areas and two Indian reservations. The county is generally separated into the foothills and the flatlands topographical regions. The foothills contain the resorts and more prestigious residential areas, with higher housing prices and higher household incomes. The flatlands contain a more diverse residential population and most of the major employment centers. The geographic boundaries of the TMA are defined by five mountain ranges: the Santa Catalina, Rincon, Santa Rita, Tucson, and Tortolita. The Santa Cruz, Rillito, and Pantano are the three major rivers or washes that traverse the Tucson area.

                     The major transportation arteries in the Tucson area are Interstate Highway 10 and Interstate Highway 19. Interstate Highway 10 is the major highway linking the southwestern United States from El Paso to Los Angeles, and flows in a northwest/southeast direction in the Tucson area. Interstate Highway 19 branches south from Interstate Highway 10 near the traditional downtown and serves the southwestern part of the community. The Tucson International Airport services 13 domestic and international airlines and Amtrak provides passenger rail transportation to the city.

LIVABILITY           Tucson is in the Sonoran Desert region located in southern
                     Arizona and northern Mexico and is 2,389 feet above sea level. This arid climate produces an average annual rainfall of approximately 11 inches. The three main rivers or washes in the area are dry for the majority of the year and in the summer rainy season collect more than half of the annual rainfall. The average daytime temperature is 82 degrees and the average humidity level is 25 percent. The sunny, dry climate of this area is largely responsible for the population growth over the past twenty years and Tucson has emerged as a popular vacation and tourist destination.
                     Three major resorts are located in the foothills of the mountains around Tucson and there are a number of other smaller resorts, guest ranches, and hotels, which offer year round vacation and recreation facilities. There are more than 30 private and semi-private golf courses in the area as well as more than 30 private and public tennis facilities.

                     The University of Arizona dominates the field of higher education with a current enrollment of approximately 40,000 students. The University operates 7 colleges, 5 schools, 114 departments, and a medical school/center and is acknowledged as a leader in studies of optical sciences, electronics, scientific instrumentation, and astronomy. Other institutions of higher education in the area are the Pima Community College and the University of Phoenix (private).

POPULATION           Tucson is the second largest city in Arizona, following
                     Phoenix. Tucson is located in Pima County or the Tucson
                     Metropolitan Area, which has shown strong population growth. In 1980, the estimated population for Pima County was 527,289. This grew at an average annual compound rate of 2.4 percent to 668,501 in 1990. Since 1990 the population has also grown at an average annual compound rate of 2.5 percent to 794,933 in 1997. The Pima
                     Association of Governments projects the population to grow to 846,000 by the year 2000 and to over 1 million by the year 2010. This would represent an average annual compound growth rate of about 1.8 percent.

ECONOMY The economic base of the TMA is heavily oriented toward governmental and educational employment. The U.S. Army Fort Huachuca and the University of Arizona are reported to be the two largest employers with 11,193 and 10,311 employees, respectively. Other substantial government employers include the State of Arizona, Davis-Monthan Air Force Base, Tucson Unified School District, Pima County, and the City of Tucson. During the military cutbacks several years ago, the Davis-Monthan Air Force Base was expected to suffer huge losses however, employment at the base actually increased. Manufacturing employment in metropolitan Tucson has more than doubled in the past ten years. This growth is due to the increase of high technology manufacturers locating and expanding in Pima County. These manufacturers include AlliedSignal, Weiser Lock, 3M, Burr-Brown, Environmental Air Products, Inc., Krueger Industries, Inc., and Hughes Missile Company. Hughes Missile Systems and BHP Copper Company are the largest private sector employers. In January 1997 it was announced that Hughes Corporation had been purchased by Raytheon, one of the largest defense contractors in the nation. It is expected that the Hughes operation will increase their engineering employment in Tucson as a result of the acquisition. Another positive impact on the local economy has been Allied Signal's decision to not only remain in Tucson, but to expand their operations. Another area of growth for the local economy is the increase in tourism. According to the Tucson Planning Department, approximately one in four new jobs in the TMA is positively affected by tourism. The following summarizes the Tucson Metropolitan Area Employment as of September 1997.

                     Total Employment                                           365,000
                     Total Wage and Salary Employment                           314,600
                              Manufacturing                                      29,800
                              Durable                                            23,900
                              Non-durable                                         5,900
                              Mining                                              2,300
                         Contract Construction                                   19,300
                         Transport., Communications and Public Utilities         13,500
                         Finance, Insurance and Real Estate                      12,800
                         Trade                                                   68,400
                              Wholesale                                          10,500
                              Retail                                             57,900
                         Services                                               100,200
                         Government                                              68,300
                     Total Civilian Labor Force                                 378,300
                     Unemployment Rate (Seasonally Adjusted)                        3.2%

                        [NEIGHBORHOOD MAP APPEARS HERE]

ECONOMIC OUTLOOK              Over the past few years, Tucson's economy has been
                              mixed. Citywide, job growth fell off in the late
                              1980's and early 1990's and the unemployment rate began to creep up. However, since 1995 this trend appears to have subsided. The unemployment rate has decreased from 3.6 percent in March 1995 to
                              3.2 percent in September 1997. It is important to note that the Davis-Monthan Air Force base was not included on the Base Realignment and Closure
                              Commission's list. However, in recent years there has been a closing of Lockheed Aeromod, which was reportedly, offset somewhat by the expansions at Gates Learjet. Both the City of Tucson and Pima
                              County are actively seeking new employees to relocate to the area. The Tucson Economic
                              Development Corporation reports that over 6,000 new jobs could be added to Tucson due to the entrance of new companies.


                              Moderate and steady growth is projected for the Tucson economy in the coming year. Population and job growth is expected to increase. Single family home-building and sales activity has improved over the last two years. The multi-family home market experienced it's first growth since recovery from the overbuilding of the 1980's. However, caution is warranted in order to not recreate the same scenario of oversupply. Renewed consumer confidence, along with the decline in mortgage interest rates are the primary factors behind the strong sales performance. The commercial sector continues to exhibit oversupply in all sectors, retail, industrial, and office. However, with little new, construction taking place all markets are improving and equilibrium is forecasted within approximately two years.

                              Tucson's long-range outlook is optimistic due to its diversified economic base featuring industry sectors expected to prosper over time, a growing tourism industry, and expanding service sector. This coupled with the relative affordability of real estate compared with either east or west coast is expected to continue to lure employers/employees as well as retirement in-migration.

NEIGHBORHOOD                  The subject is situated in the northwest portion
                              of Tucson. It is about 10 miles north of the Central Business District (CBD). More specifically, it is situated along the north side of Ina Road just west of North Mona Lisa Road. The neighborhood boundaries may be defined as Thornydale Road to the west, La Canada Drive to the east, Magee Road to the north, and Orange
                              Grove Road to the south.


                              The general area is sporadically developed with significant vacant land available. The majority of vacant parcels are large tracts and are north of the subject. The major thoroughfares south of the subject area tend to include a variety of residential and commercial development. Ina Road has a number of development types such as restaurants, retail, office, and some residential projects. This thoroughfare provides the most extensive variety of commercial development to the subject area. One of the most significant retail projects is the Foothills Mall at Ina Road and LaCholla Boulevard, which is anchored by Foley's and Dillard's. Neighborhood and community centers along Ina Road include Heritage Plaza, Drug Emporium Plaza, North Pima Center, and Gold Canyon Plaza. Some of the older apartment complexes in the area on Ina Road include the Foothill Shadows and Tierra Ricon. Some of the newer apartment complexes include Casa Madera situated just northeast of the subject on Mona Lisa Road, Centre Point located about a mile west of the subject on Ina Road, and Catalina Canyon which was remodeled about a year ago just east of the subject. Additionally, a second phase of the Casa Madera Apartments was constructed just east of the subject.

                     Ina Road is an east/west artery, which connects the subject area to other major thoroughfares and business centers. The other east/west thoroughfares in the area, Cortaro Farms Road/Magee Road and Orange Grove Road are sporadically developed with mainly single-family residential. As a result of the residential development, there are some support facilities and amenities in proximity to the subject. These include the Tucson National Golf Course to the northwest and the Arthur Pack Desert Golf Course along Thornydale at Overton Road. Schools within or near the neighborhood are Mountainview High School and Tortolita Junior High School.

                     The residential development in the area is mainly middle- to upper-income housing. In order to better understand the general make-up of the subject area, we analyzed demographics within a 3- and 5-mile radii of the immediate subject area. According to this study, the population in the neighborhood has grown significantly over the past decade. The population estimates for 1990 were estimated at 37,440 within a 3-mile radius and 70,798 within a 5-mile radius. Within 3 miles, the population during 1970-1980 experienced a 324.64 percent increase and 74.81 percent from 1980 to 1990. Within a 5-mile radius, the population growth from 1970-1980 increased 207.00 percent and 55.64 percent from 1980 to 1990.

                     Residential units in the subject area within a 1-mile radius are predominately owner-occupied as opposed to renter-occupied (84 and 16 percent, respectively). These figures are consistent with the impressions by visual inspection of the area that there are a greater number of single-family residences than apartment complexes. Estimated 1990 income levels for households within a 1- and 3-mile radius of the subject property indicate a median income of $37,413 and $37,380 per year, respectively.

                     The education level of the area population is high and most probably contributes to the income levels. Approximately 34 percent of the area residents are high school graduates and 27 percent have completed college. The population is predominately between 25 and 44 years old with about 15 percent being 65 years and older.

NEIGHBORHOOD
CONCLUSION           Overall, the subject neighborhood is projected to continue to prosper in future years and it is estimated to be about
                     50 to 60 percent developed. The immediate area is mainly developed with residential subdivisions and commercial projects, which are situated along major thoroughfares. The residential development in the area is geared toward middle-to upper-income. Zoning helps regulate future development patterns, and the neighborhood is believed to have a healthy future. For the most part, the subject property is perceived as being a positive attribute to the area providing a quality multifamily facility well screened by it's extensive landscaping.

                              [MARKET AREA MAP APPEARS HERE]

                           APARTMENT MARKET ANALYSIS

                     In our analysis of the Tucson Metropolitan (Metro) housing market and more specifically the Northwest and Catalina Foothills submarkets, we utilized data from the Metropolitan Tucson Land Use Study with information from the Statistics/Trends Summary published by RealData, Inc. It is important to note that prior to 1995, a publication titled "Market Strategies Apartment Survey Report" was utilized for the data now reported by RealData, Inc. Therefore, there could be some discrepancies in the presentation of data between 1995 and 1996. Both the Northwest and Catalina Foothills submarkets were included due to proximity and similarities; however, the subject is actually situated in the Northwest submarket. The study revealed an ever-changing market and a summary of the data follows.

INVENTORY            The rapid residential growth of the mid-1980s slowed during the late 1980s as a result of the general slowdown in the local economy and overbuilding. The multifamily sector experienced declines in activity with a drastic decrease in new building. Nevertheless, over the past two years there have been a number of new projects completed and more are under construction or are in the planning stage. As of the Third Quarter 1997, the metro Tucson area had a total inventory of 90,680 multi-family units with 6,928 units in the Northwest submarket and 8,185 units in the Catalina
                     Foothills submarket. The submarkets represent about 17 percent of the total inventory.

                     As of the Third Quarter 1997, there were 811 multi-family units under construction citywide and this does not include a number of units which are nearing completion and have begun lease-up. There are 1,277 units permitted across the city; however, all of these projects may not proceed.

VACANCY Vacancy levels for Metro Tucson and the submarkets showed improvements from 1990 to 1994. However, in 1995, there was a noticeable upswing. The following table summarizes the vacancy rates from the Second Quarter 1990 through the Third Quarter 1997. It is important to note that there is typically a swing in vacancy during the year due to seasonal demand. The summer months tend to report higher vacancies as some residents temporarily move and the winter months are much stronger due to the increase of extended stay visitors.

                                                              VACANCY RATES
                                    --------------------------------------------------------------------------
                                                            Metro                                    Catalina
                                    Q:Year                  Tucson              Northwest           Foothills
                                    --------------------------------------------------------------------------
                                     III:97                  8.66%                7.55%                7.02%
                                      II:97                 10.39%                8.82%                8.98%
                                       I:97                   8.3%                7.92%                 8.6%
                                      IV:96                   9.2%                7.72%               10.71%
                                     III:96                  9.38%                 7.5%               12.46%
                                      II:96                  11.1%                 9.3%                15.5%
                                       I:96                   7.4%                 7.9%                 8.1%
                                      IV:95                   7.9%                 7.6%                 8.6%
                                     III:95                   7.9%                 6.3%                11.0%
                                      II:95                   8.9%                 9.7%                 9.0%
                                       I:95                   3.6%                 3.9%                 3.8%
                                      IV:94                   4.0%                 5.0%                 3.4%
                                     III:94                   4.2%                 4.2%                 2.4%
                                      II:94                   5.9%                 4.4%                 4.1%
                                       I:94                   3.8%                 3.4%                 3.2%
                                      IV:93                   5.8%                 4.1%                 3.9%
                                     III:93                   7.9%                 5.6%                 6.2%
                                      II:93                   8.3%                 3.9%                 7.7%
                                       I:93                   6.6%                 3.8%                 5.6%
                                      IV:92                   7.7%                 5.4%                 5.5%
                                     III:92                   9.9%                 8.2%                 5.8%
                                      II:92                  10.8%                 8.9%                 7.7%
                                       I:92                   8.6%                 7.7%                 4.4%
                                      IV:91                   8.0%                 7.7%                 4.3%
                                     III:91                  10.4%                 7.7%                 5.9%
                                      II:91                  14.5%                 8.9%                 9.8%
                                       I:91                  11.4%                 7.9%                 8.0%
                                      IV:90                  12.3%                 8.7%                 8.5%
                                     III:90                  14.8%                10.6%                14.5%
                                      II:90                  18.7%                19.8%                18.9%

                     Source: Marketing Strategies from 11:90 to 1:95 RealData, Inc. from 11:95 to 111:97

                     In summary, the overall vacancy citywide and in the submarkets declined from the Second Quarter 1990 through the First Quarter 1995. The vacancy in Metro Tucson dropped from 18.7 percent in the Second Quarter 1990 to 3.6 percent in the First Quarter 1995. There were similar drops in both of the submarkets with the Northwest submarket dropping from 19.8 percent in the Second Quarter 1990 to 3.9 percent in the First Quarter 1995. The Catalina Foothills dropped from 18.9 percent in the Second Quarter 1990 to 3.8 percent in the First Quarter 1995. However, in 1995, both the citywide apartment market and the submarkets noticed an upswing in vacancies. The Metro Tucson vacancy rate increased to 8.9 percent in the Second Quarter of 1995 and has fluctuated from 7.9 percent to 11.1 percent since then. The overall vacancy rate as of the Third Quarter 1997 was
                     8.66 percent, which was down from the 9.38 percent rate for the same period the previous year. The Northwest and Catalina markets saw similar trends with vacancy increasing to 9.7 and 9.0 percent respectively in the Second Quarter 1995.

                     In the Northwest submarket, the Third Quarter 1997 vacancy rate was 7.55 percent virtually unchanged from 7.5 percent the previous year. In the Catalina Foothills, the Third Quarter 1997 vacancy rate was 7.02 percent down from 12.46 percent the previous year. The higher vacancy rates since 1995 are a direct result of the affordability of home ownership and the over saturation of the market with new apartments. Overall, Pima County is continuing to see population increases, due primarily to an in-migration of people seeking affordable housing and a higher than average per capita income. With the slowdown in apartment development, the Metro Tucson apartment market should continue to stabilize from the effects of excessive building.

                     However, due to the amount of new construction many projects are feeling the impact and have sacrificed rents in order to maintain their occupancy levels. The following summarizes the current physical occupancy level at some of the competitive properties.

                                                                                                 CURRENT PHYSICAL
                     APARTMENT COMPLEX            YEAR BUILT            NO. OF UNITS             OCCUPANCY
                     --------------------------------------------------------------------------------------------
                     Tierra Catalina                  1983                       120                99%
                     L'Auberge Canyon
                     View                             1987                       264                96%
                     Greens at Ventana                1986                       265                89%
                     The Arboretum                    1986                       352                99%
                     Pinnacle Canyon                  1995                       225                98%

ABSORPTION           According to Market Strategies, absorption of apartment
                     units in the Metro Tucson area has fluctuated significantly each quarter over the past few years. In 1990, absorption was estimated to be about 2,741 units. The Second Quarter
                     1990 showed a significant decline in absorption with a negative (2,765) units; however, this was followed by a substantial increase in the Third and Fourth Quarters with 2,335 units, and 2,111 units, respectively. Similarly in 1991 there was a negative absorption in the Second Quarter with a loss of (1,634) units followed by an increase in the Third Quarter to a positive 2,315 units and in the Fourth
                     Quarter to 1,350 units. Overall, there was a slight decline in the overall annual absorption with 2,679 units in 1991.
                     In 1992, the first two quarters reflected a negative absorption of (1,444) units; however, this rebounded in the second half of the year with 2,289 units. Overall, 1992 reflected a total absorption of 845 units. This was down from 1990 and 1991. In 1993, the second quarter was again one of the worst in terms of absorption. Overall absorption for the year was 1,408 units. In 1994, the absorption dropped somewhat to 1,084 units with the Second Quarter reporting a negative absorption of (1,211) units. These figures are according to Market Strategies. However, according to RealData, Inc., the annual absorption in 1994 was a negative (424) units. In 1995, RealData, Inc.
                     reported another devastating year with a negative (447) units and the second quarter reported the worst figures.
                     The first half of 1996 appears to have improved slightly over 1995 when comparing the first two quarters of the year; however, it reported a negative absorption of (667) units. Beginning in the Third Quarter 1996 the trend changed. Absorption was 1,561 in the Third Quarter 1996 and 755 in the Fourth Quarter. First Quarter 1997 also showed significant absorption of 755 units. However, Second
                     Quarter again showed a negative absorption of 866 units.
                     The Third Quarter rebounded with positive absorption of 1,135 units. Overall the last four quarters showed positive absorption of 1,779 units, which is the best performance since 1991.

RENTAL RATES         The average rental rate of all projects in the Metro area
                     was $0.68 per square foot as of the Third Quarter of 1997.
                     The rents on the various unit types increased approximately
                     1.5 percent in the year ending Third Quarter 1997 from 1996. The following summarizes the average rent per square foot by unit type excluding utilities for the Third Quarter
                     1997.

                                  AVERAGE RENT/SF EXCLUDING UTILITIES
                          ------------------------------------------------------
                                                                   CATALINA
                            UNIT TYPE     METRO TUCSON  NORTHWEST  FOOTHILLS
                          ------------------------------------------------------
                              Studio             $0.82      $0.82      $0.93
                              1BR/1BA             0.72       0.74       0.78
                            1BR/1BA/DEN           0.62         --       0.62
                              2BR/1BA             0.65       0.67       0.74
                              2BR/2BA             0.65       0.62       0.69
                              3BR/2BA             0.64       0.67       0.71

                     The average rents on all unit types is greater in the Catalina Foothills submarket than the overall Metro area and is the second highest of all submarkets (exception University). Given the quality, desirable location, and amenities, apartment rents in the Catalina Foothills submarket have historically been the highest in the area. The Northwest area has tracked relatively close to the citywide average. However, due to the amount of new construction, rents are not expected to increase over the next year. A summary of the current average asking rent per square foot for several of the subject's competitive projects follows.

                                                                           AVERAGE UNIT              AVERAGE ASKING
                                   PROPERTY                                   SIZE/SF                    RENT/SF
                                   --------------------------------------------------------------------------------
                                      Tierra Catalina                        1,171                       $0.69
                                      L'Auberge Canyon View Ventana          1,019                       $0.82
                                      The Greens at Ventana Canyon           1,011                       $0.80
                                      The Arboretum                            811                       $0.73
                                      Villa Sin Vacas                        1,114                       $0.87
                                      Colonia Del Rio                        1,010                       $0.68
                                      Boulders at La Reserve                   999                       $0.72
                                      La Reserve Villas                        900                       $0.77
                                      Legends at La Paloma                   1,034                       $0.79
                                      Skyline Bel Aire                       1,125                       $0.64
                                      Pinnacle Canyon                        1,107                       $0.76

CONCLUSION           In 1995, vacancies for the Tucson Metro area began to
                     increase after several years at low levels. As of the Third
                     Quarter 1995, the overall vacancy level was 7.9 percent up from 4.0 percent at the same period in 1994. The vacancy rate for Third Quarter 1996 was 9.38 percent. The Third
                     Quarter 1997 figures show a decrease to 8.66 percent, reflecting movement towards occupancy to stabilization.
                     Absorption levels began to decline in 1994 with negative absorption in 1995 due to the significant amount of new construction primarily in the Northwest and Catalina
                     Foothills submarkets. Absorption levels appear to be stabilizing in 1997 although there remains a significant amount of new construction. The Northwest and Catalina Foothills submarkets have traditionally been healthier than the overall citywide market with a lower vacancy and generally higher rents. However, there is a considerable amount of vacant land zoned for multifamily development in these submarkets and a number of new projects have been developed with a few more planned. This could pose a threat to the market if supply is not carefully monitored in keeping pace with demand. Also, the single-family residential market provides an alternative to the housing rental market. Home loan interest rates have been reasonable and many potential homebuyers appear to be electing home ownership.

                           [SITE PLAN APPEARS HERE]

                                 SITE ANALYSIS
--------------------------------------------------------------------------------

LOCATION The subject is located along the north side of Ina Road and the west side of North Mona Lisa Road in Tucson, Pima County, Arizona. It is more specifically situated at 2600 Ina Road.

SIZE AND SHAPE     The site is irregularly shaped with a total of 9.5 acres or
                   413,820 square feet. It has frontage on the north side of Ina
                   Road and the west side of North Mona Lisa Road.

ACCESS AND
VISIBILITY         The subject property is located along the north side of Ina
                   Road and the west side of North Mona Lisa Road (except the exact corner). The site is situated about ten miles north of the Tucson CBD and about 12 miles north of the Tucson
                   International Airport. Access to the subject from these major activity centers is provided by a number of north/south and east/west thoroughfares. From both the CBD and the airport, one of the most direct routes is by heading north on Interstate Highway 10 to Ina Road then east to North Mona
                   Lisa Road. Other major north/south thoroughfares, which lead to Ina Road are La Cholla, La Canada, and Oracle Roads.

                   Immediate access to the subject is provided by Ina Road and North Mona Lisa Road. The main entry to the complex is off Ina Road. There is one curb cut along the east/west artery providing access. Within the subject site, this entry drive is Crystal Cave Drive. It is shared with Phase I and leads to North Mona Lisa Road, which also provides access.

                   North Mona Lisa Road is a two-laned, asphalt-paved, north/south artery with gravel shoulder and turn lanes.

                   Ina Road is a four-laned, asphalt-paved, east/west artery with concrete curbs, paved shoulder, and planted median.

ZONING The subject property is zoned "CB-1" Local Business under the City of Tucson Zoning Ordinance. Permitted uses include single-family dwelling, accessory buildings, church, park, public or private school, agricultural use, duplex dwelling, multiple dwelling, recreational facilities, mobile housing, college, community service agency, library or museum, hospital, clinic, club, private club, community storage garage, child care center, professional office, real estate office, motel/hotel, research facility, a variety of retail, service station, supermarket, service outlets, theater, etc.

UTILITIES          The site is serviced by the following authorities.

                   Electricity...................................Tucson Electric
                   Telephone..........U.S. West Communications and Mountain Bell
                   Sewer.............................................Pima County

                           [ZONING MAP APPEARS HERE]

                         [FLOOD PLAIN MAP APPEARS HERE]

TERRAIN AND
DRAINAGE The site is basically level and slightly above street grade. Upon site inspection, the drainage appeared to be adequate. According to the Federal Flood Insurance Rate Maps, the subject lies within Zone C. Zone C is defined as "areas of minimal flooding."


SOIL AND SUBSOIL
CONDITIONS         No soil engineer's report was available to the appraisers, and no soil tests were performed. The soils are assumed to have an adequate load-bearing capacity.

EASEMENTS AND
ENCUMBRANCES       A physical inspection of the site did not reveal any
                   easements adversely affecting the subject property. For purposes of this assignment, the appraisers assume that the subject's value or marketability is not adversely affected by the typical utility easements, which traverse the property. The following lists some of the more significant easements at various areas of the subject site.


                   - drainage and flood control easement along the northwest
                     property line
                   - various water and sewer easements throughout the property
                   - various access easements throughout the property

RELATIONSHIP OF
SITE TO
SURROUNDINGS       North: Village at the Foothills I
                   South: Single-family residential
                   East:  Two-story office building, Coronado Apartments, and
                          Windsail Apartments

                   West:  Floodway and Desert Shadows Apartments

REAL ESTATE TAXES  Real estate taxes and assessments for the Village at the
                   Foothills II and III Apartments are coordinated by the Pima County Assessor's office. The property is subject to a number of different taxing authorities and the taxes are calculated two ways. A portion of the total tax liability is calculated based on the "limited cash value" intended to create a ceiling on the assessment. The limited cash value is multiplied by an 10 percent assessment ratio then multiplied by the rate per $100 of assessed value. This is considered the primary tax rate and includes the school district, community college, county, and state taxes. The following is a summary of the tax parcel numbers used to identify the subject parcel, the primary and secondary assessed values, and the total tax for 1997.


                                        PRIMARY        SECONDARY
                                        ASSESSED       ASSESSED
                                         VALUE        (FULL CASH)
                      TAX PARCEL NO.   (LIMITED)         VALUE       TOTAL TAX
                    ------------------------------------------------------------
                      225 43 03405     $ 11,514        $ 14,006      $ 2,033.48
                      225 43 03209      410,550         410,550       67,181.18
                                        -------         -------       ---------
                                       $422,064        $424,556      $69,214.66

                   The 1997 tax based on the subject property operating statement was $69,215. The 1998 taxes have been estimated at $71,983.

CONCLUSION         The subject site is irregularly shaped with 9.5 acres and
                   relatively level terrain. There are a few easements, which traverse the property; however, none are believed to adversely affect the site. The parcel is easily accessible with frontage on Ina Road and North Mona Lisa Road. The subject is zoned "CB-l" Local Business by the City of Tucson, and it is believed to be in compliance. The size and shape of the site provide flexibility for a variety of development and it blends well with the predominately multifamily projects which surround it.

                                 IMPROVEMENTS
--------------------------------------------------------------------------------

                   The subject site, a 9.5-acre tract of land, is improved with a two-story apartment project known as the Village at the Foothills II and III. The improvements consist of 120 apartment units contained in 14 buildings constructed in 1986. Also situated on the site is a clubhouse, swimming pool, tennis court, and covered parking.

                   There are four basic floor plans for the 120 apartment units. The basic features of these floor plans are as follows:

                                                           SIZE      TOTAL SF
                   UNIT TYPE  NO. OF UNITS  DESCRIPTION    (SF)
                   -----------------------------------------------------------
                       A          32          1BR/lBA        780      24,960
                       D          40        1BR/1BA/DEN      947      37,880
                       B          36          2BR/2BA      1,081      38,916
                       C          12        2BR/2BA/TH     1,190      14,280
                                 ---                       -----     -------
                                 120                         967     116,036

                   Please note the total net rentable area (116,036 square feet) has changed slightly from previous reports (116,084 previously) based on a change in the reported size of unit type C from 1,194 square feet to 1,190 square feet according to the rent roll received from property owner dated November 7, 1997. As seen in the figures above, the total net rentable area of 116,036 square feet and a total of 120 apartment units result in an average of 967 square feet per unit. There are a total of 72 one-bedroom units and 48 two-bedroom units.

                   The land area is 9.5 acres, resulting in a density of 12.63 units per acre. The parking consists of approximately 191 spaces, of asphalt construction, which is 1.6 spaces per unit. The parking ratio is within industry standards.

                   A more detailed description is as follows:

FOUNDATION         Steel reinforced concrete slab with perimeter and interior wire mesh. Second floors include wood frame, plywood subfloor, and lightweight concrete.

FRAMING            Wood.

ROOF A combination of composition built-up roofs with pitched red tile fronts.

EXTERIOR           Masonry with painted stucco finish.

SECOND-STORY
ACCESS Wrought iron supports and handrails with cement stair risers and landings.

BALCONIES          Concrete and wood supports with metal handrails.

INTERIOR FINISHES

Living, Dining,
and Bedrooms:      Painted and textured gypsum board walls and ceilings,
                   carpeting over pad, hollow-core wood doors, miniblinds, incandescent lighting, and fireplaces.

Bathrooms:         Vinyl tile floor coverings, porcelain tub with ceramic tile shower, textured and painted gypsum board walls and ceilings, fiberboard vanities with laminate counters, porcelain sink, and commode.

Kitchens:          Vinyl tile floor coverings, formica countertops, laminated fiberboard cabinets. Kitchen equipment includes a range/oven, refrigerator, disposal, microwave oven, and dishwasher.

PLUMBING           Adequate and meets city code.

HVAC Central air-conditioning and heating provided by individual compressor units.

ELECTRICAL         Switch-type circuit breakers, 120/240-volt, single-phase
                   service with each unit individually metered. Each unit has adequate electrical outlets and ceiling-mounted light fixtures. The copper wiring is in compliance with city code.

INSULATION         Batt-type in ceilings and walls.

SITE IMPROVEMENTS  Asphalt-paved parking, covered metal carports, pole lighting, concrete sidewalks, a swimming pool, clubhouse, and tennis court

LANDSCAPING        Extensive mature landscaping.

AGE AND CONDITION  The effective age of the subject is eleven years which approximates the actual age and the remaining economic life is estimated to be 29 years.

SITE AREA          9.5 acres or 413,820 square feet.

DEFERRED
MAINTENANCE        Visual inspection of the property as well as estimates by
                   the management revealed a few items of deferred maintenance.
                   Some of these include appliance repair, replacement of flooring and drapes, air-conditioning repair, general interior and exterior repairs, landscaping, roof repairs, painting, and water heater replacement. The deferred maintenance was estimated at $105,000. A breakdown of these deferred maintenance items is shown below.


                    ITEM           COST               ITEM           COST
                 -------------------------      -------------------------------
                 Appliances      $  2,400       General Interior     $ 2,400
                 Carpet            21,600       Landscape              8,000
                 Motor RDC          2,000       Exterior Paint         6,000
                 Window Co            720       Pool                  10,600
                 Exterior           2,200       Asphalt Paving         8,000
                 Furniture          1,400       Stairs                 2,000
                 Air Conditioning   8,000       Roof                  24,000
                                                Water Heaters          2,400
                                                                    --------
                                                Total (Rounded)     $105,000

CONCLUSION         Upon a detailed inspection of the property, the facility is believed to be of good quality and workmanship. The design and layout are felt to be functional and aesthetically appealing. The project has been well maintained and has an ongoing maintenance program; however, there are a few items previously listed as deferred maintenance. Overall, the apartments are in reasonably good shape and we believe the effective age of the improvements is about eleven years with a remaining economic life of 29 years.

                           [FLOOR PLAN APPEARS HERE]

                              SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]


          View of entry drive, monument sign, and exterior of units.


                            [PICTURE APPEARS HERE]

            View of interior drive and exteriors of various units.

                            [PICTURE APPEARS HERE]


                  View of clubhouse/leasing office exterior.


                            [PICTURE APPEARS HERE]


                          Interior view of clubhouse.

                            [PICTURE APPEARS HERE]


                        Swimming pool behind clubhouse.


                            [PICTURE APPEARS HERE]


                            View of tennis courts.

                            [PICTURE APPEARS HERE]


                         Exterior view of Building 21.


                            [PICTURE APPEARS HERE]


              Interior of living room in Building 21 model unit.

                            [PICTURE APPEARS HERE]


               Interior of bedroom in Building 21 model unit.


                            [PICTURE APPEARS HERE]


              Interior view of kitchen in Building 21 model unit.

                              HIGHEST AND BEST USE
------------------------------------------------------------------------------
                     The highest and best use of a property must be determined because market value depends upon the property's most profitable use. The Appraisal of Real Estate, Eleventh
                                     ----------------------------
                     Edition, defines highest and best use as:

                         "The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value."

                     There are two distinct types of highest and best use. The first type is the highest and best use of the land as if vacant. The second type is the highest and best use of a parcel as improved. This pertains to the use that should be made of the property as it currently exists.

                     In determining the highest and best use of a site, four items must be considered: possible physical limitations of the site, possible legal or permissible uses, and what uses are financially feasible, and produce the maximum return on the site. A careful neighborhood and site analysis is essential in estimating the highest and best use of the site as if vacant.

                     The following is our analysis of the highest and best use as it pertains to the subject property and according to the four essential tests.

SUBJECT PROPERTY
AS IF VACANT         LEGALLY PERMISSIBLE - Within the scope of a legal analysis, the subject site is zoned "CB-1" Local Business under the City of Tucson Zoning Ordinance. Permitted uses include single-family dwelling, accessory buildings, church, park, public or private school, agricultural use, duplex dwelling, multiple dwelling, recreational facilities, mobile housing, college, community service agency, library or museum, hospital, clinic, club, private club, community storage garage, child care center, professional office, real estate office, motel/hotel, research facility, a variety of retail, service station, supermarket, service outlets, theater, etc.

                     PHYSICAL POSSIBILITY - Many physical characteristics of a site can affect the use to which it can be put. These characteristics can include size, shape, location, road frontage, topography, easements, utility availability, flood plain, and surrounding patterns.

                     The subject site is irregularly shaped and encompasses 9.5 acres, allowing for reasonable flexibility in developing the site. It has frontage along the north side of Ina Road. The topography of the site is sloping and drainage appears to be good. Development in the immediate area is primarily multifamily and single-family residential. The area appears most conducive to multifamily development given the surrounding projects and terrain. The subject site has adequate utility capacity, enjoys a functional size and shape, and is not affected by any adverse easements or restrictions.

                     After considering all of the physical characteristics of the site noted above plus other data in the Site section of this appraisal report, physically possible land uses are limited to multifamily development. The primary deterrents to other types of development were the subject's location, terrain, zoning, and surrounding use patterns which helped to eliminate other site improvements such as commercial, single-family, and office development from our analysis.

                     FINANCIAL FEASIBILITY - In view of the present market conditions, financial feasibility is directly proportional to the amount of net income that could be derived from the subject. After having eliminating all other development from our analysis, the financial feasibility of multifamily development must be tested.

                     The subject is located in the Northwest submarket, which is experiencing an overall annual vacancy of about 7.6 percent. Physical vacancy at the subject property is 6 percent. The average vacancy level has increased in the submarket significantly from 3.9 percent reported in the first quarter of 1995 due to an abundance of new apartment construction. In the early 1990's, rental rates had been increasing at a strong pace; however, with the large number of new units under construction or recently completed, rental rates have stabilized and most complexes are offering rent concessions. The average rents in the submarket range from $0.62 to $0.82 per square foot depending on the size of each unit. The average rental rate at newer complexes typically ranges from $0.75 to $1.00 per square foot, which is within the feasible range in which to build. However, as previously mentioned the market has experienced an abundance of new construction and new projects are offering rent concessions of up to one month free. Therefore, given the amount of new supply, additional apartment construction does not appear to be feasible at this time until the supply has been reasonably absorbed.

                     MAXIMUM PRODUCTIVITY - After considering the current economic climate and the subject's location and financial feasibility of certain land uses, more than likely a present development of the land would not produce a positive cash flow for multifamily development which would be sufficient to satisfy the developer of the project.

                     However, due to the subject's location and the socio-economic status of the neighborhood, we are of the opinion that the demand for multifamily apartment units conducive to the subject site would produce the highest net return over the longest period of time. The site's location along the north side of Ina Road gives it good access and visibility, within an affluent single family residential area, which is conducive to apartment development. Therefore, after considering the alternatives, we believe the highest and best use of the site, as vacant, is to hold for future apartment development.

SUBJECT PROPERTY
AS IMPROVED          The property, as improved, is tested for two reasons. First to identify the use of the property that is expected to produce the highest overall return per invested dollar, and the second reason is to help in identifying comparable properties. The four tests or elements are also applied in this analysis.

                     LEGALLY PERMISSIBLE - Within the scope of a legal analysis, the subject site utilized for apartment use is reasonable since it is a legal use.

                     PHYSICAL POSSIBILITY - Based on the subject's land size (9.5 acres), terrain, configuration, and the improvement's positioning relative to the subject site, it is felt that it would not be physically possible to increase the size of the current improvements and remain competitive. The density of the subject is approximately 12.63 units per acre. Thus, based on the aforementioned factors, it is judged that the improvements represent the largest amount of space that could currently be developed under current site conditions.

                     FINANCIALLY FEASIBLE - The discussion of the financial feasibility of the subject, as if vacant, would also apply to the test as improved. Based on the economic conditions for alternative market segments, it was concluded that the subject's present improvements are satisfactory to fulfill this test.

                     In the Income Approach section of this report, the appraisers estimated income and expenses for the subject. The net operating income derived suggests that the property is capable of generating income in excess of operating expenses, exclusive of return on investment requirements and debt service. The net operating income was capitalized into a value indication that was supported by the Sales Comparison Approach. Additionally, the value indication is in excess of the estimated value of the land. This indicates that the existing subject "as improved" is a feasible entity.

                     MAXIMUM PRODUCTIVITY - The test for this element is also from the market. The comparables analyzed suggest that under competent and prudent management, the subject could produce an adequate return to substantiate its existence.

                     Based on the subject's current use, we have determined that as a multifamily apartment complex, it positively contributes to the value of the site, and as a result is presently developed according to its highest and best use. However, the subject does not represent the "optimum" use due to some deferred maintenance and some state of the arts amenities.

                             APPRAISAL PROCEDURES
------------------------------------------------------------------------------

                     Traditionally, three valuation approaches or techniques are used in the appraisal of real estate. These are the Cost Approach, Sales Comparison Approach, and Income Approach.

COST APPROACH        In the Cost Approach, the appraisers obtain an estimate of value by adding to the land value the estimated value of the physical improvements. This value is derived by estimating the replacement cost new of the improvements and, when appropriate, deducting the reduction in value caused by accrued depreciation. According to the Appraisal
                     Institute, the basic principle of the Cost Approach is that buyers judge the value of an existing structure by comparing it to the value of a newly constructed building with optimal functional utility, assuming no undue cost due to delay. Thus, the appraiser must estimate the difference in value between the subject property and a newly constructed building with optimal utility.

                     The Cost Approach was not used as this method of valuation is typically the least reliable indicator of value in mid-life to older projects such as the subject since estimates of depreciation are difficult to accurately measure in the marketplace. Additionally, it is often the perception of investors that cost does not necessarily equate to value and the purchase price is not typically based on construction costs.

SALES COMPARISON
APPROACH This approach produces an estimate of value by comparing the subject property to sales and/or listings of similar properties in the immediate area or competing areas. The principle of substitution is employed and basically states when a property is replaceable in the market; its value can be set by the cost of acquiring an equally desirable and comparable property. This technique is viewed as the value established by informed buyers and sellers in the market.

INCOME APPROACH      The measure of value in this approach is capitalization of the net income, which the subject property will produce during the remaining economic life of the improvements.
                     This process consists of two techniques. The first technique estimates the gross income, vacancy, expenses, and other appropriate charges. The resulting net income or net cash flow is then capitalized. The second technique projects the gross income, vacancy, expenses, other appropriate charges, net income, and cash flow over a projected holding period. The resulting cash flow and reversion (future value) are discounted at an appropriate rate and added in order to arrive at an indication of current value from the standpoint of an investment. These methods provide an indication of the present worth of anticipated future benefits (net income or cash flow) to be derived from ownership of the property. Both techniques were utilized in analyzing the subject property.

SUMMARY The appraisers, in applying the tools of analysis to the valuation problem, seek to simulate the thought process of the most probable decision-maker. The appraisers' judgment concerns the applicability of alternative tools of analysis to the facts of the problem, the data and information needed to apply these tools, and the selection of the analytical approach and data most responsive to the problem in question.

                     Thus, depending on the type of property appraised or the purpose of the appraisal, one approach may carry more weight or may point to a more reliable indication of the value of the property being appraised than the other approach. In some instances, because of the inadequacy or unavailability of data, one of the approaches may be given little weight in the final value estimate.

                       [IMPROVED SALES MAP APPEARS HERE]

------------------------------------------------------------------------------------------------------------------------------------
                                                            TUCSON AREA
                                                      IMPROVED SALES SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           CASH EQUIVALENT PRICE
------------------------------------------------------------------------------------------------------------------------------------
SALE                          SALE    CASH EQUIV.    YEAR     NO. OF    NRA        OCCUP.    NOI/SF   PER     PER    OVEALL
NO.    NAME/LOCATION          DATE    SALES PRICE    BUILT    UNITS    AVG/UNIT   AT SALE    /UNIT    SF    /UNIT    RATE      EGIM
------------------------------------------------------------------------------------------------------------------------------------
1   Pinnacle Canyon           11/97    $11,727,000   1995     225     228,931      98%       N/A    $51.23  $52,120   N/A     5.69
    7050 E. Sunrise Drive                                              1,017
    Tuscon, AZ
------------------------------------------------------------------------------------------------------------------------------------
2   Pinnacle Heights          11/97    $16,364,000   1995     310     339,364      97%       N/A    $48.22  $52,787   N/A     5.60
    7990 E. Snyder Road.                                               1,095
    Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------
3   Foothills                 11/97    $ 7,600,000   1984     270     167,910      97%       N/A    $45.26  $28,148   N/A     5.38
    5441 N. Swan Road                                                   622
    Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------
4   Sandstone                 06/97    $ 8,849,000   1986     330     181,167     100%     $ 4.88   $48.84  $26,815   10.0%    N/A
    405 E. Prince Road                                                  549                $2,682
    Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------
5   Hilands I                 06/97    $12,500,000   1985     426     234,324      95%     $ 5.87   $53.34  $29,343   11.0%    N/A
    5755 E. River Road                                                  550                $3,228
    Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------
    Windsail                  03/97    $10,037,000   1985     300     243,952      94%     $ 4.11   $41.14  $33,457   10.0%   5.74
    7300 N. Mona Lisa Road                                              813                $3,346
    Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------
7   Cobble Creek              01/97    $ 9,250,000   1980     301     217,382      91%       N/A    $42.55  $30,731   N/A     6.35
    7700 E. Speedway Blvd.                                              722
    Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------
8   Sundown Village           12/96    $11,350,000   1984     330     279,758      90%     $ 3.97   $40.57  $34,394  10.09%   5.53
    8215 Oracle Road                                                    848                $3,367
    Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------
9   Rio Cancion               12/96    $17,400,000   1983     379     343,370      90%     $ 4.77   $50.67  $45,910   9.42%   6.31
    2400 E. River Road                                                  906                $4,324
    Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------
10  Sonoran Terraces          08/96    $18,750,000   1985     374     416,256      95%     $ 4.23   $45.04  $50,134   9.39%   6.59
    7887 N. La Cholla Blvd.                                            1,113               $4,710
    Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------
    SUBJECT                                          1986     120     116,036      94%     $ 3.90
    Village at the Foothills
    II and III                                                          967                $3,772
    2600 Ina Road
    Tucson, AZ
------------------------------------------------------------------------------------------------------------------------------------

                           SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                    The Sales Comparison Approach is considered a good valuation method in the event that a sufficient number of similar and recent transactions can be found and accurately verified. The key to the Sales Comparison Approach is that a sufficient number of comparable sales be present to reflect an accurate indication of value. In such an event, market value can be derived directly from the sales, since all complexities involved are properly weighed according to their significance to actual buyers and sellers.

                    This approach is based upon prices paid in actual market transactions. It is a process of correlating and analyzing recently sold properties, which are similar to the subject. The reliability of this technique depends upon (a) the degree of comparability of the property appraised with each sale, (b) the length of time since the sale, (c) the accuracy of the sales data, and (d) the absence of unusual conditions affecting the sale.

                    The comparison process must be based on sales, which constitute acceptable evidence of motivations inherent to the market, occurring under similar market conditions, of similar or reasonably similar apartment projects. These projects were selected since they are reasonably comparable to the subject property. A map and a summary of the comparable sales can be found on the preceding pages. The sales ranged in time from August 1996 to November 1997. Reference is made to the individual sales data included in the Addenda section of this report.

                    In our analysis of the sales data, important considerations as to comparability were condition of the property, gross income when combined with percent (%) occupied at sale date, unit size, terms of sale, location, and motivation. The sales provide units of comparison, which can be adjusted and then applied, to the subject to derive an estimate of value. Because these individual factors often overlap and are difficult to quantify, we compared the improved sales based on net operating income (NOI) per square foot and per unit. Theoretically, the NOI takes into consideration the various physical factors, which influence value. An analysis of NOI likewise considers economic differences in each improved property sale because income is also a function of the current market. Thus, with this analysis, all the factors affecting a sale can be reduced to the common denominator of net operating income. Also, we considered the effective gross income multiplier method. There follows a discussion of our analysis and value conclusion by the Sales Comparison Approach.

SALES ADJUSTMENT
ANALYSIS

PROPERTY RIGHTS     Property rights consists of ownership, legal estate,
                    economic benefits, and financial components. Our valuation is of the leased fee estate on an all cash basis. Since all the sales were reported to be of the leased fee estate, no adjustment was necessary.

CASH EQUIVALENCY    Standard definitions of market value include payment in
                    "cash or its equivalent." The equivalent includes financing terms generally available in the market. In many cases comparable sales carry atypical financing terms that require an adjustment to cash equivalency. There are basically two areas, which may require adjustments for terms. One is the amount of cash down payment and the other is favorable financing or a low interest rate on the note/mortgage. Where terms were considered to be more favorable than the market at the time of sale, cash equivalency adjustments are made.
                    All of the sales used in this analysis were cash transactions or were considered equivalent and therefore, did not require a cash equivalent adjustment.

CONDITION OF SALE   Adjustments for condition of sale usually reflect the
                    motivations of the buyer and the seller. Although conditions of sale are perceived as applying only to sales that are not arm's length transactions, some arm's length sales may reflect atypical motivations or sale conditions due to unusual tax considerations, sale at legal auction, lack of exposure on the open market, etc. The sales utilized in our analysis were not reported to be reflective of such situations; therefore, no adjustment was necessary.

NET OPERATING
INCOME ANALYSIS     In lieu of specific adjustments, we compared the improved
                    sales based on the net operating income (NOI) per square foot and NOI per unit. This method presents a comparison based on the income which a property is capable of generating. Theoretically, the NOI takes into consideration the various factors, which influence value such as quality, size, amenities offered, location, age, condition etc. Thus, these differing factors can be reduced to the common denominator of net operating income.

                    The various sales reflected NOIs per square foot ranging from $3.97 to $5.87 and NOIs per unit ranging from $2,682 to $4,710. The subject NOI (with reserve expenses) has been approximated at $3.90 per square foot or $3,772 per unit from the Direct Capitalization analysis in the Income Approach section of this report.

                    To estimate an adjustment for each sale, the subject's NOI has been compared to the individual NOI of the comparable sales. This adjustment should account for all the various physical and economic differences in each improved property sale as income is a function of the current market. Market conditions should reflect perceived risk, or other factors, which may affect value. The following chart presents the adjustment process.

          SALE     SALE     SALE    SUBJECT   ADJUST.      ADJUST.
          NO.    PRICE/SF  NOI/SF   NOI/SF     FACTOR      PRICE/SF
       ---------------------------------------------------------------
         1      $51.23      NA      $3.90         NA          NA
         2       48.22      NA      $3.90         NA          NA
         3       45.26      NA      $3.90         NA          NA
         4       48.84   $4.88      $3.90    0.79918      $39.03
         5       53.34    5.87      $3.90    0.66440       35.44
         6       41.14    4.11      $3.90    0.94891       39.04
         7       42.55      NA      $3.90         NA          NA
         8       40.57    3.97      $3.90    0.98237       39.85
         9       50.67    4.77      $3.90    0.81761       41.43
         10      45.04    4.23      $3.90    0.92199       41.53

       After adjustments, the sales reflected a range in value for the subject from $35.44 to $41.53 per square foot. Sales 6 and 8 have the most similar net operating incomes per square foot and they reflect values of $39.04 and $39.85 per square foot. Placing emphasis on these sales, tempered with the other sales, and recognizing the slight age difference, a value of $40.50 per square foot is estimated for the subject. From this value the $105,000 in deferred maintenance is deducted to arrive at the "as is" value of the subject. The calculation is shown below.


       116,036 SF x $40.50/SF....................... $4,699,458
       Less Deferred Maintenance....................   (105,000)
                                                       --------
       "As Is" Value via NOI/SF..................... $4,594,458
                                             Rounded $4,600,000


        SALE       SALE        SALE     SUBJECT     ADJUST.      ADJUST.
         No.    PRICE/UNIT   NOI/UNIT  NOI/UNIT     FACTOR     PRICE/UNIT
       ---------------------------------------------------------------------
         1      $ 52,120        NA       $3,772         NA          NA
         2        52,787        NA        3,772         NA          NA
         3        28,148        NA        3,772         NA          NA
         4        26,815    $2,682        3,772    1.40641   $  37,713
         5        29,343     3,228        3,772    1.16852      34,288
         6        33,457     3,346        3,772    1.12732      37,717
         7        30,731        NA        3,772         NA          NA
         8        34,394     3,367        3,772    1.12029      38,531
         9        45,910     4,324        3,772    0.87234      40,049
         10       50,134     4,710        3,772    0.80085      40,150

       After adjustments, the sales reflected a range in value for the subject from $34,288 to $40,150 per unit. Sales 6 and 8 reflected the most similar NOI per unit to the subject and had adjusted values of $37,717 and $38,531 per unit. Additionally, we recognized some age differences and based on all the data, we estimated a value for the subject of $38,500 per unit. The following indication reflects an "as is" value per unit for the subject considering the subject's deferred maintenance.

       120 units x $38,500/unit.......................$4,620,000
       Less: Deferred maintenance.....................  (105,000)
                                                        --------
       Value via NOI Price/Unit Method................$4,515,000
                                              Rounded $4,500,000

EFFECTIVE GROSS INCOME
MULTIPLIER METHOD        In addition to the NOI price per square foot and price
                         per unit analysis, we have employed an effective, gross income multiplier analysis to the sales based on the sales' actual effective gross income multipliers
                         (EGIM). Unlike the price per unit analysis, EGIMs cannot be adjusted for dissimilar factors when compared to the subject. Instead, certain factors must be closely analyzed for determining comparability of the multiplier to the subject property. These include the timing of the sale and whether market condition changes have occurred between the date of valuation and the sale date, as well as occupancies and expense ratio levels, and the comparability of the sale in terms of its physical features and the resulting income stream potential. Listed below are the details of the sales we felt to be pertinent in our selection of a reasonable
                         EGIM for the subject. All factors were considered in our interpretation of the data leading to the EGIM of the sales.


                   SALE   DATE OF SALE   EGIM   OCCUPANCY   EXPENSE RATIO
                   --------------------------------------------------------
                     1        11/97      5.59      98%          N/A
                     2        11/97      5.60      97%          N/A
                     3        11/97      5.38      97%          N/A
                     6        03/97      5.74      94%        42.58%
                     7        01/97      6.35      91%           NA
                     8        12/96      5.53      90%        45.86%
                     9        12/96      6.31      90%        40.57%
                     10        8/96      6.59      90%        39.48%
                 Subject                           94%        46.82%


                         The sales indicated EGIMs ranging from 5.38 to 6.59, with all sales operating at or near stabilized levels. Based on this data, we believe an EGIM of 5.8 is reasonable for the subject considering the subject's quality and expense ratio. Applying the 5.8 EGIM to the subject's stabilized effective gross income, and deducting for deferred maintenance, results in the following value indication.


                         5.80 x $851,215....................$4,937,047
                         Less: Deferred maintenance...........(105,000)
                                                              --------
                         Value via EGIM Method..............$4,832,047
                                                    Rounded $4,800,000

CONCLUSION               THE NOI per square foot and per unit methods presented
                         a value range indication of $4,500,000 to $4,600,000 and the effective gross income multiplier method indicated a value of $4,800,000. Weight has been given to the net operating income comparisons because this method reflects both income and expense information.
                         The EGIM method only accounts for income and does not take into consideration expenses, which can vary from property to property. Therefore, it is our opinion that the leased fee market value of the subject property based on the indication provided by the Sales
                         Comparison Approach, all cash, on an "as is" basis as of December 31, 1997, is

                              FOUR MILLION SIX HUNDRED THOUSAND DOLLARS
                                         ($4,600,000)

                     [COMPARABLE RENTALS MAP APPEARS HERE]

====================================================================================================================================


                                                      COMPARABLE RENT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------

                                                                                      CURRENT
                         YEAR   NO.OF   AVG. UNIT   PHYSICAL                 UNIT    EFFECTIVE       EFFECTIVE
  NO.   NAME/LOCATION    BUILT  UNITS   SIZE (SF)    OCCUP.    UNIT TYPE    SIZE/SF  RENT/MO.       RENT/SF/MO.  AMENITIES/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
   1    Tierra Catalina   1983   120     1,171       99%            1BR/1BA    900    $  640-730     0.71-0.81    Amenities include
        3201 E Skyline                                              1BR/1BA    916       625-680     0.68-0.74    a swimming pool,
        Drive                                                       2BR/2BA  1,207           790          0.65    spa, tennis court,
                                                                    2BR/2BA  1,233       850-950     0.69-0.77    clubroom, covered
                                                                 2BR/2BA/TH  1,304       890-950     0.68-0.73    parking,
                                                                 3BR/2BA/TH  1,525     950-1,070     0.62-0.70    washer/dryer,
                                                                                                                  hook-ups,
                                                                                                                  microwave,
                                                                                                                  fireplace.
                                                                                                                  Concessions: None
------------------------------------------------------------------------------------------------------------------------------------
   2    L'Auberge Canyon  1987   264     1,019       96%            1BR/1BA    724    $      725          1.00    Amenities include
        View 6650-55 N                                              2BR/2BA    909           775          0.85    a swimming pool,
        Kolb Road                                                   2BR/2BA  1,049           825          0.79    tennis court,
                                                                    2BR/2BA  1,095           875          0.80    washer/dryer,
                                                                    3BR/2BA  1,223         1,010          0.82    microwave,
                                                                    3BR/2BA  1,243         1,010          0.81    fireplace,
                                                                    3BR/2BA  1,291         1,010          0.78    jacuzzi, clubroom,
                                                                                                                  and covered
                                                                                                                  parking.
                                                                                                                  Concessions: None
------------------------------------------------------------------------------------------------------------------------------------
   3    The Greens at     1986   265     1,011       89%        1BR/1BA/DEN    818    $      714          0.87    Amenities include
        Ventana 5800 N                                          1BR/1BA/DEN    847           740          0.87    3 swimming pools,
        Kolb Road                                                   2BR/2BA    945           775          0.82    spa, washer/dryer,
                                                                    2BR/2BA    974           739          0.76    microwave,
                                                                    2BR/2BA  1,018       787-837     0.77-0.82    fireplace,
                                                                    2BR/2BA  1,050           800          0.76    clubroom, and
                                                                2BR/2BA/DEN  1,169       914-964     0.78-0.82    covered parking.
                                                                2BR/2BA/DEN  1,207           950          0.79    Concessions: One-
                                                                                                                  half month free.
------------------------------------------------------------------------------------------------------------------------------------
   4    The Arboretum     1986   496       811       99%            1BR/1BA    520           475          0.91    Amenities include
        4700 N Kolb Rd.                                             1BR/1BA    616           500          0.81    3 swimming pools,
                                                                    1BR/1BA    686           510          0.74    clubroom, exercise
                                                                    1BR/1BA    767           560          0.73    room, laundry
                                                                    2BR/1BA    984           650          0.66    facilities,
                                                                    2BR/2BA    995           710          0.71    washer/dryer hook-
                                                                    2BR/2BA  1,001           735          0.73    ups, fireplace,
                                                                    3BR/2BA  1,200           799          0.67    and covered
                                                                                                                  parking.
                                                                                                                  Concessions: One-
                                                                                                                  half month free
                                                                                                                  rent. $175 off if
                                                                                                                  deposit on 1/st/
                                                                                                                  visit.
------------------------------------------------------------------------------------------------------------------------------------
   5    Villa Sin Vacas   1985   72      1,114       90's%      1BR/1BA/DEN    930           835          0.90    Amenities include
        7601 N. Calle                                               2BR/2BA  1,195         1,050          0.88    washer dryer,
        Sin Envidia                                                 3BR/2BA  1,458         1,200          0.82    fireplace,
                                                                                                                  microwave, covered
                                                                                                                  parking,
                                                                                                                  clubhouse, pool.
                                                                                                                  Concessions: None
------------------------------------------------------------------------------------------------------------------------------------
   6    Colonia Del Rio   1985   176     1,010       90's%          1BR/1BA    713           560          0.79    Amenities include
        4601 N. Via                                                 1BR/1BA    796           590          0.74    washer/dryer,
        Entrada                                                     1BR/1BA  1,022           655          0.64    microwave, pool,
                                                                    2BR/1BA  1,068           680          0.64    covered parking,
                                                                 2BR/2BA/TH  1,170           795          0.68    fireplace,
                                                                    3BR/2BA  1,345       795-810     0.59-0.60    exercise facility,
                                                                                                                  playground, spa.
                                                                                                                  Concessions: $200
                                                                                                                  off first month's
                                                                                                                  rent.
====================================================================================================================================

====================================================================================================================================

                                                                                      CURRENT
                              YEAR   NO. OF  AVG. UNIT   PHYSICAL                UNIT    EFFECTIVE   EFFECTIVE
  NO.   NAME/LOCATION        BUILT  UNITS   SIZE (SF)    OCCUP.    UNIT TYPE    SIZE/SF  RENT/MO.    RENT/SF/MO.  AMENITIES/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
   7    Boulders at La       1995   240     999         N/A         1BR/1BA     725    595            0.82        Amenities include
        Reserve 1500                                            1BR/1BA/DEN     929    655            0.71        pool, spa,
        E. Pusch Wilderness                                         2BR/2BA   1,057    740            0.70        washer/dryer,
                                                                    3BR/2BA   1,268    860            0.68        microwave, some
                                                                                                                  fireplaces,
                                                                                                                  garages, fitness
                                                                                                                  center
                                                                                                                  Concessions: 1/2
                                                                                                                  mo. free rent on
                                                                                                                  1-2BR and 1 mo.
                                                                                                                  free rent on 3 BR
                                                                                                                  with 12 mo. lease.
------------------------------------------------------------------------------------------------------------------------------------
   8    La Reserve Villas    1988   240     900        90's%        1BR/1BA     697    580            0.83        Amenities include
        10700 N. La                                                 2BR/2BA     943    690            0.73        2 pools, spa,
        Reserve                                                     2BR/2BA     957    750            0.78        washer/dryer,
                                                                    3BR/2BA   1,111    875            0.79        microwave, some
                                                                                                                  fireplaces,
                                                                                                                  fitness center,
                                                                                                                  clubhouse.
                                                                                                                  Concessions: None
------------------------------------------------------------------------------------------------------------------------------------
   9    Legends at La Paloma 1995   312   1,034        90's%        1BR/1BA     745    675            0.91        Amenities include
        3750 E. Via Palomita                                        2BR/2BA   1,036    795            0.77        2 pools, spa,
                                                                    3BR/2BA   1,258    975            0.78        washer/dryer,
                                                                                                                  microwave,
                                                                                                                  fireplace, fitness
                                                                                                                  center, clubhouse.
                                                                                                                  Concessions: 1 mo.
                                                                                                                  free
------------------------------------------------------------------------------------------------------------------------------------
   10   Skyline Bel Aire     1979   137   1,125        90's%    lBR/1BA/DEN     968    615            0.64        Amenities include
        6255 Camino                                                 2BR/2BA   1,263    815            0.65        pool, spa, 2
        Pimeria Alta                                                                                              tennis courts,
                                                                                                                  washer/dryer,
                                                                                                                  fireplace, covered
                                                                                                                  parking, clubhouse
                                                                                                                  Concessions: 1 BR
                                                                                                                  $590/mo.; $300 off
                                                                                                                  first mo. on a 12
                                                                                                                  mo. lease and $150
                                                                                                                  off first mo. on a
                                                                                                                  6 mo. lease.
------------------------------------------------------------------------------------------------------------------------------------
   11   Pinnacle Canyon      1995   225   1,017          98%        1BR/1BA     795    650            0.82        Amenities include
        7050 E. Sunrise                                             1BR/1BA     840    675            0.80        pool, spa,
        Road                                                        2BR/2BA   1,124    775            0.69        washer/dryer,
                                                                    2BR/2BA   1,152    800            0.69        microwave, built
                                                                    3BR/2BA   1,351    935            0.69        in TV, garages
                                                                                                                  available,
                                                                                                                  clubhouse,
                                                                                                                  exercise facility,
                                                                                                                  computer center
                                                                                                                  Concessions: 1 mo.
                                                                                                                  free for 12 mo.
                                                                                                                  lease.
------------------------------------------------------------------------------------------------------------------------------------
        SUBJECT PROPERTY     1986   120     967          94%        1BR/1BA     780    529            0.68        Amenities include
        Village at                                              1BR/1BA/DEN     947    629            0.67        a swimming pool,
        Foothills II & III                                          2BR/2BA   1,081    659            0.61        tennis court, spa,
        2600 Ina Road                                            2BR/2BA/TH   1,190    759            0.64        clubroom, and
                                                                                                                  covered parking.
====================================================================================================================================

                                INCOME APPROACH
--------------------------------------------------------------------------------

                    In estimating the market value of the subject property, one method used by the appraisers was the Income Approach. The Income Approach to value is predicated on the assumption that there is a definite relationship between the amount of net income a property will earn and its value. Ultimately, the Income Approach seeks to estimate the present worth of an anticipated net income stream based on an analysis of its quality, quantity, and duration. In accordance with the principle of substitution, a prudent investor would pay no more to receive an income stream from a specified property than any other property producing an equally desirable income stream.

                    Typically, the first step in the Income Approach is to estimate the potential gross income according to market rent. Market rent means the "going rent" in the neighborhood based on past history and present conditions. Vacancies are then deducted to arrive at effective gross income. Estimated annual expenses are deducted from the effective gross income, resulting in an indication of net operating income before debt service. From the estimated net annual income, annual debt service and deferred maintenance (if applicable), are subtracted to obtain annual cash flow to equity. This cash flow can be capitalized into an indication of equity value by direct capitalization utilizing an overall equity rate, or if debt does not exist, an overall capitalization rate. It may also be projected into the future over a selected but appropriate holding period, and discounted along with the anticipated equity reversion at the market discount rate and added in order to arrive at the net present equity value for the subject property. In either method, the present mortgage balance (if applicable) would be added to the equity value to obtain the total value of the property. Since our valuation is on a cash basis, no mortgages were considered. The appraisers have utilized both methods in valuing the subject property on an all cash basis.

ESTIMATED GROSS
RENTAL INCOME       Income for the subject property is produced by rental income from the various rental units, as well as laundry income, forfeited security deposits, and miscellaneous income.
                    Information provided by the on-site leasing agents indicated the following current rent schedule:


                                   BASED ON "RESIDENT PAYS UTILITIES"
                   -------------------------------------------------------------
                       TYPE      UNITS  SIZE (SF)  RENT/MO.  RENT/SF  MO. TOTAL
                   -------------------------------------------------------------
                       1BR/1BA    32       780       $529    $0.68    $16,928
                   1BR/1BA/Den    40       947        629     0.67     25,160
                       2BR/2BA    36     1,081        659     0.61     23,724
                    2BR/2BA/TH    12     1,190        759     0.64      9,108
                                 ---     -----       ----    -----    -------
                                 120       967       $624    $0.65    $74,920

                    These rents have been compared to closely located and similarly designed apartment complexes in the subject's general area. For the purpose of this analysis, we have considered eleven apartment complexes that were found to be most comparable. They range in total size from 80,178 to 402,276 square feet, in average unit size from 811 to 1,172 square feet, and in physical occupancy from 89 to 99 percent. The comparable rentals are summarized on the previous page.

====================================================================================================================================


                                                      SUBJECT - RENT ANALYSIS

------------------------------------------------------------------------------------------------------------------------------------

                                                        UNIT            AVG.            AVG. MONTHLY
                                    UNIT TYPE         SIZE (SF)      RENT/MONTH           RENT/SF            COMPARABILITY
------------------------------------------------------------------------------------------------------------------------------------
SUBJECT                                 1BR/1BA         780            $529               $0.68
L'Auberge Canyon View                   lBR/1BA         724             725                1.00                    Superior
Greens at Ventana                   1BR/1BA/DEN         818             714                0.87                    Superior
Tierra Catalina                         1BR/1BA         900             640                0.71                  Comparable
The Arboretum                           1BR/1BA         767             560                0.73                  Comparable
Colonia Del Rio                         1BR/1BA         796             590                0.74                  Comparable
Boulders at La Reserve                  1BR/lBA         725             595                0.82                    Superior
La Reserve Villas                       1BR/1BA         697             580                0.83                    Superior
Legends at La Paloma                    1BR/1BA         745             675                0.91                    Superior
Pinnacle Canyon                         1BR/1BA         795             650                0.82                    Superior
------------------------------------------------------------------------------------------------------------------------------------
SUBJECT                             1BR/1BA/DEN         947             629                0.67
Tierra Catalina                         1BR/1BA         916             680                0.74                Comparable
The Arboretum                           2BR/lBA         984             650                0.66                Comparable
Villa Sin Vacas                     1BR/1BA/DEN         930             835                0.90                  Superior
Colonia Del Rio                         lBR/lBA       1,022             655                0.64                Comparable
Boulders at La Reserve              1BR/1BA/DEN         929             655                0.71                  Superior
Skyline Bel Aire                    1BR/1BA/DEN         968             615                0.64                Comparable
------------------------------------------------------------------------------------------------------------------------------------
SUBJECT                                 2BR/2BA       1,081             659                0.61
L'Auberge Canyon View                   2BR/2BA       1,095             875                0.80                  Superior
The Greens at Ventana                   2BR/2BA       1,050             800                0.76                  Superior
Tierra Catalina                         2BR/2BA       1,207             790                0.65                Comparable
Arboretum                               2BR/2BA       1,001             735                0.73                Comparable
Villa Sin Vacas                         2BR/2BA       1,195           1,050                0.88                  Superior
Colonia Del Rio                         2BR/1BA       1,068             680                0.64                Comparable
Boulders at La Reserve                  2BR/2BA       1,057             740                0.70                  Superior
La Reserve Villas                       2BR/2BA         957             750                0.78                  Superior
Legends at La Paloma                    2BR/2BA       1,036             795                0.77                  Superior
Pinnacle Canyon                         2BR/2BA       1,124             775                0.69                  Superior
------------------------------------------------------------------------------------------------------------------------------------
SUBJECT                              2BR/2BATH        1,190             759                0.64
L'Auberge Canyon                       2BR/2BA        1,095             875                0.80                  Superior
The Greens at Ventana                  2BR/2BA        1,050             800                0.76                  Superior
Tierra Catalina                     2BR/2BA/TH        1,304             890                0.68                Comparable
Villa Sin Vacas                        2BR/2BA        1,195           1,050                0.88                  Superior
Colonia Del Rio                     2BR/2BA/TH        1,170             795                0.68                Comparable
Boulders at La Reserve                 2BR/2BA        1,057             740                0.70                  Superior
Legends at La Paloma                   2BR/2BA        1,036             795                0.77                  Superior
Skyline Bel Aire                       2BR/2BA        1,263             815                0.65                Comparable
Pinnacle Canyon                        2BR/2BA        1,124             775                0.69                  Superior

====================================================================================================================================

                    All of the comparables surveyed were located within the subject's general vicinity. Rent Comparables 1, 4 and 6 are believed to be most comparable to the subject overall; specifically, in terms of overall physical condition, location, rental rates, and the amenities offered. These comparables indicate average quoted rental rates from $0.59 to $0.91 per square foot per month with the higher unit rental being a small 1 bedroom. The other projects were relatively comparable to the subject and were used as additional indications of market rents in the subject's area.

                    It is important to note that these rents are reflective of the current market. The Tucson area is somewhat seasonal and rents do not tend to be increased during the summer months. Also, a number of new units within the immediate area of the subject have recently opened; therefore, rents are not expected to increase over the short term. In fact, rent concessions are being offered at most of the new projects. The current asking average monthly rent for the subject is $0.65 per square foot and the average actual contract rent for the subject is $0.55 per square foot.

                    After considering each of the aforementioned factors, including the subject's historical performance, we are of the opinion that the subject's asking rentals are reasonable. Given the subject's 94 percent physical occupancy and actual rents, the projected market effective rental rates for the subject are summarized as follows:



                                   BASED ON "RESIDENT PAYS UTILITIES"
                   -------------------------------------------------------------
                                TOTAL    SIZE     TOTAL  RENT/     MO.    RENT-
                   UNIT TYPE    UNITS    (SF)     (SF)   MONTH    TOTAL   SF/MO.
                   -------------------------------------------------------------
                       1BR/1BA    32      780    24,960   $529   $16,928  $0.68
                   1BR/1BA/Den    40      947    37,880    629    25,160   0.67
                       2BR/2BA    36    1,081    38,916    659    23,724   0.61
                    2BR/2BA/TH    12    1,190    14,280    759     9,108   0.64
                                 ---    -----   -------   ----   -------  -----
                                 120      967   116,036   $624   $74,920  $0.65

                    Gross Annual Rental Income: $72,920 x 12 months = $899,040

OTHER INCOME        In addition to rental income from apartments, other income is generated by laundry and vending machines, forfeited security deposits, late charges, and miscellaneous. Other income in 1991 was reported at $14,691 or $0.13 per square foot. This figure dropped during 1992 to $10,618 or $0.09 per square foot. However, it increased to $13,794 or $0.12 per square foot in 1993, $13,336 or $0.11 per square foot in 1994, $13,864 or $0.12 per square foot in 1995, and $12,692 or $0.11 per square foot in 1996. The annualized figure for 1997 was $15,029 or $0.13 per square foot. Based on our experience with similar type properties and the actual performance of the property, it is our opinion that other income in the amount of $16,245 or $0.14 per square foot before vacancy and $0.13 per square foot after vacancy is reasonable. This is typical for a project such as the subject.

                    From this we have arrived at our estimate of scheduled gross income as if 100 percent occupied:

=====================================================================================================================
                                         VILLAGE AT THE FOOTHILLS II AND III
                                                 HISTORICAL EXPENSES
---------------------------------------------------------------------------------------------------------------------
    EXPENSE                    ACTUAL 1991             ACTUAL 1992            ACTUAL 1993             ACTUAL 1994
    CATEGORY               PER SF    PER UNIT      PER SF    PER UNIT     PER SF    PER UNIT      PER SF    PER UNIT
---------------------------------------------------------------------------------------------------------------------
Real Estate Taxes          $0.58     $  561        $0.55     $  532       $0.55     $  532        $0.54     $  522
Insurance                  $0.05     $   48        $0.05     $   48        0.06     $   58        $0.06     $   58
Personnel                  $0.46     $  445        $0.48     $  464        0.53     $  512        $0.56     $  542
Utilities                  $0.45     $  435        $0.42     $  406        0.44     $  425        $0.47     $  454
Repairs & Maintenance      $0.30     $  290        $0.31     $  300        0.34     $  329        $0.39     $  377
Contract Services          $0.13     $  126        $0.13     $  126        0.12     $  116        $0.13     $  126
General Administrative     $0.09     $   87        $0.05     $   48        0.04     $   39        $0.05     $   48
Management                 $0.28     $  271        $0.29     $  280        0.30     $  290        $0.32     $  309
                           -----     ------        -----     ------       -----     ------        -----     ------
         TOTAL             $2.34     $2,263        $2.28     $2,205       $2.38     $2,301        $2.52     $2,437
=====================================================================================================================

----------------------------------------------------------------------------------------------
    EXPENSE                   ACTUAL 1995             ACTUAL 1996             ACTUAL 1997
    CATEGORY              PER SF    PER UNIT      PER SF    PER UNIT      PER SF    PER UNIT
----------------------------------------------------------------------------------------------
Real Estate Taxes         $0.57     $  551        $0.59     $  570        $0.58     $  565
Insurance                 $0.07     $   68        $0.07     $   69        $0.07     $   67
Personnel                 $0.60     $  580        $0.61     $  587        $0.60     $  577
Utilities                 $0.53     $  512        $0.59     $  575        $0.60     $  576
Repairs & Maintenance     $0.41     $  396        $0.39     $  376        $0.41     $  392
Contract Services         $0.19     $  184        $0.18     $  177        $0.15     $  149
General Administrative    $0.05     $   48        $0.16     $  150        $0.21     $  199
Management                $0.34     $  329        $0.34     $  326        $0.33     $  323
                          -----     ------        -----     ------        -----     ------
         TOTAL            $2.76     $2,669        $2.93     $2,831        $2.94     $2,848

==============================================================================================

==================================================================================================

                                            COMPARABLE
                                         EXPENSE ANALYSIS

--------------------------------------------------------------------------------------------------
COMPARABLE                        1               2              3           BRA PROJECTIONS
--------------------------------------------------------------------------------------------------
Expense Year                      1997            1997           1997               1998
NRA                            167,500         140,564         58,018            116,036
No. Units                          168             120             60                120
Year Built                        1985            1983           1986               1986
     Average Unit Size (SF)        997            1l71            967                967

--------------------------------------------------------------------------------------------------
EXPENSE CATEGORY             PER SF   PER UNIT  PER SF  PER UNIT  PER SF PER UNIT  PER SF PER UNIT
--------------------------------------------------------------------------------------------------
Real Estate Taxes            $  0.60  $  595    $ 0.65  $  759    $0.55  $  534    $0.59  $  575
Insurance                    $  0.06  $   61    $ 0.05      57    $0.07  $   70    $0.07  $   70
Personnel                    $  0.57  $  567    $ 0.64     753    $0.66  $  638    $0.67  $  644
Utilities                    $  0.39  $  387    $ 0.50     588    $0.60  $  577    $0.61  $  593
Repairs & Maintenance        $  0.43  $  431    $ 0.38     451    $0.42  $  407    $0.44  $  422
Contract Services            $  0.09  $   93    $ 0.19     222    $0.21  $  200    $0.22  $  211
General Administrative       $  0.21  $  212    $ 0.26     308    $0.23  $  222    $0.16  $  151
Management                   $  0.35  $  350    $ 0.36     407    $0.34  $  325    $0.35  $  343
                             -------  ------    ------  ------    -----  ------    -----  ------
         TOTAL EXPENSES      $  2.70  $2,696    $ 3.03  $3,545    $3.08  $2,973    $3.11  $3,010
==================================================================================================

                 Gross Rental Income                              $899,040
                 Other Income ($0.14/SF)                            16,245
                                                                   -------

                 Total Potential Gross Income                     $915,285


VACANCY AND COLLECTION
LOSS ESTIMATE            In a stable market, vacancy and collection loss for an
                         apartment complex will be in the 3 to 7 percent range.
                         This covers the time lag during re-leasing and normal refurbishing of apartment units, and the loss of income resulting from bad debt or other vacancies. According to our market analysis, the subject's Northwest area had an annual physical vacancy of 7.6 percent in the Third Quarter 1997 and the overall market was reportedly at 8.7 percent. Quarterly vacancies tend to fluctuate as a result of a seasonal decline in demand during the summer months. The vacancy level for both the overall market and the submarket have increased significantly over the past year due to a number of new projects, which have recently been completed. In surveying the direct competition, the current physical vacancies for the established projects ranged from 1 to 11 percent. Currently, the subject reportedly has a 6 percent physical vacancy and an economic vacancy of 16 percent. The primary difference between the physical and economic vacancy is due to the below market contract rents. Therefore, given this data we have projected a 10 percent economic vacancy in Fiscal Year
                         1998. We estimate after the first year of the projection period, some of the excess inventory will be absorbed and the subject property should be capable of maintaining a stabilized vacancy of 7 percent each year thereafter.

EXPENSE ANALYSIS         The various expenses necessary in the operation of the
                         subject have been estimated including fixed expenses, operating expenses, and reserves for replacement.
                         Proper appraisal technique demands that an appraiser rely on typical expenses as opposed to actual expenses, which may vary according to management or special circumstances that may not persist. In addition, the total expenses per square foot should be within a range typical for similar projects. Reserves for replacement are estimated based on age, condition, and construction quality. It is re-emphasized that all income, as well as expense estimates, are based on the assumption of competent and prudent management.

                         We have based the following estimate of project expenses on comparable apartment projects located in the subject area, as well as the actual historical performance of the subject property. The facing table summarizes the annualized 1997 expenses reported by three "individually metered" comparable projects, as well as the subject property's actual expenses from 1991 to 1996, and annualized 1997 expenses.

                         REAL ESTATE TAXES - The Pima County Assessor's Office coordinates the real estate taxes for the Village at the Foothills II and III. The property is subject to a number of different taxing authorities and there are two assessments. In 1997, the limited cash value assessment was $410,550 and the full cash value assessment was $410,550. The 1997 assessments have reportedly increased to $424,556 in full cash value and $422,064 in limited cash value including personal property. According to the subject property operating statement, the 1997 tax was $69,215 or $0.60 per square foot. We have projected the real estate taxes for the first year of our projection at $71,983 or $0.62 per square foot. This was increased at 4 percent per year thereafter.

                         INSURANCE - This category includes fire and extended coverage. Insurance costs can vary from one property to another depending upon the type and whether a blanket policy is used. Often times a property owner will insure multiple properties on one policy in an effort to reduce the cost of insurance per project. Our expense estimate is based upon typical costs for an individually insured apartment project in the Tucson area. The subject's actual insurance costs were $0.06 per square foot in 1993, $0.06 per square foot in 1994, $0.07 per square foot in 1995, and $0.07 for 1996. Annualized 1997 insurance expense was also $0.07 per square foot. The comparables reflected this expense between $0.05 and $0.07 per square foot. Based on this data, we estimated insurance at $0.07 per square foot in the first year or $8,477. This expense is expected to increase 4 percent annually throughout our projection period.

                         PERSONNEL - This category includes salaries for office managers, leasing agents, maid services, payroll taxes, and FICA. This category is not to be confused with the category of Management. The expense comparables reflected a personnel expense ranging from $0.57 to $0.66 per square foot. Annualized figures for the subject in 1997 indicate this expense at $0.60 per square foot. The subject's actual figures for 1993, 1994, 1995, and 1996 were $0.53, $0.56, $0.60, and
                         $0.61 per square foot, respectively. Based on historical figures at the subject property and tempering them with the market data, we have estimated this expense at $77,234 or $0.67 per square foot. This expense is expected to increase 4 percent annually throughout our projection period.

                         UTILITIES - This expense category includes electric, gas, water, and sewer for the apartment's common area. The subject's actual figures for 1993, 1994, 1995, and 1996 were $0.44, $0.47, $0.53, and $0.59 per square foot, respectively. Annualized figures for 1997 indicate this expense at $0.60 per square foot. The comparables indicated a range from $0.39 to $0.60 per square foot. Based on this data, we have estimated this expense at $0.61 per square foot, or $71,200. This expense is expected to increase 4 percent annually throughout our projection period.

                         REPAIR AND MAINTENANCE - These expenses are necessary in order to keep the property in good repair including plumbing, air-conditioners, electrical, draperies, carpets, janitorial supplies, and decorative costs. The expense comparables indicated a range from $0.38 to $0.43 per square foot. Annualized figures for 1997 indicate this expense at $0.41 per square foot, while actual figures for 1993, 1994, 1995, and 1996 were $0.34, $0.39, $0.41, and $0.39 per square foot, respectively. Due to the age, overall condition, and the ongoing maintenance at the subject property, an estimate of $0.42 per square foot or $48,735 has been projected for the subject. This expense is expected to increase 4 percent annually throughout our projection period.

                         CONTRACT SERVICES - This expense category includes landscaping, security, etc. The comparables indicated a range from $0.09 to $0.21 per square foot, respectively. The subject's actual figures for 1993, 1994, 1995, and 1996 were $0.12, $0.13, $0.19, and
                         $0.18 per square foot, respectively. Annualized figures for 1997 indicate this expense at $0.15 per square foot. We have estimated this expense for the subject at $0.19 per square foot or $22,047 and this expense is expected to increase 4 percent annually throughout our projection period.

                         GENERAL ADMINISTRATIVE - This expense category includes professional, legal, and accounting costs, administration costs, promotional expenses, etc. The expense comparables indicate a range of $0.21 to $0.26 per square foot. Actual figures for the subject in 1993, 1994, 1995, and 1996 were $0.04, $0.05, $0.05, and $0.16 per square foot, respectively. Annualized figures for 1997 indicate this expense at $0.21 per square foot. We have estimated this expense for the subject at $0.16 per square foot or $18,102. This expense is expected to increase 4 percent annually throughout our projection period.

                         MANAGEMENT - This includes the fee to outside management or ownership for managing the property. This expense is typically a percentage of the effective gross income of the property. The industry standard for an apartment complex of this size and quality is between 3 and 5 percent of effective gross income. The management fee for the subject is reportedly 5 percent of effective gross income. The comparables reflected this expense between $0.34 and $0.36 per square foot. The subject's expense in 1993, 1994, 1995, and 1996 appear reasonable at $0.30, $0.32, $0.34, and $0.34 per square foot, respectively. Annualized figures for 1997 indicate this expense at $0.33 per square foot. Based on this data we have projected the management fee at 5 percent of effective gross income in each year of our analysis which was cross-checked on a per square foot basis.

EXPENSE SUMMARY          The subject's total expenses were $2.38 per square foot
                         in 1993, $2.52 per square foot in 1994, $2.76 per square foot in 1995 and $2.93 per square foot in 1996.
                         Annualized figures for 1997 indicate this expense at $2.94 per square foot. The comparables ranged from $2.70 to $3.08 per square foot and from $2,696 to $3,545 per unit. Considering the size and quality of the subject, the overall expenses appear reasonable.
                         Our estimate of the total expenses for Fiscal Year 1998 is $3.09 per square foot or $2,991 per unit.

RESERVES FOR
REPLACEMENT              A replacement allowance provides for the periodic
                         replacement of building components that wear out more rapidly than the building itself and must be replaced periodically during the building's economic life. These may include roof covering, carpeting, appliances, compressors, parking areas, drives, etc. The subject was constructed in 1986 and appears to have had ongoing maintenance since its construction. It is our opinion that a reserve allowance of $300 per unit or about
                         $0.31 per square foot is adequate to provide for the continued maintenance of the project. This was included in our expenses prior to concluding the net operating income.

DEFERRED MAINTENANCE     The subject improvements are in good condition and
                         exhibited only minor deferred maintenance at the time of our inspection. This has been estimated at $105,000.
                         This includes appliance repair and replacement, carpet replacement, window covering replacement, interior and exterior repairs, roof repairs, air-conditioning and equipment repair, pool repair, water heater replacement, landscaping, painting, and paving.

DISCOUNTED CASH FLOW
ANALYSIS DISCUSSION      The most realistic method for estimating value via the
                         Income Approach is through the use of Discounted Cash
                         Flow Analysis. The Market Value of a real estate investment under the Discounted Cash Flow Method is defined as the discounted sum of all net cash inflows plus the property's discounted reversionary value.
                         Primarily, any given property is only worth the value of the income derived from it.

                         The general methodology of Discounted Cash Flow involves the following steps: 1) increasing each year's cash flows by an appropriate appreciation factor; 2) discounting each year's net cash flow by an appropriate discount rate; 3) deriving the property's reversionary value in the final year and discounting it to the present; and 4) the summation of all cash flows, including final year reversion, into an estimate of value.

                         According to the Third Quarter 1997 real estate investor survey compiled by Peter F. Korpacz & Associates, Inc. the apartment market is being flooded with capital, primarily from REIT's, rendering it almost impossible for large institutional investors to land deals. In addition, brokers have fewer properties to market either because long-term holders are buying product before it is ever offered on the market place or because owners are not willing to sell. The main factor is investors are watching to determine if investment locations are the pace of job growth. The slower pace of job growth in many markets, coupled with continued increases in multi-family and single family permits as well as attractive interest rates could combine to negatively effect the apartment market. As such, some investors are increasing overall vacancy allowance in their acquisition analyses and backing off on revenue growth assumptions. However, apartment investment continues to be attractive for pension funds and REIT's and we anticipate investors will continue to find the apartment market a desirable investment.

DISCOUNT RATE            Over the past several years, the internal rate of
                         return (IRR) has gained greater usefulness and market acceptance as an investment measure. IRR is the yield on an investment based on an initial cash investment, annual cash flows to the property, as well as resale proceeds. IRR allows for return on investment as well as recapture of the original investment when factoring in the reversion. To simulate this process, we have relied upon several investor surveys, which detail reasonable yields or IRR requirements of purchasers. We have used this rate as a discount rate that, when applied to projected cash flows and net resale proceeds
                         (reversion), results in the present value of the property.

                         According to the Third Quarter 1997 investor survey compiled by Peter F. Korpacz & Associates, Inc., investors for apartment properties indicated a return requirement ranging from 10.00 to 12.50 percent with an average of 11.16 percent. This IRR depends on the conservative or aggressive nature of rental and expense growth assumptions, as well as location and other factors. Corporate "Baa" bonds are typically viewed as an alternative investment. Real estate is considered riskier due to illiquidity, competition, burden of management, and market conditions; therefore, approximately 150 basis points or more could be added to this percentage rate in a normal market. Based on the previous data and considering the amount of new construction in the market and the lease-up time required to regain stabilization, we believe a 12.50 percent discount rate is reasonable based on an all cash sale and alternative investments. While this is 134 basis points higher than the indicated average by the previously mentioned survey, we believe it reflects the added risk in the Tucson market.

CAPITALIZATION RATE      The subject property's reversionary value is derived by
                         capitalizing the eleventh year's net operating income.
                         As mortgage rates have fluctuated over the past several years, it becomes difficult to apply a band of investment method to establish a capitalization rate because capitalization rates do not react dramatically to ups and downs of mortgage interest rates.
                         Additionally, the mercurial nature of the recent market creates a large variance of returns depending on property potential. Again, according to the previously cited investor survey, investors of apartment properties indicated a terminal capitalization rate range from 8.0 to 10.25 percent with an average of 9.29 percent. This range appears reasonable after analyzing recent sales in the area, which follow.

                                 SALE    IDENTIFICATION       SALE DATE    CAPITALIZATION RATE
                              -----------------------------------------------------------------
                                    4    Sandstone              06/97             10%
                                    5    Hilands I              06/97             11%
                                    6    Windsail               03/97             10%
                                    8    Sundown Village        12/96          10.09%
                                    9    Rio Cancion            12/96           9.42%
                                   10    Sonoran Terrace        08/96           9.39%

                         Based upon the aforementioned factors and the quality of the subject, it is our opinion that a 9.5 percent "going-in" capitalization rate was appropriate in this market. Typically, the terminal capitalization rate would be higher than the "going-in" capitalization rate due to the greater risk and older age of the property at the end of the projection period. Therefore, we believe a terminal capitalization rate of 10.5 percent is appropriate for the subject property. The resulting value indicates a first year capitalization rate of
                         9.14 percent, which results from the lower than stabilized occupancy expectation.

CASH FLOW ASSUMPTIONS    .    Rents were based on an average current rental rate
                              of approximately $0.65 per square foot. During the projection period rents were increased at a rate of 0 percent in Year 1 and 4 percent per year thereafter. As previously discussed in the "Apartment Market Analysis" section of this report, the subject area's average rental rates have increased at a healthy pace in the early
                              1990's; however, with the significant amount of new construction the growth has slowed.

=================================================================================================================================
                                                                 VILLAGE AT THE FOOTHILLS II APARTMENTS
Fiscal Year Ending 12/31                       1998       1999          2000        2001        2002         2003         2004
---------------------------------------------------------------------------------------------------------------------------------
 Income:
 Apt. Rents                                   899,040    935,002      972,402   1,011,298   1,051,750     1,093,820   1,137,572
 Rent/SF/Mo.                                    0.646      0.671        0.698       0.726       0.755         0.786       0.817
 Other Income/Yr.                              16,245     16,895       17,571      18,273      19,004        19,765      20,555
                                             --------   --------     --------   ---------   ---------    ----------  ----------
 Gross Income                                 915,285    951,896      989,972   1,029,571   1,070,754     1,113,584   1,158,128

 % Vacancy                                      10.00%      7.00%        7.00%       7.00%       7.00%         7.00%       7.00%
 Vacancy Allowance                             91,529     66,633       69,298      72,070      74,953        77,951      81,069
                                             --------   --------     --------   ---------   ---------    ----------  ----------
 Effective Gross Income                       823,757    885,264      920,674     957,501     995,801     1,035,633   1,077,059

                            ------------
 Expenses:                   UNIT   /SF
                            ------------
 Real Estate Taxes            600   0.62       71,983     74,862       77,857      80,971      84,210        87,578      91,081
                            ------------
 Insurance                     70   0.07        8,447      8,785        9,137       9,502       9,882        10,278      10,689
                            ------------
 Personnel                    644   0.67       77,234     80,323       83,536      86,877      90,352        93,966      97,725
                            ------------
 Utilities                    593   0.61       71,200     74,048       77,010      80,090      83,294        86,625      90,090
                            ------------
 Repairs and Maintenance      406   0.42       48,735     50,685       52,712      54,820      57,013        59,294      61,665
                            ------------
 Contract Services            184   0.19       22,047     22,929       23,846      24,800      25,792        26,823      27,896
                            ------------
 General Administrative       151   0.16       18,102     18,826       19,579      20,362      21,176        22,023      22,904
                            ------------
 Management Fee              5.00%  0.35       41,188     44,263       46,034      47,875      49,790        51,782      53,853
                            ------------
 Reserves for Replacement     300   0.31       36,000     37,440       38,938      40,495      42,115        43,800      45,551
                            ------------
                                             --------   --------     --------   ---------   ---------    ----------  ----------
 Total Expenses                               394,935    412,160      428,647     445,793     463,624       482,169     501,456
 Per SF                                          3.40       3.55         3.69        3.84        4.00          4.16        4.32
                                             --------   --------     --------   ---------   ---------    ----------  ----------
 Net Operating Income                         428,821    473,103      492,028     511,709     532,177       553,464     575,603
 Per SF                                          3.70       4.08         4.24        4.41        4.59          4.77        4.96

 Capital Items:                               105,000          0            0           0           0             0           0
                                             --------   --------     --------   ---------   ---------    ----------  ----------
 Cash Flow                                    323,821    473,103      492,028     511,709     532,177       553,464     575,603
                                             --------   --------     --------   ---------   ---------    ----------  ----------
 Present Value Factor              12.50%    0.888889   0.790123     0.702332    0.624295    0.554929      0.493270    0.438462

 Present Value of Cash Flow                   287,841    373,810      345,567     319,457     295,320       273,007     252,380

 NOI in 10th Year                             673,374              Present Value of Income Stream                     2,795,765
 Ro at Reversion                                10.50%             Present Value of Reversion                         1,895,889
                                            ---------
                                                                 ---------------------------------------------------------------
 Indicated Reversion                        6,413,082              Indicated Value of Subject                        $4,691,654
 Less: Sales Costs                  4.00%     256,523              Indicated Value/SF                                     40.43
                                            ---------
 Reversion in 10th Yr                       6,156,559              Indicated Value/Unit                                  39,097
                                                                   GIM at Indicated Value (rent income only)               5.22
                                                                   Ro at Indicated Value                                   9.14%
================================================================================================================================

===================================================================================
                                     2005        2006        2007        2008
-----------------------------------------------------------------------------------
 Income:
 Apt. Rents                           1,183,075   1,230,398   1,279,614   1,330,799
 Rent/SF/Mo.                              0.850       0.884       0.919       0.956
 Other Income/Yr.                        21,377      22,232      23,122      24,047
                                      ---------   ---------   ---------   ---------
 Gross Income                         1,204,453   1,252,631   1,302,736   1,354,845

 % Vacancy                                 7.00%       7.00%       7.00%       7.00%
 Vacancy Allowance                       84,312      87,684      91,192      94,839
                                      ---------   ---------   ---------   ---------
 Effective Gross Income               1,120,141   1,164,947   1,211,544   1,260,006

 Expenses:
 Real Estate Taxes                       94,725      98,514     102,454     106,552

 Insurance                               11,116      11,561      12,023      12,504

 Personnel                              101,634     105,699     109,927     114,325

 Utilities                               93,694      97,442     101,339     105,393

 Repairs and Maintenance                 64,132      66,697      69,365      72,140

 Contract Services                       29,012      30,173      31,380      32,635

 General Administrative                  23,820      24,773      25,764      26,795

 Management Fee                          56,007      58,247      60,577      63,000

 Reserves for Replacement                47,374      49,268      51,239      53,289
                                       --------    --------    --------    --------
 Total Expenses                         521,514     542,375     564,070     586,633
 Per SF                                    4.49        4.67        4.86        5.06
                                       --------    --------    --------    --------
 Net Operating Income                   598,627     622,572     647,475     673,374
 Per SF                                    5.16        5.37        5.58        5.80

 Capital Items:                               0           0           0           0
                                       --------    --------    --------    --------
 Cash Flow                              598,627     622,572     647,475     673,374
                                       --------    --------    --------    --------
 Present Value Factor                  0.389744    0.346439    0.307946    0.000000

 Present Value of Cash Flow             233,311     215,683     199,387           0

 NOI in 10th Year
 Ro at Reversion

 Indicated Reversion
 Less: Sales Costs

 Reversion in 10th Yr
===================================================================================

===============================================================================
                             CASH FLOW SUMMARY

    CALENDAR YEAR                 ANNUAL                12.50%        PV OF
    ENDING 12/31                CASH FLOW             NPV FACTOR    CASH FLOW
    ------------                ---------            -----------    ---------
       1998                     $323,821             0.888888889   $  287,841
       1999                      473,103             0.790123457      373,810
       2000                      492,028             0.702331962      345,567
       2001                      511,709             0.624295077      319,457
       2002                      532,177             0.554928957      295,320
       2003                      553,464             0.493270184      273,007
       2004                      575,603             0.438462386      252,380
       2005                      598,627             0.389744343      233,311
       2006                      622,572             0.346439416      215,683
       2007                      647,475             0.307946148      199,387
                                                                   ----------

TOTAL NPV OF CASH FLOWS                                            $2,795,765

Projected NOI - 11th Year                                          $  673,374
Terminal Capitalization Rate                                            10.50%
                                                                   ----------
Estimated Value of Property at End of 10th Year                    $6,413,082
Less Sales Cost @                                           4.00%    (256,523)
                                                                   ----------
Value of Reversion at End of 10th Year                             $6,156,559
Discount Factor - 10th Year                                12.50%    0.307946
                                                                   ----------
Present Value of the Reversion                                     $1,895,889
Sum of Present Values of Cash Flow                                  2,795,765
                                                                   ----------
MARKET VALUE AS OF DECEMBER 31, 1997                               $4,691,654

                                   (ROUNDED)                       $4,700,000
                                                                   ===========
===============================================================================

                         . The subject's current physical vacancy is 6 percent and the economic vacancy rate is about 16 percent. The primary reason for the discrepancy between the physical and economic rent is the difference between market and contract rents as well as discounts given for concessions. Due to the large supply of excess inventory in the current market, we estimate 10 percent vacancy for the first year of the cash flow. It is our opinion that the subject should be capable of obtaining a 7 percent vacancy rate for the for the remainder of the holding.

                         . The property has been appraised based on a "resident pays utilities" status.

                         . Expenses (with the exception of management) have been increased at an average growth rate of 4 percent annually over the 11-year projection period. Management expenses are based on a percentage of effective gross income and increase with occupancy and rental increases.

                         .    A discount rate of 12.50 percent was utilized.

                         . A terminal capitalization rate of 10.5 percent was believed reasonable.

                         . A sales cost of 4 percent of the reversionary value was estimated.

                         A cash flow analysis for the subject may be found on the following pages. The estimated leased fee market value for the subject on an "as is" basis via discounted cash flow method is

                                 FOUR MILLION SEVEN HUNDRED THOUSAND DOLLARS
                                                 ($4,700,000)

================================================================================
                    VILLAGE AT THE FOOTHILLS II APARTMENTS
Fiscal Year Ending 12/84 ==>                               1998
                                                           ----
--------------------------------------------------------------------------------
Income:
Apt. Rents                                               $  899,040
Rent/SF/Mo.                                                   0.646
Other Income/Yr.                                             16,245
                                                         ----------
Gross Income                                             $  915,285

% Vacancy                                                      7.00%
Vacancy Allowance                                            64,070
                                                         ----------
Effective Gross Income                                   $  851,215

                              -----------------------
Expenses:                       $/Unit           $/SF
                              -----------------------
Real Estate Taxes               600              0.62    $   71,983
                              -----------------------
Insurance                        70              0.07         8,447
                              -----------------------
Personnel                       644              0.67        77,234
                              -----------------------
Utilities                       593              0.61        71,200
                              -----------------------
Repairs and Maintenance         406              0.42        48,735
                              -----------------------
Contract Services               184              0.19        22,047
                              -----------------------
General Administrative          151              0.16        18,102
                              -----------------------
Management Fee                 5.00%             0.35        42,561
                              -----------------------
Reserves for Replacement        300              0.31        36,000
                              -----------------------    ----------
Total Expenses                                           $  396,308
Per SF                                                         3.42
                                                         ----------
Net Operating Income                                     $  454,907
Per SF                                                         3.92

Capitalization Rate                                            9.50%
                                                         ----------
Fee Simple Stabilized Market Value                       $4,788,496
Less:     Rent Loss Due to Lease-up                      $   34,324
          Deferred Maintenance                             $105,000
                                                         ----------
Leased Fee "As Is" Market Value                          $4,649,171
Leased Fee "As Is" Market Value (Rounded)                $4,650,000
-------------------------------------------------------------------------------

        RENT LOSS DUE TO LEASE-UP/CONTRACT RENT
        ---------------------------------------

                                                      Year 1
                                                     ---------
        Stabilized NOI                               $ 454,907
        Projected NOI                                  418,180
                                                     ---------
        Rent Loss                                    $  36,727
        PV Factor @    7.00%                          0.934579
                                                     ---------
        PV Income Loss                               $  34,324


        CUMULATIVE LOSS                              $  34,324
================================================================================

DIRECT CAPITALIZATION      Direct capitalization is a method used to convert a
                           single year's income estimate into a value indication. In direct capitalization a rate of return for the investor and recapture of the capital invested is implicit in the overall capitalization rate.

                           The overall capitalization rate was chosen after analyzing the comparable apartment sales in our Sales Comparison Approach. These sales indicated a range of "going-in" capitalization rates from 9.39 to 11.00 percent.

                           A "going-in" capitalization rate of 9.5 percent was deemed appropriate due to the quality of the subject, its location, and the current market conditions. The net income is capitalized into a value of $4,764,687 with deductions for rent loss due to lease-up and deferred maintenance made subsequently to reflect a value of $4,630,000 or $4,600,000 rounded.

INCOME APPROACH
CONCLUSION                 DCF Method .............................. $4,700,000
                           Direct Capitalization Method ............ $4,600,000

                           The two methods of comparison are supportive of each other and we gave equal reliance to each. We are of the opinion that the "as is" market value of the subject property, as of December 31, 1997 is $4,700,000

                                 RECONCILIATION
-------------------------------------------------------------------------------

                              Sales Comparison Approach      $4,600,000
                              Income Approach                $4,700,000

                           The Sales Comparison Approach utilized relatively recent comparable sales of similar properties in the area. The weakness of the Sales Comparison Approach is that no two properties are exactly alike and exact conditions of a sale are often unknown. The strength of this approach is that it indicates market activity based on the willing buyer/willing seller concept. We placed supportive weight on this approach to the Income Approach.

                           The Income Approach attempts to measure investment qualities of the property. Based on actual rental rates in the immediate area of the subject, actual expenses, and investor returns derived from the market, we have estimated value. Actual data on the property, as well as comparable data was considered adequate. Because the Income Approach deals directly with income streams, we feel it is a very good indication of current market conditions. It tends to reflect a value, which an investor of a property would anticipate. We have placed emphasis on the Income Approach.

                           Therefore, it is our opinion that the "as is" leased fee market value of the subject property, on an all cash basis, as of December 31, 1997 is

                              FOUR MLLION SEVEN HUNDRED THOUSAND DOLLARS
                                         ($4,700,000)

                                PINNACLE CANYON
-------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                           COMPARABLE APARTMENT SALE  1

PROPERTY IDENTIFICATION
Job Number                 97-073/97-078
Project Name               Pinnacle Canyon
Address                    7050 E. Sunrise Drive
City/ State                Tucson, Arizona

TRANSACTION DATA
Sale Date                  11/97
Grantor (Seller)           Pinnacle Canyon Joint Venture
Grantee (Buyer)            BRE Property Investors, Inc.
Recorded Document          10677-1104
Sale Price                 $11,727,000
Occupancy                  98%
Sale Price per Unit        $52,120
Sale Price per SF          $51.23
Capitalization Rate        NA

TERMS OF SALE              Cash

PROPERTY DESCRIPTION
Year Built                 1995
Last Year Renovated        NA
Number of Stories          2
Number of Buildings        20
Number of Units            225
Number of Bedrooms         428
Net Rentable Area          228,931
Average Unit Size          1,017 SF
Land Area                  15.290 Acres
Unit Density               14.71 Units per Acre
Property Condition         Excellent
Parking (type)             Open, carport and detached garage (500 spaces)
Construction Type          Wood frame, stucco exterior, concrete foundation,
                           tile roof
Unit Amenities             Washer/dryer, built-in television, roman tub,
                           microwave
Project Amenities          Swimming pool, spa, clubhouse, exercise room,
                           computer center

Confirmed With             Real Data, Inc., Newspaper article (11/30/97), and
                           Bruce Greenberg, MAI
Date Confirmed             December 1997 by Stevan N. Bach, Bach Realty
                           Advisors, Inc.

Comments Detailed income and expense information was not available. The NOI/SF, expenses, and capitalization could not be derived, however, the EGIM is estimated at 5.69.

                                PINNACLE HEIGHTS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                    COMPARABLE APARTMENT SALE  2

PROPERTY IDENTIFICATION
Job Number                 97-073/97-078
Project Name               Pinnacle Heights
Address                    7990 East Snyder
City/State                 Tucson, Arizona

TRANSACTION DATA
Sale Date                  11/97
Grantor (Seller)           Pinnacle Heights Associates
Grantee (Buyer)            BRE Property Investors, LLC
Recorded Document          10677-1112
Sale Price                 $16,364,000
Occupancy                  97%
Sale Price per Unit        $52,787
Sale Price per SF          $48.22
Capitalization Rate        NA

TERMS OF SALE              Cash

PROPERTY DESCRIPTION
Year Built                 1995
Last Year Renovated        NA
Number of Stories          2
Number of Buildings        25
Number of Units            310
Number of Bedrooms         562
Net Rentable Area          339,364
Average Unit Size          1,095 SF
Land Area                  30 Acres
Unit Density               10.33 Units per Acre
Property Condition         Excellent
Parking (type)             Open, carport, and detached garage (590
                           spaces)
Construction Type          Wood frame, stucco exterior, Spanish tile
                           roof
Unit Amenities             Washer/dryer, microwave, ceiling fans
Project Amenities          Swimming pool, two spas, exercise room,
                           computer center, and clubhouse

Confirmed With             Real Data, Inc., Newspaper article
                           (11/30/97), and Bruce Greenberg, MAI
Date Confirmed             December 1997 by Stevan N. Bach, Bach
                           Realty Advisors, Inc.

Comments Detailed income and expense information was not available, however, a 5.60 EGIM has been estimated.

                                   FOOTHILLS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                    COMPARABLE APARTMENT SALE  3

PROPERTY IDENTIFICATION
Job Number              97-073/97-078
Project Name            Foothills
Address                 5441 N. Swan Road
City/State              Tucson, Arizona

TRANSACTION DATA
Sale Date               11/97
Grantor (Seller)        Foothills APB, LP
Grantee (Buyer)         AIMCO/Foothill LP
Recorded Document       10677-2151
Sale Price              $7,600,000
Occupancy               97%
Sale Price per Unit     $28,148
Sale Price per SF       $45.26
Capitalization Rate     NA

TERMS OF SALE           Cash

PROPERTY DESCRIPTION
Year Built              1984
Last Year Renovated     NA
Number of Stories       2
Number of Buildings     11
Number of Units         270
Number of Bedrooms      300
Net Rentable Area       167,910
Average Unit Size       622 SF
Land Area               7.5 Acres
Unit Density            36 Units per Acre
Property Condition      Good
Parking (type)          Open and covered (380 spaces)
Construction Type       Wood frame, stucco exterior, and tile roof
Unit Amenities          Patio/balcony, storage
Project Amenities       Swimming pool, clubhouse, weight room, racquetball,
                        tennis courts, laundry facility

Confirmed With          Real Data, Inc., Newspaper article (11/30/97), and Bruce
                        Greenberg, MAI
Date Confirmed          December 1997 by Stevan N. Bach, Bach Realty Advisors,
                        Inc.

Comments No economic information was available, a 5.38 EGIM was estimated from knowledge of sales price, rents, and occupancy.

                                   SANDSTONE
------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                    COMPARABLE APARTMENT SALE   4

PROPERTY IDENTIFICATION
Job Number               97-073/97-078
Project Name             Sandstone Apartments
Address                  405 E. Prince Road
City/State               Tucson, Arizona

TRANSACTION DATA
Sale Date                06/97
Grantor (Seller)         Tucson Park Ridge, Ltd.
Grantee (Buyer)          Feigal Sandstone LP
Recorded Document        10569-1839
Sale Price               $8,849,000
Occupancy                100%
Sale Price per Unit      $26,815
Sale Price per SF        $48.84
Capitalization Rate      10.0%

TERMS OF SALE            Cash

PROPERTY DESCRIPTION
Year Built               1986
Last Year Renovated      NA
Number of Stories        3
Number of Buildings      NA
Number of Units          330
Number of Bedrooms       363
Net Rentable Area        181,167
Average Unit Size        549 SF
Land Area                8.42 Acres
Unit Density             39.19 Units per Acre
Property Condition       Good
Parking (type)           Covered and open
Construction Type        Wood frame, stucco exterior, Spanish tile roof
Unit Amenities           Washer/dryer available, covered parking, balconies
Project Amenities        Swimming pool, spa, tennis courts, volleyball, laundry
                         room, clubhouse, exercise room
Confirmed With           Real Data, Inc. and Bruce Greenberg, MAI
Date Confirmed           December 1997 by Stevan N. Bach, Bach Realty Advisors,
                         Inc.

                                   HILANDS I
------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                    COMPARABLE APARTMENT SALE    5

PROPERTY IDENTIFICATION
Job Number                          97-073/97-078
Project Name                        Highlands I
Address                             5755 E. River Road
City/State                          Tucson, Arizona

TRANSACTION DATA
Sale Date                           06/97
Grantor (Seller)                    Doubletree Finance, Inc.
Grantee (Buyer)                     Northland Hilands Portfolio, LP
Recorded Document                   10565/255
Sale Price                          $12,500,000
Occupancy                           95%
Sale Price per Unit                 $29,343
Sale Price per SF                   $53.34
Capitalization Rate                 11%

TERMS OF SALE                       Cash

PROPERTY DESCRIPTION
Year Built                          1985
Last Year Renovated                 NA
Number of Stories                   3
Number of Buildings                 NA
Number of Units                     426
Number of Bedrooms                  468
Net Rentable Area                   234,324
Average Unit Size                   550 SF
Land Area                           14.71 Acres
Unit Density                        28.95 Units per Acre
Property Condition                  Good
Parking (type)                      Open and carport (527 spaces)
Construction Type                   Wood frame, stucco exterior, concrete
                                    foundation, tile roof
Unit Amenities                      Washer/dryer, patio or balcony w/storage,
                                    covered parking
Project Amenities                   2 Swimming pools, spa, lounge, exercise
                                    room, racquetball court, tennis courts,
                                    laundry room
Confirmed With                      Real Data, Inc. and Bruce Greenberg, MAI
Date Confirmed                      December 1997 by Stevan N. Bach, Bach Realty
                                    Advisors, Inc.

Comments                            Limited economic data available.

                                    WINDSAIL
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                    COMPARABLE APARTMENT SALE    6

PROPERTY IDENTIFICATION
Job Number                          97-073/97-078
Project Name                        Windsail
Address                             7300 North Mona Lisa Road
City/State                          Tucson, Arizona

TRANSACTION DATA
Sale Date                           03/97
Grantor (Seller)                    PTR Holdings
Grantee (Buyer)                     Windsail Properties LLC
Recorded Document                   10513/2196
Sale Price                          $10,037,000
Occupancy                           94%
Sale Price per Unit                 $33,457
Sale Price per SF                   $41.14
Capitalization Rate                 10%

TERMS OF SALE                       Cash

PROPERTY DESCRIPTION
Year Built                          1985
Last Year Renovated                 NA
Number of Stories                   2
Number of Buildings                 21
Number of Units                     300
Number of Bedrooms                  548
Net Rentable Area                   243,952
Average Unit Size                   813 SF
Land Area                           11.65 Acres
Unit Density                        25.8 Units per Acre
Property Condition                  Good
Parking (type)                      Open (150) and Covered (300)
Construction Type                   Wood frame, stucco exterior, Spanish tile
                                    roof
Unit Amenities                      Washer/dryer connection, fireplace,
                                    microwave, balcony/patio
Project Amenities                   Swimming pool, spa, sauna, exercise room,
                                    tennis courts, playground
Confirmed With                      Real Data, Inc. and Bruce Greenberg, MAI
Date Confirmed                      December 1997 by Stevan N. Bach, Bach Realty
                                    Advisors, Inc.

Comments Limited economic data reveals estimated EGIM of 5.74

                                 COBBLE CREEK
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                    COMPARABLE APARTMENT SALE    7

PROPERTY IDENTIFICATION
Job Number                          97-073/97-078
Project Name                        Cobble Creek
Address                             7700 E. Speedway Blvd.
City/State                          Tucson, Arizona

TRANSACTION DATA
Sale Date                           11/97
Grantor (Seller)                    Security Capital Pacific Trust
Grantee (Buyer)                     Cobble Creek Associates, LLC
Recorded Document                   11463/642
Sale Price                          $9,250,000
Occupancy                           91%
Sale Price per Unit                 $30,731
Sale Price per SF                   $42.55
Capitalization Rate                 NA

TERMS OF SALE                       Cash

PROPERTY DESCRIPTION
Year Built                          1980
Last Year Renovated                 NA
Number of Stories                   3
Number of Buildings                 13
Number of Units                     301
Number of Bedrooms                  367
Net Rentable Area                   217,382
Average Unit Size                   722 SF
Land Area                           9.877 Acres
Unit Density                        30.47 Units per Acre
Property Condition                  Fair
Parking (type)                      Open and carport (386 spaces)
Construction Type                   Concrete block with stucco exterior, flat
                                    built-up roof
Unit Amenities                      Fireplace, balcony/patio
Project Amenities                   Swimming pool, clubhouse, spa, tennis court,
                                    racquetball court, basketball court
Confirmed With                      Comps and Real Data, Inc., and Bruce
                                    Greenberg, MAI
Date Confirmed                      December 1997 by Stevan N. Bach, Bach Realty
                                    Advisors, Inc.

Comments Economic information was confidential, however, from knowledge of sales price, rental rates, and occupancy, an EGIM of 6.35 was calculated.

                                SUNDOWN VILLAGE
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                         COMPARABLE APARTMENT SALE   8

PROPERTY IDENTIFICATION
Job Number                          97-073/97-078
Project Name                        Sundown Village
Address                             8215 North Oracle Road
City/State                          Tucson, Arizona

TRANSACTION DATA
Sale Date                           12/96
Grantor (Seller)                    Security Capital Pacific Trust
Grantee (Buyer)                     Sundown Associates, LLC
Recorded Document                   10438/1085
Sale Price                          $11,350,000
Occupancy                           90%
Sale Price per Unit                 $34,394
Sale Price per SF                   $40.57
Capitalization Rate                 10.09%

TERMS OF SALE                       Cash

INCOME/EXPENSE DATA
Potential Gross Income              $2,187,240
Vacancy/Collection Loss 10%         $(218,724)
Other Income                        $83,970
Effective Gross Income              $2,052,486
Operating Expenses                  $(941,265)
Net Operating Income                $1,111,221

PROPERTY DESCRIPTION
Year Built                          1984
Last Year Renovated                 NA
Number of Stories                   1, 2 & 3
Number of Buildings                 37
Number of Units                     330
Number of Bedrooms                  486
Net Rentable Area                   279,758
Average Unit Size                   848 SF
Land Area                           14.99 Acres
Unit Density                        22 Units per Acre
Property Condition                  Good
Parking (type)                      Open (82) Covered (250) and Detached Garage
                                    (17)
Construction Type                   Wood frame with stucco exterior, tile roof
Unit Amenities                      Fireplace, microwave, washer/dryer hook-up
Project Amenities                   Swimming pool, spa, sauna, clubhouse
Confirmed With                      Bruce Greenberg, MAI
Date Confirmed                      December 1997 by Stevan N. Bach, Bach Realty
                                    Advisors, Inc.

                                  RIO CANCION
-------------------------------------------------------------------------------

                             [PHOTO APPEARS HERE]

                    COMPARABLE APARTMENT SALE    9

PROPERTY IDENTIFICATION
Job Number                          97-073/97-078
Project Name                        Rio Cancion
Address                             2400 East River Road
City/State                          Tucson, Arizona

TRANSACTION DATA
Sale Date                           12/96
Grantor (Seller)                    Security Capital Pacific Trust
Grantee (Buyer)                     Rio Cancion Associates, LC
Recorded Document                   10438/1044
Sale Price                          $17,400,000
Occupancy                           90%
Sale Price per Unit                 $45,910
Sale Price per SF                   $50.67
Capitalization Rate                 NA

TERMS OF SALE                       Cash to seller

INCOME/EXPENSE DATA
Potential Gross Income              $2,956,200
Vacancy/Collection Loss  10%        $(295,620)
Other Income                        $97,200
Effective Gross Income              $2,757,780
Operating Expenses                  $1,118,846)
Net Operating Income                $1,638,934

PROPERTY DESCRIPTION
Year Built                          1983
Last Year Renovated                 NA
Number of Stories                   1 & 2
Number of Buildings                 35
Number of Units                     379
Number of Bedrooms                  613
Net Rentable Area                   343,370
Average Unit Size                   906 SF
Land Area                           16.323 Acres
Unit Density                        23.21 Units per Acre
Property Condition                  Good
Parking (type)                      Open and carport (878 spaces)
Construction Type                   Wood frame with stucco exterior, concrete
                                    foundation, Spanish tile roof
Unit Amenities                      Fireplace, vaulted ceilings, microwave,
                                    balcony/patio, w/d hookup
Project Amenities                   3 swimming pools, spa, fitness room,
                                    basketball court, tennis court, carports,
                                    clubhouse
Confirmed With                      Real Data, Inc and Bruce Greenberg, MAI
Date Confirmed                      December 1997 by Stevan N. Bach, Bach Realty
                                    Advisors, Inc.

                                SONORAN TERRACES
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                    COMPARABLE APARTMENT SALE   10

PROPERTY IDENTIFICATION
Job Number                          97-073/97-078
Project Name                        Sonoran Terraces
Address                             7887 N. La Cholla Boulevard
City/State                          Tucson, Arizona

TRANSACTION DATA
Sale Date                           08/96
Grantor (Seller)                    Security Capital Pacific Trust
Grantee (Buyer)                     NA Sonoran Terraces 5-1
Recorded Document                   10357/907
Sale Price                          $18,750,000
Occupancy                           95%
Sale Price per Unit                 $50,134
Sale Price per SF                   $45.04
Capitalization Rate                 9.39%

TERMS OF SALE                       Cash to seller

INCOME/EXPENSE DATA
Potential Gross Income              $2,995,238
Vacancy/Collection Loss 5%          $(149,762)
Effective Gross Income              $2,845,476
Operating Expenses                  $1,084,034
Net Operating Income                $1,761,442

PROPERTY DESCRIPTION
Year Built                          1985
Last Year Renovated                 NA
Number of Stories                   2
Number of Buildings                 60
Number of Units                     374
Number of Bedrooms                  632
Net Rentable Area                   416,256 SF
Average Unit Size                   1,113 SF
Land Area                           25.810 Acres
Unit Density                        14.49 Units per Acre
Property Condition                  Good
Parking (type)                      Open and Covered (674 spaces)
Construction Type                   Brick veneer, concrete foundation, Spanish
                                    tile roof
Unit Amenities                      Washer/dryer
Project Amenities                   Swimming pools, clubhouse, tennis courts,
                                    weight room, covered parking
Confirmed With                      Real Data, Inc and Bruce Greenberg, MAI
Date Confirmed                      December 1997 by Stevan N. Bach, Bach Realty
                                    Advisors, Inc.

Comments                            None

                                TIERRA CATALINA
--------------------------------------------------------------------------------


                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 1

PROPERTY IDENTIFICATION
Job Number:                  97-073/97-078
Name of Project:             Tierra Catalina
Street Address:              3201 East Skyline Drive
City/State:                  Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:        1983
Number of Stories:           2
Number of Units:             120
Net Rentable Area (SF):      140,561
Average Unit Size (SF):      1,171
Parking Surface:             Asphalt
Type of Construction:        Painted stucco exterior with flat built-up roofs
                             and red tile pitched roof fronts

Unit Mix:

                             ----------------------------------------------------------------------------------
                               Total        Unit               Size            Monthly             Monthly
                               Units        Type               (SF)             Rent               Rent/SF
                             ----------------------------------------------------------------------------------
                                 23         1BP/1BA              900           $  640-730          $0.71-0.81
                                 18         1BR/1BA              916              625-680           0.68-0.74
                                 19         2BR/2BA            1,207                  790                0.65
                                 25         2BR/2BA            1,233              850-950           0.69-0.77
                                 17         2BR/2BA/TH         1,304              890-950           0.68-0.73
                                 18         3BR/2BA/TH         1,525            950-1,070           0.62-0.70
                             ----------------------------------------------------------------------------------

Concession:                  None

Unit Amenities:              Dishwashers, garbage disposals, microwave ovens,
                             washer/dryer connections, fireplaces,
                             patio/balconies, covered parking

Project Amenities:           1 swimming pool, 1 tennis court, jacuzzi, picnic
                             area, clubroom, laundry facility

ECONOMIC DATA
Percent Occupied:            99%
Avg. Monthly Rent/SF of
     NRA:                    $0.69
Electricity Paid By:         Tenant
Length of Lease:             6, 9, and 12 months
Security Deposit:            $175-$275

Confirmed With:              On-site agent
Date Confirmed:              12/97 by SNB/Bach Realty Advisors, Inc.

                             L' AUBERGE CANYON VIEW
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 2

PROPERTY DESCRIPTION
Job Number:                  97-073/97-078
Name of Project:             L'Auberge Canyon View
Street Address:              6650-55 North Kolb Road
City/State:                  Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:        1987
Number of Stories:           2
Number of Units:             264
Net Rentable Area (SF):      269,048
Average Unit Size (SF):      1,019
Parking Surface:             Asphalt
Type of Construction:        Masonry with flat built-up roofs

Unit Mix:

                             ----------------------------------------------------------------------------------
                               Total        Unit               Size            Monthly             Monthly
                               Units        Type               (SF)             Rent               Rent/SF
                             ----------------------------------------------------------------------------------
                                 32         1BR/1BA              724           $   725             $1.00
                                 64         2BR/2BA              909               775              0.85
                                 60         2BR/2BA            1,049               825              0.79
                                 66         2BR/2BA            1,095               875              0.80
                                 12         3BR/2BA            1,223             1,010              0.82
                                 19         3BR/2BA            1,243             1,010              0.81
                                 11         3BR/2BA            1,291             1,010              0.78
                             ----------------------------------------------------------------------------------

Concessions:                 None

Unit Amenities:              Dishwashers, garbage disposals, microwave ovens,
                             washer/dryer in units, fireplaces, outdoor-utility closets, covered parking

Project Amenities:           1 swimming pool, 1 tennis court, jacuzzi, clubroom

ECONOMIC DATA
Percent Occupied:            96%
Avg. Effective Monthly
     Rent/SF of NRA:         $0.82
Electricity Paid By:         Tenant
Length of Lease:             7 and 12 months
Security Deposit:            $225; $200 refundable

Confirmed With:              RealData Inc./On-Site Agent
Date Confirmed:              12/97 by SNB/Bach Realty Advisors, Inc.

                          THE GREENS AT VENTANA CANYON
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 3

PROPERTY IDENTIFICATION
Job Number:                  97-073/97-078
Name of Project:             The Greens at Ventana Canyon
Street Address:              5800 North Kolb Road
City/State:                  Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:        1986
Number of Stories:           2
Number of Units:             265
Net Rentable Area (SF):      267,935
Average Unit Size (SF):      1,011
Parking Surface:             Asphalt
Type of Construction:        Masonry exterior
Unit Mix:

                             ----------------------------------------------------------------------------------
                               Total        Unit               Size            Monthly             Monthly
                               Units        Type               (SF)             Rent               Rent/SF
                             ----------------------------------------------------------------------------------
                                 22         1BR/1BA/DEN          818           $    714            $     0.87
                                 26             1BR/1BA          847                740                  0.87
                                 29             2BR/2BA          945                775                  0.82
                                 27             2BR/2BA          974                739                  0.76
                                 48             2BR/2BA        1,018            787-837             0.77-0.82
                                 65             2BR/2BA        1,050                800                  0.76
                                 22             2BR/2BA        1,169            914-964             0.78-0.82
                                 26         2BR/2BA/DEN        1,207                950                  0.79
                             ----------------------------------------------------------------------------------

Concessions:                 1/2 off first month's rent

Unit Amenities:              Dishwashers, garbage disposals, microwave ovens,
                             washer/dryer in units, fireplaces, ceiling fans, outdoor utility closets, patio/balconies, covered parking

Project Amenities:           1 swimming pool, jacuzzi, picnic area, club room

ECONOMIC DATA
Percent Occupied:            89%
Avg. Monthly Rent/SF of
     NRA:                    $0.80
Electricity Paid By:         Tenant
Length of Lease:             12 months
Security Deposit:            None (special)

Confirmed With:              RealData Inc./On-site Agent
Date Confirmed:              12/97 by SNB/Bach Realty Advisors, Inc.

                                 THE ARBORETUM
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 4

PROPERTY IDENTIFICATION
Job Number:                  97-073/97-078
Name of Project:             The Arboretum
Street Address:              4700 North Kolb Road
City/State:                  Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:        1986
Number of Stories:           2
Number of Units:             496
Net Rentable Area (SF):      402,272
Average Unit Size (SF):      811
Parking Surface:             Asphalt
Parking Spaces:              322 open; 352 covered
Type of Construction:        Frame with stucco exterior and flat built-up
                             roofs and pitched tile and shingle roofs

Unit Mix:

                             ----------------------------------------------------------------------------------
                               Total        Unit               Size             Monthly            Monthly
                               Units        Type               W(SF)             Rent              Rent/SF
                             ----------------------------------------------------------------------------------
                                 32         1BR/1BA              520              $475              $0.91
                                128         1BR/1BA              616               500               0.81
                                 96         1BR/1BA              686               510               0.74
                                 32         1BR/1BA              767               560               0.73
                                 64         2BR/1BA              984               650               0.66
                                 48         2BR/2BA              995               710               0.71
                                 48         2BR/2BA            1,001               735               0.73
                                 48         3BR/2BA            1,200               799               0.67
                             ----------------------------------------------------------------------------------

Concessions:                 1/2 month free rent. $175 off if deposit on 1st
                             visit

Unit Amenities:              Dishwashers, garbage disposals, microwave ovens,
                             fireplaces, patio/balconies, ceiling fans, covered parking

Project Amenities:           3 swimming pools, jacuzzi, picnic area, clubroom,
                             laundry facility, exercise/weight room

ECONOMIC DATA
Percent Occupied:            99%
Avg. Monthly Rent/SF of
     NRA:                    0.734
Electricity Paid By:         Tenant
Length of Lease:             9 and 12 months
Security Deposit:            $175 -- 1BR; $200-2BR; $225-3BR
Pets Allowed/Deposit:        $200 plus $15 per month

Confirmed With:              RealData Inc./On-Site Agent
Date Confirmed:              12/97 by SNB/Bach Realty Advisors, Inc.

                                VILLAS SIN VACAS
--------------------------------------------------------------------------------

                             PHOTO DID NOT DEVELOP

                           RENT COMPARABLE 5

PROPERTY IDENTIFICATION
Job Number:                  97-073/97-078
Name of Project:             Villas Sin Vacas
Street Address:              7601 North Calle Sin Envidia
City/State:                  Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:        1985
Number of Stories:           2
Number of Units:             72
Net Rentable Area (SF):      80,178
Average Unit Size (SF):      1,114
Parking Surface:             Asphalt
Type of Construction:        Open and 72 carports

Unit Mix:

                             ----------------------------------------------------------------------------------
                               Total        Unit               Size            Monthly             Monthly
                               Units        Type               (SF)             Rent               Rent/SF
                             ----------------------------------------------------------------------------------
                                 38         1BR/1BA/DEN          930            $  835              $0.90
                                 18             2BR/2BA        1,195             1,050               0.88
                                 16             3BR/2BA        1,458             1,200               0.82
                             ----------------------------------------------------------------------------------

Concessions:                 None

Unit Amenities:              Fireplace, washer and dryer, microwave, covered
                             parking

Project Amenities:           Swimming pool, clubhouse

ECONOMIC DATA
Percent Occupied:            Mid to high 90's%
Avg. Monthly Rent/SF of
     NRA:                    $0.871
Electricity Paid By:         Tenant
Length of Lease:             9 and 12 months
Security Deposit:            $200
Pets Allowed/Deposit         $200

Confirmed With:              On-Site Agent and Real Data, Inc.
Date Confirmed:              12/97 by SNB/Bach Realty Advisors, Inc.

                                COLONIA DEL RIO
--------------------------------------------------------------------------------

                             PHOTO DID NOT DEVELOP

                               RENT COMPARABLE 6

PROPERTY IDENTIFICATION
Job Number:                  97-073/97-078
Name of Project:             Colonia Del Rio
Street Address:              4601 N. Via Entrada
City/State:                  Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:        1985
Number of Stories:           2
Number of Units:             176
Net Rentable Area (SF):      177,760
Average Unit Size (SF):      1,010
Parking Surface:             Asphalt
Parking Spaces:              261
Type of Construction:        Masonry exterior with red tile roofs

Unit Mix:

                             ----------------------------------------------------------------------------------
                               Total        Unit               Size            Eff.Mo.             Eff. Mo.
                               Units        Type               (SF)             Rent               Rent/SF
                             ----------------------------------------------------------------------------------
                                 22            1BR/1BA           713            $  560              $    0.79
                                 44            1BR/1BA           796               590                   0.74
                                 22            1BR/1BA         1,022               655                   0.64
                                 22            2BR/1BA         1,068               680                   0.64
                                 44         2BR/2BA/TH         1,170               795                   0.68
                                 22            3BR/2BA         1,345           795-810              0.59-0.60
                             ----------------------------------------------------------------------------------

Concessions:                 $200 off 1st month's rent

Unit Amenities:              Fireplace, washer and dryer, microwave, covered
                             parking

Project Amenities:           Swimming pool, spa, exercise room, playground

ECONOMIC DATA
Percent Occupied:            90's%
Avg. Effective Monthly
     Rent/SF of NRA:         $0.683
Electricity Paid By:         Tenant
Length OF LEASE:             NA
SECURITY DEPOSIT:            $75
Pets Allowed/Deposit:        Yes/$150

Confirmed With:              On-site Agent and Real Data, Inc.
Date Confirmed:              12/97 by SNB/Bach Realty Advisors, Inc.

                            BOULDERS AT LA RESERVE
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 7

PROPERTY IDENTIFICATION
Job Number:                  97-073/97-078
Name of Project:             Boulders at La Reserve
Street Address:              1500 E. Pusch Wilderness Drive
City/State:                  Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:        1995
Number of Stories:           2
Number of Units:             240
Net Rentable Area (SF):      239,792
Average Unit Size (SF):      999
Parking Surface:             Asphalt
Parking Spaces:              375, same garages
Type of Construction:        Masonry exterior with flat built-up and red tile
                             pitched roofs

Unit Mix:

                             ----------------------------------------------------------------------------------
                               Total        Unit               Size            Monthly             Monthly
                               Units        Type               (SF)             Rent               Rent/SF
                             ----------------------------------------------------------------------------------
                                 64             1BR/1BA          725            $  595              $ 0.82
                                 48         1BR/1BA/DEN          929               655                0.71
                                 64             2BR/2BA        1,057               740                0.70
                                 64             3BR/2BA        1,268               860                0.68
                             ----------------------------------------------------------------------------------

Concessions:                 1/2 month free rent on 1BR or 2BR and 1 month free
                             on 3BR w/12 month lease

Unit Amenities:              Some fireplaces, washer and dryer, microwave,
                             garage

Project Amenities:           Swimming pool, spa, exercise room, clubhouse

ECONOMIC DATA
Percent Occupied:            NA
Avg. Effective Monthly
     Rent/SF of NRA:         $0.717
Electricity Paid By:         Tenant
Length of Lease:             7-13 months
Security Deposit:            $100
Pets Allowed/Deposit:        $300 plus $10 per month

Confirmed With:              On-site Agent and Real Data, Inc.
Date Confirmed:              12/97 by SNB/Bach Realty Advisors, Inc.
Comments:                    Garages bring a rental premium of $60 plus.

                               LA RESERVE VILLAS
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 8

PROPERTY IDENTIFICATION
Job Number:                        97-073/97-078
Name of Project:                   La Reserve Villas
Street Address:                    10700 N. La Reserve Drive
City/State:                        Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:              1988
Number of Stories:                 2
Number of Units:                   240
Net Rentable Area (SF):            216,008
Average Unit Size (SF):            900
Parking Surface:                   Asphalt
Parking Spaces:                    Yes, but 240 carports
Type of Construction:              Masonry exterior with flat built-up and red
                                   tile pitched roofs

Unit Mix:
                                   ---------------------------------------------
                                     Total    Unit     Size   Monthly   Monthly
                                     Units    Type     (SF)     Rent    Rent/SF
                                   ---------------------------------------------
                                      64     lBR/lBA    697    $580      $0.83
                                      96     2BR/2BA    943     690       0.73
                                      52     2BR/2BA    957     750       0.78
                                      28     3BR/2BA  1,111     875       0.79
                                   ---------------------------------------------

Concessions:                       None

Unit Amenities:                    Fireplace, washer/dryer, microwave

Project Amenities:                 (2) swimming pools, spa, exercise room,
                                   clubhouse

ECONOMIC DATA
Percent Occupied:                  90's%
Avg. Effective Monthly Rent/SF
     of NRA:                       $0.772
Electricity Paid By:               Tenant
Length of Lease:                   6 mos., 9 mos., 1 year
Security Deposit:                  $140 lBR, $160 2BR, $180 3BR
Pets Allowed/Deposit:              $300 plus $15 per month

Confirmed With:                    On-site Agent and Real Data, Inc.
Date Confirmed:                    12/97 by SNB/Bach Realty Advisors, Inc.

                             LEGENDS AT LA PALOMA
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                               RENT COMPARABLE 9

PROPERTY IDENTIFICATION
Job Number:                        97-073/97-078
Name of Project:                   Legends at La Paloma
Street Address:                    3750 E. Via Palomita
City/State:                        Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:              1995
Number of Stories:                 2
Number of Units:                   312
Net Rentable Area (SF):            322,696
Average Unit Size (SF):            1,034
Parking Surface:                   Asphalt
Parking Spaces:                    312 carports and open parking
Type of Construction:              Frame stucco with masonry exterior and sloped
                                   tile roof

Unit Mix:
                                   ---------------------------------------------
                                     Total    Unit    Size    Monthly   Monthly
                                     Units    Type    (SF)      Rent    Rent/SF
                                   ---------------------------------------------
                                       72   1BR/1BA    745      $675     $0.91
                                      152   2BR/2BA  1,036       795      0.77
                                       88   3BR/2BA  1,258       975      0.78
                                   ---------------------------------------------

Concessions:                       1 month free rent

Unit Amenities:                    Fireplace, washer and dryer, microwave,
                                   ceiling fan

Project Amenities:                 (2) swimming pools, spa, exercise room,
                                   clubhouse, storage off patio/balcony

ECONOMIC DATA
Percent Occupied:                  mid to high 90's%
Avg. Effective Monthly Rent/SF
     of NRA:                       $0.791
Electricity Paid By:               Tenant
Length of Lease:                   6 mos. to 1 year
Security Deposit:                  $150 1BR, $175 2BR, $200 3BR
Pets Allowed/Deposit:              $300 plus $10 per month

Confirmed With:                    On-site Agent and Real Data, Inc.
Date Confirmed:                    12/97 by SNB/Bach Realty Advisors, Inc.

                               SKYLINE BEL AIRE
--------------------------------------------------------------------------------

                           [PICTURE APPEARS HERE]

                              RENT COMPARABLE 10


PROPERTY IDENTIFICATION
Job Number:                        97-073/97-078
Name of Project:                   Skyline Bel Aire
Street Address:                    6255 Camino Pimeria Alta
City/State:                        Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:              1979
Number of Stories:                 1-2
Number of Units:                   137
Net Rentable Area (SF):            154,151
Average Unit Size (SF):            1,125
Parking Surface:                   Asphalt
Parking Spaces:                    136 carports and open parking
Type of Construction:              Frame stucco with masonry exterior and flat
                                   roof

Unit Mix:
                                   ---------------------------------------------
                                     Total    Unit      Size   Monthly   Monthly
                                     Units    Type      (SF)     Rent    Rent/SF
                                   ---------------------------------------------
                                       64  lBR/lBA/DEN   968     $615     $0.64
                                       73   2BR/2BA    1,263      815      0.65
                                   ---------------------------------------------

Concessions:                       $25 off rent 1BR $300 off lst month rent
                                   w/12 month lease $150 off lst month rent w/6 month lease

Unit Amenities:                    Fireplaces, washer and dryer, covered parking

Project Amenities:                 Swimming pool, spa, tennis court, billard
                                   room, skylight in several bedrooms

ECONOMIC DATA
Percent Occupied:                  Mid 90's%
Avg. Effective Monthly Rent/SF
     of NRA:                       $0.641
Electricity Paid By:               Tenant
Length of Lease:                   6 mos., 9 mos., 1 year
Security Deposit:                  $125 lBR and $150 2BR
Pets Allowed/Deposit:              $15 per month

Confirmed With:                    On-site Agent and Real Data, Inc.
Date Confirmed:                    12/97 by SNB/Bach Realty Advisors, Inc.
Comments:                          One of the large units is the manager's unit.

                                PINNACLE CANYON
--------------------------------------------------------------------------------

                            [PICTURE APPEARS HERE]

                              RENT COMPARABLE 11

PROPERTY IDENTIFICATION
Job Number:                        97-073/97-078
Name of Project:                   Pinnacle Canyon
Street Address:                    7050 E. Sunrise Road
City/State:                        Tucson, Arizona

PROPERTY DESCRIPTION
Year Built/Renovated:              1995
Number of Stories:                 2
Number of Units:                   225
Net Rentable Area (SF):            228,931
Average Unit Size (SF):            1,017
Parking Surface:                   Asphalt
Parking Spaces:                    NA
Type of Construction:              Masonry exterior with red tile roof

Unit Mix:
                                   ---------------------------------------------
                                     Total    Unit    Size   Monthly    Monthly
                                     Units    Type    (SF)     Rent     Rent/SF
                                   ---------------------------------------------
                                       24   1BR/lBA    795     $650      $0.82
                                       37   lBR/lBA    840      675       0.80
                                       48   2BR/2BA  1,124      775       0.69
                                       74   2BR/2BA  1,152      800       0.69
                                       40   3BR/2BA  1,351      935       0.69
                                   ---------------------------------------------

Concessions:                       1 month free rent w/12 month lease

Unit Amenities:                    Some fireplaces, washer and dryer, microwave,
                                   built-in television, covered parking

Project Amenities:                 Swimming pool, spa, exercise room, clubhouse,
                                   computer center

ECONOMIC DATA
Percent Occupied:                  98%
Avg. Effective Monthly Rent/SF
     of NRA:                       $0.762
Electricity Paid By:               Tenant
Length of Lease:                   NA
Security Deposit:                  $100
Pets Allowed/Deposit:              $200 plus $15 per month

Confirmed With:                    On-site Agent and Real Data, Inc.
Date Confirmed:                    12/97 by SNB/Bach Realty Advisors, Inc.

                          PROFESSIONAL QUALIFICATIONS
                                STEVAN N. BACH


EXPERIENCE     Bach Realty Advisors, Inc. (since June 1997)
                    President. Emphasis in ad valorem tax and intangible value. Real estate valuation and consultation on hotels, major urban properties, and property portfolios. Financial and feasibility analysis, land use, and market studies

               Bach Thoreen McDermott Incorporated (July 1991 -- May 1997)
                    Chief Executive Officer.

               Bach Thoreen & Associates, Inc. (1985 -- 1991)
                    President

               Bach & Associates, Inc. (1980 -- 1984)
                    President

               Landauer Associates, Inc. (1980 -- 1984)
                    Senior Vice-President and General Manager -- Southwestern Region

               Coldwell Banker Commercial Group, Inc. (1973 -- 1980)
                    Vice-President and Manager, Appraisal Services.

               Appraisal Research Associates (1971 -- 1973)
                    Appraiser. Real Estate research valuation on urban and rural properties.

               Ray R. Hastings, MAI (1964 -- 1971)
                    Appraiser. Real Estate research valuation on urban and rural properties.

               Residential Real Estate Sales (1963 -- 1964)
                    Salesman. Residential real estate salesman Covina, California.

PROFESSIONAL
ACTIVITIES

Member:        Appraisal Institute
               Appraisal Institute, Houston Chapter 33
               Appraisal Institute, Chairman of the Grievance Committee of the Regional Ethics Panel
               Appraisal Institute, Chairman of the Review and Counseling Committee of the Regional Ethics Panel
               Appraisal Institute, Co-Chairman of the Education Committee
               (1980)
               Appraisal Institute, Chairman of the Education Committee (1983) Appraisal Institute, Candidate Guidance Committee (1987 -- 1992) Appraisal Institute, Subcommittee Chairman, Admissions Committee
               (1984)
               AIREA Nonresidential Appraisal Report Grading Committee (1984) Appraisal Institute Expert Witness Video Committee (1990)

Licenses:      Real Estate Broker, State of Texas

Certification: Certified in the Appraisal Institute's voluntary program of continuing education for its designated members (MAIs who meet the minimum standards of this program are awarded periodic education certification).

               Certified General Real Estate Property appraiser in the State of Texas, Certification No. TX-1323079-G
               Certified General Real Estate Property appraiser in the State of Colorado, Certification No. CG01323975

EDUCATION      B.S. Marketing, University of Southern California (1962)